As filed with the United States Securities and Exchange Commission on November 9, 2020 under the Securities Act of 1933, as amended.
No. 333-249667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Health Assurance Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-2899745 (I.R.S. Employer Identification No.)
20 University Road
Cambridge, Massachusetts 02138
(617) 234-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hemant Taneja
Chief Executive Officer and Director
20 University Road
Cambridge, Massachusetts 02138
(617) 234-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:
Christian O. Nagler Aslam A. Rawoof Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Gregg A. Noel Michael J. Schwartz Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 Tel: (650) 470-4500 Fax: (650) 470-4570

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
SAILSM securities, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant(2)	57,500,000 SAILSM securities	$10.00	$575,000,000	$62,733
Shares of Class A common stock included as part of the SAILSM securities(3)	57,500,000 shares	—	—	—(4)
Redeemable warrants included as part of the SAILSM securities(3)	14,375,000 warrants	—	—	—(4)
Total			$575,000,000	$62,733(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 7,500,000 SAILSM securities, consisting of 7,500,000 shares of Class A common stock and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Registration fee has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2020
PRELIMINARY PROSPECTUS
$500,000,000
Health Assurance Acquisition Corp.
50,000,000 SAILSM (Stakeholder Aligned Initial Listing) Securities
Health Assurance Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We will not be limited to a particular industry or geographic region in our identification and acquisition of a target company.
This is an initial public offering of our securities. Each SAILSM security has an offering price of  $10.00 and consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of  $11.50 per share, subject to adjustment, terms and limitations as described herein. The underwriter has a 45-day option from the date of this prospectus to purchase up to 7,500,000 additional SAILSM securities to cover over-allotments, if any.
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination, subject to the limitations as described herein. If we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein.
Our sponsor, HAAC Sponsor, LLC and certain directors of the Company have agreed to purchase 11,333,333 warrants (or 12,333,333 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $11.50 per share, subject to adjustment, at a price of  $1.50 per warrant, in a private placement to occur concurrently with the closing of this offering. Our sponsor and Health Assurance Economy Foundation, a charitable foundation, currently own 2,561,624 (up to 375,000 of which are subject to forfeiture depending on the extent to which the underwriter's over-allotment option is exercised) and 287,500 shares of Class B common stock or “alignment shares”, which will collectively represent 5% of the shares of common stock issued in this offering. On the last day of each “measurement period” (as defined below), which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 287,500 (or 250,000 if the over-allotment option is not exercised) of the shares of Class B common stock will automatically convert into shares of Class A common stock based upon the Total Return (as further described herein) of the Closing Share Count (as further described herein) as of the relevant measurement date above the Price Threshold (as further described herein). The alignment shares will be entitled to a number of votes representing 20% of our outstanding common stock prior to the completion of our initial business combination. Following completion of our initial business combination, the alignment shares will be entitled to one vote per share. Holders of the Class B common stock will have the right to elect all of our directors prior to our initial business combination. On any other matter submitted to a vote of our stockholders, holders of the Class B common stock and holders of the Class A common stock will vote together as a single class, except as required by applicable law or the applicable rules of the Nasdaq Capital Market, or “Nasdaq,” then in effect.
Currently, there is no public market for our securities. We intend to apply to have our SAILSM securities listed on Nasdaq under the symbol “HAACU.” We expect that the shares of Class A common stock and warrants comprising the SAILSM securities will begin separate trading on Nasdaq under the symbols “HAAC” and “HAACW,” respectively, on the 52nd day following the date of this prospectus unless the underwriter permits earlier separate trading and we have satisfied certain conditions.
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 30 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per SAILSM security	Total
Public offering price	$10.00	$500,000,000
Underwriting discounts and commissions(1)	$0.55	$27,500,000
Proceeds, before expenses, to us	$9.45	$472,500,000

(1)
Includes $0.35 per SAILSM security, or $17,500,000 in the aggregate (or $20,125,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriter only upon the consummation of an initial business combination. See also “Underwriting” for a description of compensation and other items of value payable to the underwriter.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $500,000,000, or $575,000,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per SAILSM security in either case), will be deposited into a U.S.- based trust account at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee.
The underwriter is offering the SAILSM securities for sale on a firm commitment basis. The underwriter expects to deliver the SAILSM securities to the purchasers on or about                 , 2020.

Sole Book-Running Manager
Morgan Stanley

The date of this prospectus is                 , 2020

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and neither we nor the underwriter take any responsibility for any other information others may give to you. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until                 , 2020, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.
TRADEMARKS
This prospectus contains references to trademarks and service marks such as SAILSM belonging to an affiliate of Morgan Stanley & Co. LLC. Such affiliate has granted to us a non-exclusive right to use the SAILSM service mark until the completion of our initial business combination.
About the SAILSM (Stakeholder Aligned Initial Listing)
Health Assurance Acquisition Corp. is a newly formed company by Hemant Taneja, Glen Tullman, Stephen K. Klasko MD, MBA, Quentin Clark, Jennifer Schneider, MD, Anita V. Pramoda and Evan Sotiriou, to execute its part in a broad mission of enabling the digital transformation of care, bringing disruptive innovation to the healthcare system through technology.
Health Assurance Acquisition Corp. is structured to reflect the economic transformation of the industry. To achieve our mission, we have formed a new structure to remove friction, align stakeholder interests, and reward sustained, long-term performance. We call this new vehicle SAILSM, or Stakeholder Aligned Initial Listing. The incentive structure of the typical SPAC creates misalignment with target businesses and public market investors: the sponsor is entitled to a return on the sponsor shares regardless of the SPAC's performance, and dilution attributable to sponsor shares is borne immediately. The SAILSM construct, however, uses a performance-based incentive structure to create alignment, designed to replicate a stock price-based return in the public markets:
•
Under the SAILSM structure, our initial stockholders will capture 20% to 30% of the year-of-year share-price performance (20% for first 30% performance, 30% thereafter) on all capital raised in

i

connection with the transaction, which will include gross proceeds from the IPO and any subsequent capital raised in connection with the merger.
•
Our economics are contingent upon sustained performance—our initial stockholders will not earn returns on their alignment shares until our other stockholders do.

•
Dilution will occur over time, also contingent upon sustained performance.

The key elements of our structure are summarized below and are explained further elsewhere in this prospectus:
Attribute	Conventional SPAC (Founder Shares)	SAILSM Alignment Shares
Alignment Shares
•
N/A – no performance based alignment shares in the traditional structure

•
In conventional SPAC structure, 20% of all shares issued and outstanding at IPO granted to sponsor, which converts to Class A shares immediately upon the completion of the business combination

•
Alignment shares equal to 5% of capital raised at IPO granted to the sponsor and the foundation

•
10% tranche of alignment shares to convert annually to Class A shares for 10 years following combination, converted at a variable amount contingent on price performance:

•
On the first 30% performance, conversion shares will be 20% of the increase in the sum of (i) the VWAP, calculated in accordance with ‘‘Description of Securities—Volume weighted average price’’ below of one share of Class A common stock, and (ii) the amount per share of any dividends or distributions paid during such measurement period (such sum, the ‘‘Total Return’’), but in respect of the increase above the relevant Price Threshold (as defined below), multiplied by the sum (such sum (as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of shares of Class A common stock outstanding immediately after the closing of this offering and (y) if in connection with the initial business combination there are issued any shares of Class A shares or PIPE Securities (as defined below), the number of shares of Class A common stock so issued and the maximum number of shares of Class A common stock issuable (whether settled in shares or in cash) upon conversion or exercise of such PIPE Securities, divided by the Total Return

ii

Attribute	Conventional SPAC (Founder Shares)	SAILSM Alignment Shares
• Above the first 30% performance, conversion shares will be 30% of the increase in Total Return of one Class A share (all else calculated same)

•
The ‘‘Price Threshold’’ will initially equal $10.00 for the first measurement period (as defined below) completion of the initial and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the VWAP for the immediately preceding fiscal year and (ii) the Price Threshold for the previous measurement period (in each case, as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions)

Illustrative Sample Sponsor Economics	• 50,000,000 units offered at IPO implies 12,500,000 founder shares granted to sponsor, which converts to Class A shares immediately upon completion of the business combination ($125,000,000 value)
•
50,000,000 SAILSM securities offered at IPO implies 2,500,000 alignment shares granted to sponsor

•
No conversion to Class A shares immediately upon merger completion

•
In the case of 20% Total Return appreciation in the measurement period following the completion of the business combination, assuming a Closing Share Count of 50,000,000 (comprised of 50,000,000 Class A shares included as part of the SAIL SM securities in this offering and no Class A shares issued subsequent to this offering, with such figures provided for illustrative purposes only) 10% of alignment shares (250,0000 shares) will convert to 1,666,667 Class A shares ($20,000,000 value)

•
For a more detailed sample calculation see “Description of Securities—Alignment Shares”

Alignment with stakeholders	• Sponsor’s incentives are not well-aligned with stakeholders (downside gains create misalignment with investors, seller dilution creates misalignment with existing holders)	• Sponsor’s incentives are aligned with all stakeholders and rewards long-term performance
We believe this economic alignment is consistent with our core beliefs and values, and coupled with the strength and credibility of our team, will help to attract the best entrepreneurs. HAAC is not simply a liquidity vehicle—it is an opportunity to bring a transformational company to the public markets.

iii

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
•
“amended and restated certificate of incorporation” are to the amended and restated certificate of incorporation that the company will adopt prior to the consummation of this offering;

•
“Board” are to our board of directors;

•
“Class A shares” are to our shares of Class A common stock, par value $0.0001 per share;

•
“Class B shares” are to our shares of Class B common stock, par value $0.0001 per share;

•
“common stock” are to our Class A common stock and our Class B common stock;

•
“directors” are to our current directors and director nominees;

•
“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for shares of our Class A common stock issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of such securities;

•
“foundation” is to Health Assurance Economy Foundation, a Delaware corporation;

•
“General Catalyst” are to General Catalyst Partners, LLC, a Delaware limited liability company;

•
“initial stockholders” are to our sponsor, the foundation and any other holders of our alignment shares immediately prior to this offering;

•
“letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•
“management” or our “management team” are to our executive officers;

•
“alignment shares” are to our Class B shares issued to our sponsor and the foundation;

•
“private placement warrants” are to the warrants to be issued to our sponsor in a private placement simultaneously with the closing of this offering and upon conversion of working capital loans, if any, which private placement warrants are identical to the warrants sold in this offering, subject to certain limited exceptions as described in this prospectus;

•
“public shares” are to our shares of Class A common stock sold as part of the SAILSM securities in this offering (whether they are purchased in this offering or thereafter in the open market);

•
“public stockholders” are to the holders of our public shares, including our initial stockholders and management team to the extent our initial stockholders and/or members of our management team purchase public shares; provided that our initial stockholders’ and each member of our management team’s status as a “public stockholder” will only exist with respect to such public shares;

•
“sponsor” are to HAAC Sponsor, LLC, a Delaware limited liability company;

•
“underwriter’s over-allotment option” are to the underwriter’s 45-day option to purchase up to an additional 7,500,000 SAILSM securities to cover over-allotments, if any;

•
“warrants” are to our warrants sold as part of the SAILSM securities in this offering (whether they are purchased in this offering or thereafter in the open market); and

•
“we,” “us,” “our,” “HAAC,” “company” or “our company” are to Health Assurance Acquisition Corp., a Delaware corporation.

Each SAILSM security consists of one share of Class A common stock and one-fourth of one warrant for each SAILSM security purchased. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. Accordingly, unless you purchase at least four SAILSM securities, you will not be able to receive or trade a whole warrant.
Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.
Summary
Hemant Taneja, Glen Tullman, Stephen Klasko MD, MBA, Jennifer Schneider, MD, Quentin Clark, and Anita V. Pramoda and Evan Sotiriou, have established Health Assurance Acquisition Corp., a newly formed blank check company. Our mission is to partner with leading healthcare businesses leveraging technology. We aim to help them become iconic category winners that accelerate the digital transformation of healthcare into a new system of health assurance.
Healthcare is a foundational pillar of society and one of the largest sectors of the United States economy. Healthcare spending is projected to reach $4.0 trillion in 2020, accounting for 18% of US GDP. As healthcare costs have continued to rise, consumers have shouldered an increasing portion of the expense out of pocket. In 2018, the average family paid more to hospitals than to the federal government in taxes, representing 15% of median household income. Even as consumers have paid more, the quality of care in the United States has fallen to the lowest in the developed world, and hospitals regularly report declining revenues and rising administration costs. This complex and inflexible system is underpinned by misaligned incentives across the stakeholder ecosystem that result in poor patient outcomes and high cost of care.
We believe the intersection of technology and healthcare is one of the most significant value creation opportunities of this decade and the most important area where entrepreneurs can make a difference to society. Over the past fifteen years, content, community, and commerce have been digitized and reorganized online, giving rise to massive technology platforms, like Google, Amazon, and Netflix. Yet healthcare has remained largely untouched by these developments.
We believe this is the pivotal moment to invest in healthcare innovation. The recent COVID-19 pandemic starkly exposed the lack of resilience in our current healthcare system and accelerated changes that might otherwise have taken years to evolve. The future is rushing to us—healthcare is at the beginning of its internet moment. Our experience has shown that technology can fill the apparent gaps in healthcare and create a sustainable system, enabling us to better care for individuals and empower them to take control of their own health.
We have a vision for this new tech-enabled system: we call it health assurance. It is a new category of consumer-centric, data-driven, cloud-based healthcare designed to help people stay healthy and avoid today’s “sick care” paradigm. Health assurance companies deliver modern consumer health experiences while decreasing the overall healthcare GDP and are rooted in partnership with existing care providers. In a world built on health assurance, care is continuous, proactive, personalized, and available everywhere. Health assurance companies will be rewarded based on patient outcomes, enabling free-market economics to perform their important role in creating best-in-class solutions.
The goal for HAAC is to partner with companies that help build this new system of health assurance. We know that health assurance companies can generate both positive clinical outcomes and outsized shareholder returns because our team built the first one—Livongo Health, Inc. (“Livongo”). In 2014, Mr. Taneja and Mr. Tullman set out to create a better experience for patients with diabetes. They knew that each person has a unique relationship with diabetes and should have tools to manage their condition according to their experience. Livongo did not make the old model of diabetes treatment more efficient. Instead, it created a new type of care model, empowering members with technology so that they could think less about their condition, see doctors less often, and seldom have emergencies. The result was a high reported Net Promoter Score of 64 among patients using Livongo, and reduced costs for both payers and providers. Net Promoter Score is a percentage, expressed as a numerical value up to a maximum value of 100, to gauge customer satisfaction and reflects responses to the following question on a scale of zero to 10: “How likely are you to recommend Livongo to a friend?” Responses of nine or 10 were considered “promoters,” responses of seven or eight were considered neutral or “passives,” and responses of six or less were considered “detractors.” The number of detractors were subtracted from the number of respondents who are promoters and that number was divided by the total number of respondents. Livongo has since expanded the platform to holistically serve their members and offer the technology they developed to those with multiple chronic conditions.
Livongo and chronic disease management are just the beginning of our vision. We want to create the conditions for 1,000 Livongos to bloom. General Catalyst, a parent of our sponsor, has already constructed a federation of synergistic companies within its portfolio. We believe there will be dozens of multi-billion dollar winners created by this sectoral shift, and HAAC has a set of core beliefs and values that will help to identify the best health assurance businesses.
Our Beliefs
•
Change will happen primarily through existing entry points.

•
Innovators will build around the individual, focusing on empowering them and improving their health outcomes.

•
The economic model of healthcare will shift.

•
The digital health sector will become bigger than the physical health sector in terms of time and dollars spent.

•
Person-centric data and improved workflows are at the core of this transformation.

Our Values
•
Contribute to reducing healthcare as a percentage of GDP.

•
Design for bringing individuals along the journey.

•
Commit to inclusivity.

•
Partner with existing healthcare systems and physical care providers.

•
Focus on retraining and deploying the healthcare workforce.

Our Areas of Focus
•
Persona-driven consumer experiences that leverage AI feedback loops.

•
Virtual healthcare services that increase access and affordability.

•
New economic models for managing risk and paying for care.

•
Cloud infrastructure that helps generate data and enables the development of many health assurance companies.

•
Modern workflows for health systems and providers.

•
Full-stack, tech-enabled providers.

Using this framework, HAAC aims to identify companies and use our unique experience to help scale and transform them into category leaders in the public markets. We will look for companies that align with our vision of health assurance, have high growth potential and expanding TAMs, and are led by mission-driven CEOs committed to responsible innovation.
We have assembled one of the most credible teams at the intersection of healthcare and technology to pursue this immense opportunity. We believe our insight and experience will attract some of the world’s leading entrepreneurs to work with us on our shared vision. Each team member has deep industry and operational expertise, a proven ability to identify and interpret healthcare and technology trends, history scaling businesses from inception and at inflection, and an understanding of the requirements for successful execution. Our management team has a track record of success, born from close collaboration through founding companies together, investing in technology, advising as board members and industry executives, and sharing a joint goal. These individuals are prominent leaders in the healthcare and technology ecosystems in their own right, and we believe their deep networks will allow us to surface and win the best opportunities.

Health Assurance Acquisition Corp. is a newly incorporated blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination with us.
Our Operating, Investing, Advising, and Industry Experience
Our management team has extensive collective experience as investors in, advisors to, and executives and board members of healthcare and technology companies at various stages of their growth cycles, in both private and public markets. They have been long-term partners to healthcare technology businesses, successfully helping them build and execute on their strategies, invest for long-term growth, and drive value for stakeholders.
Our team’s combined experience spans vital parts of the healthcare ecosystem, including provider operations, virtual services, electronic health records and technology infrastructure. This background, coupled with their deep networks and long-standing relationships, will provide valuable access to the highest quality technology companies and will produce unique insights and opportunities for growth and value creation. They will contribute this expertise and experience, as well as the capital raised in this offering, to partner with the leading companies at the intersection of healthcare and technology to realize their collective goal.
Mr. Taneja has over twenty years of experience in identifying and partnering with extraordinary companies. Mr. Taneja’s investing thesis is rooted in a belief that technology is causing a paradigm shift in all industries, making it possible to efficiently and profitably offer highly personalized products and services to everyone in society. Mr. Taneja has brought this thesis to healthcare by co-founding four health-assurance technology companies, Livongo, Commure Inc. (‘‘Commure’’) and two unannounced ventures. In addition, Mr. Taneja has backed category defining healthcare companies like Color Genomics, Inc. (‘‘Color’’), ZenPayroll, Inc. (‘‘Gusto’’), Mindstrong Inc. (‘‘Mindstrong’’) and Roman Health Ventures Inc. (‘‘Ro’’). Mr. Taneja is also an investor in numerous other market-leading companies like Anduril Industries, Inc. (‘‘Anduril’’), Gitlab, Inc. (‘‘Gitlab’’), Grammarly Inc. (‘‘Grammarly’’), Samsara Networks, Inc. (‘‘Samsara’’), Snap Inc. (‘‘Snap’’) (NYSE: SNAP) and Stripe, Inc.
Mr. Clark brings decades of executive-level technical leadership. Before joining General Catalyst, Mr. Clark was the CTO of Dropbox, Inc. (‘‘Dropbox’’), helping develop its growth strategy and successfully taking them public. Mr. Clark was also CTO and CBO of SAP SE (‘‘SAP’’) (NYSE: SAP), driving product strategy across the cloud platform. Mr. Clark spent twenty years of his career in various senior leadership roles at Microsoft Corporation (‘‘Microsoft’’) (NASDAQ: MSFT), notably overseeing the design and delivery of data products such as Azure and Microsoft SQL Server. Mr. Clark now focuses on investing in enterprise SaaS and healthcare and oversees the ecosystem activity General Catalyst engages in to further its health assurance federation. Mr. Clark sits on the boards of Commure, HI, LLC (‘‘Kernel’’), Thoughtspot, Inc. (‘‘Thoughtspot’’), Coda Project, Inc. (‘‘Coda’’), and MinIO, Inc. (‘‘Minio’’).
Dr. Klasko is the CEO of Jefferson Health and President of Thomas Jefferson University (together with Jefferson Health, ‘‘Jefferson’’). Dr. Klasko’s mission is “healthcare with no address.” Dr. Klasko is someone at the heart of a huge healthcare institution who understands the balance of scaling up to meet demand while emphasizing unscaling on a care delivery level to maintain personalized experiences for consumers. When Livongo launched, Dr. Klasko agreed to have Jefferson try this new solution. Jefferson was able to provide invaluable clinical feedback to Livongo’s product team. Dr. Klasko and the team are deeply committed to the belief that to change care truly, healthcare technology companies need to partner and integrate with existing health systems.
Mr. Tullman and Dr. Schneider are the executive chairman and president, respectively, of Livongo, a digital health pioneer committed to empowering people with chronic health conditions. Mr. Tullman is not only a visionary founder, but he also has extensive experience taking companies public, first at Enterprise Systems, where he was CEO, and then at Allscripts Healthcare Solutions, Inc. (‘‘Allscripts’’). Mr. Tullman is driven by the thesis that it is possible to successfully bring consumer innovations from all sectors into healthcare as he did with Livongo. Dr. Schneider has been responsible for product, data science, engineering, marketing, and clinical operations at Livongo, building those operations to a point they are now considered industry-leading. Having previously also served as the Chief Medical Officer of Castlight Health, Inc. (‘‘Castlight’’) (NYSE: CSLT), Dr. Schneider brings a critical lens to assessing products given her unique technology and clinical background. Both Mr. Tullman and Dr. Schneider have invaluable industry and operational experience, standing at the helm of an unprecedented health assurance success story, and bring a passion for reimagining and redesigning care experiences.
Ms. Pramoda is the CEO of Owned Outcomes, Inc., a health analytics software company helping customers engage with physicians, support patients, and win at bundled payments. Ms. Pramoda brings a unique health data perspective, having served as both CFO of Epic Systems Corporation and a board member of Allscripts. Through these experiences, Ms. Pramoda developed a deep commitment to democratizing consumer access to their own health information. Ms. Pramoda has impressive financial acumen, having also served as chairperson / board director of the Federal Reserve Bank of San Francisco, allowing her to assess the value of health assurance businesses deeply. Ms. Pramoda is currently a board member to several companies, including Health Catalyst, Inc. (“Health Catalyst”) and GoHealth, LLC (‘‘GoHealth’’), two companies at the intersection of technology and healthcare.
Uniquely, our team has worked together for several years despite coming from different organizations, allowing the team to work in total alignment to identify exceptional opportunities. Mr. Taneja and Mr. Tullman both served on the board of Humedica, founded Livongo together, and have co-invested in various companies. Mr. Taneja and Mr. Clark came together in 2016, four years before Mr. Clark joined General Catalyst, to begin ideating on the foundations of Commure. They both have worked with Ms. Pramoda since those early days, using her as a key strategic thought partner as they built Commure. Dr. Klasko, as previously mentioned, has worked with all members of the team as a pioneering leader in health system innovation. Mr. Taneja and Dr. Klasko recently authored a book together, UnHealthcare: A Manifesto for Health Assurance (‘‘UnHealthcare’’), in which they lay out their thesis of the healthcare system’s transformation into one of health assurance. Their thesis underpins the mission of HAAC.
Our management team has extensive collective experience as investors in, advisors to, and executives and board members of healthcare and technology companies at various stages of their growth cycles, both private and public. All members, as technology and healthcare industry veterans, have been long-term partners to healthcare technology businesses, successfully helping them build out and execute their visions, invest for long-term growth, and drive value for all stakeholders.
Not all the companies in which our team has invested have achieved the same level of value creation. Past performance by any member or members of our management team, any of their respective affiliates, or HAAC is not a guarantee either (1) that we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any business combination we may consummate. You should not rely on the historical record of any member or members of our management team, any of their respective affiliates, HAAC, or any related investment’s performance as indicative of the future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. See “cautionary note regarding forward looking statements.”
Market Opportunity
We believe the intersection of technology and healthcare is one of the most significant value creation opportunities of this decade.
The US annual spend on healthcare is $4 trillion. There is a huge opportunity to reduce this spend while still capturing immense value. If tech entrepreneurs and the traditional healthcare ecosystem work together to understand and reimagine care truly, we believe the health assurance space will generate more than ten to fifteen $100 billion companies.
A substantial market opportunity exists at this intersection of health and technology for a potential business combination. Globally, there are 46 healthcare unicorns, valued in aggregate at $117 billion, with over $45 billion of cumulative value in digital health unicorns alone. The public markets have seen the successful IPOs of several multi-billion dollar digital health companies over the last few years, including Teladoc Health, Inc. (‘‘Teladoc’’) (NYSE: TDOC), Livongo, American Well Corporation (‘‘Amwell’’) (NYSE: AMWL), and

GoodRx, Inc. (‘‘GoodRx’’), which currently have a combined market value of more than $55 billion. This growth in the digital health sector is only set to increase with the tailwinds presented by catalyzing events, including the COVID-19 pandemic, evidenced by a record-setting $5.4 billion of digital health venture funding in the first half of 2020.
As the last several months have demonstrated, periods of market volatility and dislocation can present even the highest quality healthcare or technology companies with challenges accessing the public markets through a traditional IPO. While there has been an increasing number of technology-focused blank check companies issued in recent months, we believe no other has the same degree of coherent vision, alignment with stakeholders, combination of sector expertise, entrepreneurial mindset, track record, and desire for transformational change. We believe we can provide a high-quality company with a lower risk path to the public capital markets while also providing our investors option value on an investment in these types of companies during periods of market volatility. The recent cohort of blank check company IPOs and validation by the involvement of bulge bracket investment banks and advisors have shown support for the effectiveness of this vehicle and substantiates our strategy. Health Assurance Acquisition Corp. will be the only blank check company searching for its initial business combination led by a team that includes seasoned healthcare technology company founders and entrepreneurs with operational public company experience and an unprecedented track record for successfully effecting positive change. We believe the market opportunity is aligned with the advantages we bring to a potential target.
Our Team
Our management team will be led by Hemant Taneja as Chairman and CEO; Glen Tullman as Director; Stephen K. Klasko, MD, MBA as Director; Quentin Clark as Director; Jennifer Schneider, MD as Director; Anita V. Pramoda as Director; and Evan Sotiriou as COO.
The team has entrenched relationships with one another, as well as a broad network within the healthcare and technology industry. They are united by the common goal to digitize, transform, and unscale the healthcare industry for the benefit of all stakeholders.
Hemant Taneja
Hemant Taneja has been a managing director at General Catalyst since 2007 and the founder of the firm’s Silicon Valley operations. Mr. Taneja partners with mission-driven founders building platform companies that are fundamentally aligned with the long-term interests of society. Mr. Taneja is an early investor in market-leading companies across many sectors of the economy like Anduril, Canva, Pty Ltd (‘‘Canva’’), Color, Gitlab, Grammarly, Gusto, Livongo, Ro, Samsara, Snap, and Stripe.
Mr. Taneja’s primary investment thesis, known as “economies of unscale,” explores how 21st-century founders leverage AI-based mass personalization techniques to innovate and build platforms across all sectors of the economy. In his 2018 book Unscaled, Mr. Taneja builds on that thesis and articulates the need for accountability, transparency, and explainability in AI technologies as they permeate deeper into daily life. Mr. Taneja’s piece in Harvard Business Review, “The Era of Move Fast and Break Things is Over,” advocates for entrepreneurs and venture capitalists to adopt frameworks for responsible innovation and investing.
Mr. Taneja is also the founder and Executive Chairman of Commure, a company that has partnered with major health systems to modernize the software infrastructure for the healthcare space since its inception in 2017. Mr. Taneja’s recently published book UnHealthcare, co-authored with Dr. Klasko, lays out their thesis for how the healthcare system needs to transform into a health assurance system to bring consumerism, affordability, and rational economic behavior to this important sector.
In addition to his investment work, Mr. Taneja is the Co-Founder of Advanced Energy Economy, an organization focused on transforming energy policy in America since 2011; and is a Founding Board Member of the Khan Lab School, a nonprofit K-12 school dedicated to classroom innovation since 2014. Mr. Taneja sits on the Board of Fellows for the Stanford School of Medicine and teaches a course at the college on A.I., Entrepreneurship, and Society. More recently, Mr. Taneja was featured in Business insider’s “100 People Transforming Business” list.

Glen Tullman
Glen Tullman is the Executive Chairman and Founder of Livongo (NASDAQ: LVGO), the consumer first digital health pioneer committed to empowering people with chronic conditions to live better and healthier lives. Mr. Tullman is dedicated to finding a cure for diabetes and other chronic conditions—and to keeping people healthy until these cures are found.
A visionary leader and entrepreneur, Mr. Tullman previously ran two public companies that changed how health care is delivered. Before Livongo, Mr. Tullman served as Chief Executive Officer of Allscripts, which, during his tenure from 1998 to 2012, was a leading provider of electronic health records, practice management, and electronic prescribing systems. Mr. Tullman took Allscripts public in 1999. Prior to Allscripts, Mr. Tullman was Chief Executive Officer of Enterprise Systems from 1997 to 1998, which he also took public and then sold to McKesson/HBOC. Mr. Tullman is the author of On Our Terms: Empowering the New Health Consumer, in which he proposes new solutions to address the chronic-condition epidemic facing our country.
A strong proponent of philanthropy, Mr. Tullman was honored in 2019 with a Robert F. Kennedy Human Rights Ripple of Hope Award for his career focused on improving the safety, empathy, and efficiency of our healthcare system. Mr. Tullman also serves as a Chancellor to the International Board of the Juvenile Diabetes Research Foundation and as a Board Member of the American Diabetes Association. Mr. Tullman has an undergraduate degree from Bucknell University (1981) and a Master of Arts from the University of Oxford (1982).
Stephen K. Klasko, MD, MBA
Dr. Stephen Klasko has been a pioneer in using connected care to build health assurance for all—especially as we emerge from the COVID-19 crisis.
As President and CEO of Philadelphia-based Thomas Jefferson University and Jefferson Health since 2013, Dr. Klasko has led one of the U.S.’s fastest growing academic health institutions based on his vision of the future of higher education. Jefferson Health focuses on managing the health of populations in southeastern Pennsylvania and southern New Jersey. Jefferson has the largest faculty based telehealth network in the country, the NCI-designated Sidney Kimmel Cancer Center, and an outpatient footprint that is among the most technologically advanced in the region.
This year, Dr. Klasko published UnHealthcare, with Hemant Taneja, as well as the textbook, Patient No Longer: Why Healthcare Must Deliver the Care Experience that Consumers Want and Expect.
Jefferson’s 14 hospitals handled the most patients with COVID-19 in Philadelphia during the Spring 2020 surge. The hospital’s strategy included immediate universal masking, early exchange of research with Italy, and a history of longtime pandemic planning.
In 2020, Dr. Klasko was named the first Distinguished Fellow of the World Economic Forum.
Dr. Klasko attended medical school in Philadelphia at Hahnemann University (1978), built his practice as an obstetrician in Allentown, and served as dean of Drexel University’s College of Medicine (2000-2004). Dr. Klasko moved to Tampa, Florida, where he was dean of the Morsani College of Medicine and CEO of USF Health at the University of South Florida (2004-2013).
Quentin Clark
Quentin Clark is a managing director at General Catalyst, a venture capital firm that partners with seed- to endurance-stage founders to help build companies that withstand the test of time. Since joining in 2020, Mr. Clark focuses on investing in healthcare and enterprise SaaS, software, and platforms concentrating on transforming the workplace. Since joining the firm, Mr. Clark has made investments in Kernel, Minio, Range Labs Inc. (‘‘Range’’), Sprout Health LLC (‘‘Sprout’’), and several yet to be announced companies. Mr. Clark is on the boards of Commure, Kernel, ThoughtSpot, Coda, and Minio.
Prior to joining General Catalyst, Mr. Clark was CTO at Dropbox (NASDAQ: DBX) from 2017 to 2019, where he led the company’s engineering, product, design, growth, and IT teams. Mr. Clark worked with them through its IPO, its pivot to Dropbox Spaces, and drove the portfolio expansion, starting with the acquisition of HelloSign. Prior to Dropbox, Mr. Clark spent two decades with Microsoft between 1994 and 2014, starting as a software engineer, then product manager, and eventually leading the whole data platform business into Microsoft’s cloud, Azure. Mr. Clark then joined SAP from 2014 to 2016, first as CTO, then as Chief Business Officer, where he led strategy and product direction for the platform and ultimately for the company.
Mr. Clark is a graduate of the University of Massachusetts at Amherst (1994), where he earned a B.S. in Physics and double-majored in Computer Science and currently sits on the Advisory Board for the College of Information & Computer Sciences.
Jennifer Schneider, MD
Dr. Jennifer Schneider has been the President of Livongo since 2018, where she is responsible for product, data science, engineering, marketing, clinical operations, and growth strategy. Dr. Schneider previously served as the company’s Chief Medical Officer from 2015 to 2018, where she led the company’s strategic clinical product vision, data science, clinical trials, and the organization’s certified diabetes educators and coaches. Dr. Schneider is the author of Decoding Health Signals: Silicon Valley’s Consumer-First Approach to a New Era of Health, which offers a guide to the depth of the chronic conditions problem facing the industry today and explores how companies are using big data analytics and artificial intelligence to reinvent care delivery for people with chronic conditions. Dr. Schneider was recently named to Modern Healthcare’s List of Top Clinical Executives.
Prior to Livongo, Dr. Schneider held several key leadership roles at Castlight from 2010 to 2015, most recently as Chief Medical Officer. Dr. Schneider also has held leadership roles as a health outcomes researcher and Chief Resident at Stanford University from 2005 to 2006, and she has practiced medicine as an attending physician at Stanford University, the VA Palo Alto Health Care System, and Kaiser Permanente. Dr. Schneider has an undergraduate degree from the College of the Holy Cross (1997), a Doctor of Medicine degree from Johns Hopkins School of Medicine (2002), and a Master of Science degree in Health Services Research from Stanford University (2010). Dr. Schneider completed her internal medicine residency at Stanford University Hospital.
Anita V. Pramoda
Anita V. Pramoda has been the CEO of Owned Outcomes, Inc., a health analytics software company, since 2014. Ms. Pramoda has also served as the Chairperson of the Board of Directors of the Federal Reserve Bank of San Francisco (Los Angeles) since 2016, and as a board member (and Chair of Compensation Committee) of Health Catalyst, Inc., (NASDAQ: HCAT), a provider of data and analytics technology and services to healthcare organizations, since 2016. Since 2020, Ms. Pramoda has also been a board member (and Chair of Audit Committee) of GoHealth (NASDAQ: GOCO), a digital marketplace for health insurance.
Previously, Ms. Pramoda served as a member of the board of directors of Dignity Health Foundation, from 2013 to 2017, Allscripts Healthcare, LLC (NASDAQ: MDRX), from 2013 to 2016, and as Chief Financial Officer at Epic Systems Corporation, from 2009 to 2012. Ms. Pramoda holds a Master in Business Administration degree from the University of Pennsylvania—The Wharton School (2004).
Evan Sotiriou
Evan Sotiriou has served in several senior management capacities of General Catalyst since 2019. Prior to that, Mr. Sotiriou served as the CFO for OrbiMed, which invests globally across the healthcare industry, from 2011 to 2019. Mr. Sotiriou also acted as the Vice President of GSC Group from 2000 to 2008, Managing Director of Clearlake Capital Management, L.P. from 2008 to 2010 and subsequently as the Chief Financial Officer for Archer Capital Management, L.P. from 2010 to 2011. Mr. Sotiriou holds an AB from Dartmouth College.
Background on Health Assurance Acquisition Corp.
Health Assurance Acquisition Corp. is a newly formed company by Hemant Taneja, Glen Tullman, Stephen Klasko MD, MBA, Quentin Clark, Jennifer Schneider, MD, Anita V. Pramoda and Evan Sotiriou, to execute its part in a broad mission of enabling the digital transformation of care, bringing disruptive innovation to the healthcare system through technology.
Health Assurance Acquisition Corp. is structured to reflect the economic transformation of the industry. To achieve our mission, we have formed a new structure to remove friction, align stakeholder interests, and reward sustained, long-term performance. We call this new vehicle SAILSM, or Stakeholder Aligned Initial Listing. The incentive structure of the typical SPAC creates misalignment with target businesses and public market investors: the sponsor is entitled to a return of the sponsor shares regardless of the SPAC’s performance, and dilution attributable to sponsor shares is borne immediately. The SAILSM construct, however, uses a performance-based incentive structure to create alignment, designed to replicate a stock price-based return in the public markets:
•
Under the SAILSM structure, our initial stockholders will capture 20% to 30% of the year-over-year share-price performance (20% for first 30% performance, 30% thereafter) on all capital raised in connection with the transaction, which will include gross proceeds from the IPO and any subsequent capital raised in connection with the merger.

•
Our economics are contingent upon sustained performance—our initial stockholders will not earn returns on our alignment shares until our other stockholders do.

•
Dilution will occur over time, also contingent upon sustained performance.

We believe this economic alignment is consistent with our core beliefs and values, and coupled with the strength and credibility of our team, will help to attract the best entrepreneurs. HAAC is not simply a liquidity vehicle— it is an opportunity to bring a transformational company to the public markets.
We have also assembled a strong sponsor team that we believe will provide us with valuable strategic, operational, product management, analytical, financial, transactional, communications, legal, and other expertise and networks that we will leverage to identify and execute a business combination and drive future value for the combined business.
Our Value-Add
We believe our founder-first ethos, our unique wealth of experience transforming industries through innovation, our commitment to building enduring companies, and our focus on a consumer-centric model give us a huge advantage in our quest to source and attract best-in-class, disruptive companies which sit at the intersection between healthcare, technology, and the consumer.
•
Pioneers in Health Assurance: Our team has crystallized a coherent vision of the future of healthcare through health assurance, and successfully executed on this vision with Livongo. We believe this unparalleled focus and experience will enable us to provide invaluable advice to management teams of other early-stage health assurance companies with the potential to be market leaders in their categories.

•
Cross-industry, cross-disciplinary talent: Our team has created and operated multi-billion dollar companies in the technology, healthcare, and tech-enabled healthcare spaces. Many of these experiences were shared endeavors by members of our cross-disciplinary team. We have demonstrated a talent for spotting winning trends at the intersection of healthcare and technology, and building companies to capitalize on these.

•
Experts in unscaled healthcare at scale: Health assurance calls for a new era of care that is personalized and ‘unscaled’ using AI-based techniques. We have deep experience in mass personalization techniques that enable platforms to provide care that feels tailored to the patient, even as they grow to serve hundreds of thousands and even millions of consumers.

•
Deep networks: Our deep networks serve as a tool to find the best businesses and to match founders with top talent to fill areas of need and grow their businesses efficiently and intelligently.

•
Impressive track record: We have an outstanding investment track record demonstrating a commitment to our strategy and core values, robust shareholder returns, and development of enduring businesses, including Airbnb, Livongo, Oscar, Snap, Stripe, and others.

•
Mission-driven, principled: Our methods are rooted in respect for strong governance, responsible innovation, and a desire to nurture diversity, creativity, and mindfulness.

Our Business Strategy
We are in the early stages of a digital transformation of healthcare and have thought strategically about the framework needed to affect change. Our goal is to invest in platforms that help accelerate a system of health assurance, a new category of innovation that delivers modern consumer health experiences while decreasing the overall healthcare GDP. In partnership with existing care providers, health assurance companies can accelerate rational economic behavior with innovative business models and price transparency in their offerings. We want to elevate care away from the reactive, scaled, one-size-fits-all offering it currently operates in and transition from “sick care” to “health assurance.” We will facilitate this paradigm shift through technologies like telehealth consultations, connected devices, and AI-driven interactions, built upon open technology standards and empathetic user design.
Our experience building Livongo has demonstrated that health assurance companies can generate both positive clinical outcomes and outsized economic returns. By eliminating the hassle of managing chronic conditions, designing the experience around the individual and whole-person care, and building trust with members, we defined a new market category and demonstrated public market success. Livongo and chronic disease management were just the beginning. There is a myriad of consumer personas that deserve the same excellent care experiences, and there are dozens of infrastructure companies required to support this sectoral shift.
Our strategy, based on our core beliefs and values, is to identify a business combination where we can play an impactful role in partnership with a data-driven, cloud-based, consumer-centric business positioned to affect change in a sick, rigid and broken healthcare system. Our mission is to create a new kind of healthcare experience that works like consumer experiences in other industries, with free-market economics and optimization of patient outcomes. Instead of improving inflexible systems, we want to reinvent these systems, to bend the cost and quality curve, and to overcome the entrenched resistance to change. We want to empower good ideas and disruptive technologies to improve outcomes for the most important consumer—the patient. We believe that if you create a great user experience of value, you have an open road to building a multi-billion dollar success story like Livongo, Airbnb, or Stripe.
We are looking for companies that are aligned with the health assurance thesis, are led by a mission-driven CEO who is committed to responsible innovation, and have high growth potential in markets with TAM expansion opportunities. We are interested in companies building persona-driven consumer experiences that leverage AI feedback loops, virtual healthcare services that increase access and affordability, new models to manage risk and pay for care, cloud infrastructure that helps generate data and enables the development of many health assurance companies, and modern workflows for health systems and providers.
Using this framework, we are creating HAAC to identify companies that can be transformed into category leaders best positioned in the public markets. We believe we are well placed to help a transformational company, aligned with our philosophy, to the public markets, and then to help it grow, thrive, and succeed in its mission. Our partnership has value far beyond our capital, unlocking the potential of a disruptive business to revolutionize care, supported by our team’s deep industry, operational and product experience, extensive networks, and track records as investors, advisors, executives, and board members. Our alignment with the economic transformation of the industry will make this a vehicle with which the best entrepreneurs will want to work.
Business Combination Criteria
While we may decide to enter into a business combination with a business that does not meet these criteria, we intend to seek a business combination:
•
sitting at the intersection between technology and healthcare, including consumer-focused, data-driven, cloud-based platforms;

•
that has the potential to change the healthcare system to benefit the consumer (built with empathy, cuts down costs, and prioritizes personalization and consumer outcomes);

•
where we can materially impact the value and growth of the company in partnership with management;

•
close to our proximal networks of founders, operators, investors, and advisors; and

•
where we have a differentiated view on the ability of the target to create value as a public company.

We anticipate offering the following benefits to our business combination partner:
•
partnership with our management team members who have extensive and proven track records of founding, operating, advising, and investing in market-leading technology and healthcare companies;

•
access to our network of leading industry executives, entrepreneurs, and investors;

•
increase company presence and visibility with customers, employers, payors, and vendors;

•
higher engagement with core, relevant, fundamental investors as anchor stockholders than a traditional IPO book-building process would offer;

•
lower risk and expedited path to a public listing with flexible structuring;

•
infusion of cash and ongoing access to public capital markets;

•
listed public currency for future acquisitions and growth;

•
ability for management to retain control and focus on growing the business; and

•
opportunity to motivate and retain employees using stock-based compensation.

Corporate Information
Our executive offices are located at 20 University Road, Cambridge, Massachusetts 02138, and our telephone number is 617-234-7000.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Class A common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of Class A common stock held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering
In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.
Securities offered
50,000,000 SAILSM securities (or 57,500,000 SAILSM securities if the underwriter’s over-allotment option is exercised in full), at $10.00 per SAILSM security, each SAILSM security consisting of:
•
one share of Class A common stock; and

•
one-fourth of one redeemable warrant.

One whole warrant may be exercised to purchase one share of Class A common stock.
Proposed Nasdaq symbols
SAILSM securities: “HAACU”
Class A Common Stock: “HAAC”
Warrants: “HAACW”
Trading commencement and separation of shares of Class A common stock and warrants
The SAILSM securities are expected to begin trading on or promptly after the date of this prospectus. The shares of Class A common stock and warrants comprising the SAILSM securities will begin separate trading on the 52nd day following the date of this prospectus unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold SAILSM securities or separate their SAILSM securities into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the SAILSM securities into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. Accordingly, unless you purchase at least four SAILSM securities, you will not be able to receive or trade a whole warrant.
Additionally, the SAILSM securities will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Separate trading of the shares of Class A common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the shares of Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.
SAILSM Securities
Number outstanding before this
offering
0
Number outstanding after this
offering
50,000,000(1)
Common Stock:
Number outstanding before this offering
2,875,000(2)(3)
Number outstanding after this offering
52,500,000(1)(2)(4)
Warrants:
Number of private placement warrants to
be sold in a private placement simultaneously with this offering
11,333,333(1)
Number of warrants to be outstanding after this offering and the sale of private placement warrants
23,833,333(1)
Warrant terms
One warrant may be exercised to purchase one share of Class A common stock for $11.50 per share, subject to adjustment as provided herein. Warrants may be exercised only for a whole number of shares of Class A common stock.
No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Class A common stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.
The warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering. The warrants will expire at 5:00 p.m., New

(1)
Assumes no exercise of the underwriter’s over-allotment option.

(2)
Consists solely of alignment shares.

(3)
Alignment shares are currently classified as Class B common stock, which shares will convert into conversion shares as set forth below adjacent to the caption “Alignment Shares.”

(4)
Includes 50,000,000 shares of Class A common stock and 2,500,000 shares of Class B common stock.

York City time, on the fifth anniversary of our completion of our initial business combination, or earlier upon redemption.
In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any alignment shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 20 trading-day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described adjacent to the caption “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
Redemption rights of public stockholders upon completion of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at $10.00 per share and the per share interest earned on the funds held in the trust account (net of permitted withdrawals). The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Our initial stockholders have entered into an agreement with us, pursuant to which they have agreed to waive redemption rights with respect to any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the “30-day redemption period”; and

•
if, and only if, the last reported sale price (the “closing price”) of our shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’—Anti-Dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Except as set forth below, none of the private placement warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00
Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants” based on the redemption date and the “fair market value” of our shares of Class A common stock (as defined below) except as otherwise described in “Description of Securities—Warrants—Public Stockholders’ Warrants”;

•
if, and only if, the closing price of our shares of Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30 trading-day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of the shares of Class A common stock for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.
The “fair market value” of our shares of Class A common stock for the above purpose shall mean the volume weighted average price of our shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. We will provide our warrant holders with the final fair market value no later than one business day after the 10 trading-day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. Please see the section entitled “Description of Securities—Warrants—Public Stockholders” for additional information.
Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold a stockholder vote
When we seek stockholder approval of our initial business combination, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against our initial business combination. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination that requires as a closing condition that we have a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, the funds held in the trust account will be used to (i) first, pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination” and (ii) to pay all or a portion of the consideration payable in the initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our amended and restated certificate of incorporation will provide that we will have only 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) to complete our initial business combination. If we do not complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, of $10.00; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.
Alignment shares
We have created an incentive structure which aligns the interests of all stakeholders and rewards sustained, long-term performance. We believe that this structure is more in-line with our long-term investment approach and different from all existing special purpose acquisition companies. On September 24, 2020, an affiliate of our sponsor paid $22,500, or approximately $0.009 per share, and the foundation paid $2,500, or approximately $0.009 per share, in consideration of 2,587,500 and 287,500 alignment shares, respectively. Such Class B shares held by an affiliate of our sponsor were subsequently transferred to our sponsor. In November 2020, our sponsor transferred 6,469 alignment shares to each of our independent directors resulting in our sponsor holding 2,561,624 alignment shares. Prior to the initial investment in the company of $25,000 by the initial stockholders for the alignment shares, the company had no assets, tangible or intangible. The per share price of the alignment shares was determined by dividing the amount contributed to the company by the number of alignment shares issued. If we increase or decrease the size of this offering, we will effect a share capitalization, share surrender, stock dividend or share contribution back to capital or a compulsory redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering in such amount as to maintain the alignment share ownership of our initial stockholders at 5% of the Class A common stock issued in this offering. Up to 375,000 alignment shares are subject to forfeiture by the holders of such shares, on a pro rata basis, depending on the extent to which the underwriter’s over-allotment option is exercised. The alignment shares will be entitled to 20% of the voting power of our common stock prior to the completion of our initial business combination. Following the completion of our initial business combination, the alignment shares will be entitled to one vote per share.
The alignment shares are identical to the shares of Class A common stock included in the SAILSM securities being sold in this offering, except that:
•
only holders of the alignment shares have the right to vote on the election of directors prior to our initial business combination;

•
the alignment shares are subject to certain transfer restrictions, as described in more detail below;

•
our sponsor, the foundation, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any alignment shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any alignment shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or with respect to any other material provisions relating to stockholders’ rights or pre- initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any alignment shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering, or such later date as described in (ii) above (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame);

•
if we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their alignment shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to the alignment shares, we would need 18,750,001, or 37.5%, of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised); and

•
On the last day of each ‘‘measurement period’’ (as defined below), which will occur annually over ten fiscal years following the consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 287,500 (or, 250,000 if the over-allotment option is not exercised) alignment shares will automatically convert into shares of our Class A common stock (“conversion shares”), as follows:

•
if the sum (such sum, the “Total Return”) of (i) the VWAP, calculated in accordance with “Descriptions of Securities—Volume weighted average price” below, of shares of our Class A common stock for such final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A common stock on the record date for which is on or prior to the last day of the measurement period, does not exceed the Price Threshold, the number of conversion shares for such measurement period will be 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised);

•
if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of shares of Class A common stock outstanding immediately after the closing of this offering (including any exercise of the over-allotment option) and (y) if in connection with the initial business combination there are issued any shares of Class A Common Stock or PIPE Securities (as defined below), the number of shares of Class A common stock so issued and the maximum number of shares of Class A common stock issuable (whether settled in shares or in cash) upon conversion or exercise of such PIPE Securities, divided by (B) the Total Return; and

•
if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

•
The term “measurement period” means (i) the period of four fiscal quarters ending with, and including, the last fiscal quarter of the fiscal year in which we consummate our initial business combination and (ii) each of the nine successive four-fiscal-quarter periods.

•
The “Price Threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions).

•
For purposes of the above calculation, “PIPE Securities” means securities (other than the public warrants and the private placement warrants) issued by the company and/or any entities that (after giving effect to completion of the initial business combination) are subsidiaries of the company that are directly or indirectly convertible into or exercisable for shares of Class A common stock, or for a cash settlement value in lieu thereof.

•
The foregoing calculations will be based on our fiscal year and fiscal quarters, which may change as a result of our initial business combination. Each conversion of alignment shares will apply to the holders of alignment shares on a pro rata basis. If, upon conversion of any alignment shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to such holder.

See “Description of Securities—Alignment Shares.”
Alignment shares conversion upon change of control
Upon a change of control occurring after our initial business combination (but not in connection with our initial business combination), for the measurement period in which the change of control transaction occurs, the 287,500, alignment shares (or, 250,000 if the over-allotment option is not exercised) will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:
•
if, prior to the date of such change of control, the alignment shares have already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least 5% of the Closing Share Count (the “5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 2,875 shares of Class A common stock (or 2,500 if the overallotment option is not exercised) and (ii) the number of shares of Class A common stock that would be issuable based on the excess of the Total Return above the Price Threshold as described above with such Total Return calculated using the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period;
•
if, prior to the date of the change of control, the alignment shares have not already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least the 5% Threshold Amount, the number of conversion shares will equal the greater of (i) the 5% Threshold Amount less any shares of Class A common stock previously issued upon conversion of alignment shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the Price Threshold described above with the Total Return calculated using the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period; and

•
to the extent any tranches of 287,500 alignment shares remain outstanding, each such remaining tranche of 287,500 alignment shares (or, 250,000 if the over-allotment option is not exercised) will automatically convert into 2,875 shares of our Class A common stock (or 2,500 if the over-allotment option is not exercised).

Sponsor and foundation
lock-ups
We, our initial stockholders and our officers and directors have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of Morgan Stanley & Co. LLC for a period of 180 days after the date of this prospectus, any SAILSM securities, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock subject to certain limited exceptions.
Our sponsor and the foundation have also agreed not to transfer, assign or sell (i) any of their alignment shares except to any permitted transferees, and (ii) any of their Class A common stock deliverable upon conversion of the alignment shares for 30 days following the completion of our initial business combination.
We refer to such transfer restrictions throughout this prospectus as the lock-ups.
Private placement warrants
Our sponsor and certain directors of the Company have committed, pursuant to a written agreement, to purchase an aggregate of 11,333,333 private placement warrants (or 12,333,333 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant ($17,000,000 in the aggregate or $18,500,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), the private placement warrants will expire worthless. The private placement warrants will be non-redeemable (except as set forth under “Redemption of Warrants for Shares of Class A Common Stock”) and exercisable on a cashless basis so long as they are held by our sponsor or its permitted transferees (see “Description of Securities—Warrants—Private Placement Warrants”). If the private placement warrants are held by holders other than our sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the SAILSM securities being sold in this offering.
Anticipated expenses and funding sources
Except as described above with respect to the payment of taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.5% per year, we estimate the interest earned on the trust account will be approximately $2,500,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:
•
the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $4,500,000 in working capital after the payment of approximately $2,500,000 in expenses relating to this offering; and

•
any loans or additional investments from our sponsor or an affiliate of our sponsor or certain of our officers and directors, although they are under no obligation to advance funds to us in such circumstances, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination
Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.
We will complete our initial business combination only if the post-business combination company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test; provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.
Permitted purchases of public shares by our affiliates
If we seek stockholder approval of our initial business combination, our initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.
The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a sponsor that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of shares of our Class A common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public stockholders upon completion of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial stockholders and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares and public shares held by them in connection with (i) the completion of our initial business combination and (ii) a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) that would modify the substance or timing of our obligation to provide holders of our shares of Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or (B) with respect to any other provision relating to the rights of holders of our shares of Class A common stock.
Limitations on redemptions
Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners; (ii) cash to be transferred to the target for working capital or other general corporate purposes; or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of the outstanding shares of our common stock or seek to amend our amended and restated certificate of incorporation would typically require stockholder approval. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.
If we hold a stockholder vote to approve our initial business combination, we will:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•
file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock, represented in person or by proxy and entitled to vote thereon, voted at a stockholder meeting are voted in favor of the business combination. In such case, our initial stockholders and each member of our management team have agreed to vote their alignment shares and public shares in favor of our initial business combination. As a result, in addition to the alignment shares, we would need 18,750,001, or 37.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised) of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated certificate of incorporation will require that at least five days’ notice will be given of any such stockholder meeting.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated certificate of incorporation:
•
conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our initial stockholders will terminate any plan established in accordance with Rule 10b5-1 to purchase our shares of Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made by the company to our initial stockholders, officers or directors, or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:
•
repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•
reimbursement for office space, secretarial and administrative services provided to us by an affiliate of our sponsor, in the amount of $10,000 per month;

•
reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•
repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
Any such payments will be made either (i) prior to our initial business combination using proceeds of this offering and the sale of the private placement warrants held outside the trust account or from loans made to us by our sponsor or an affiliate of our sponsor or certain of our officers and directors or (ii) in connection with or after the consummation of our initial business combination.
Audit Committee
We will establish and maintain an audit committee, which will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made by us to our sponsor, the foundation, our officers or directors, or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”
Risks
Summary of Risk Factors
An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:
•
We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•
Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.

•
Our stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our stockholders do not support such a combination.

•
Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•
If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

•
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•
The requirement that we consummate an initial business combination within 24 months (or such later date as approved by our stockholders) after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

•
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

•
If we seek stockholder approval of our initial business combination, our initial stockholders, directors, executive officers, advisors and their affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our shares of Class A common stock or public warrants.

•
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

•
Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•
You will not be entitled to protections normally afforded to investors of many other blank check companies.

•
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

•
If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for the 24 months following the closing of this offering, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or members of our management team to fund our search and to complete our initial business combination.

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
September 24, 2020
Balance Sheet Data:
Working capital (deficiency)	$(10,000)
Total assets	$59,000
Total liabilities	$35,000
Stockholders’ equity	$24,000

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our SAILSM securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a recently formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.
Information regarding performance is presented for informational purposes only. Any past experience or performance of our management team and their respective affiliates is not a guarantee of either (i) our ability to successfully identify and execute a transaction or (ii) success with respect to any business combination that we may consummate. You should not rely on the historical record of our management team or their respective affiliates as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. Our management has no experience in operating special purpose acquisition companies.
Our stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our stockholders do not support such a combination.
We may choose not to hold a stockholder vote before we complete our initial business combination if the business combination would not require stockholder approval under applicable law or stock exchange listing requirement. For instance, if we were seeking to acquire a target business where the consideration we were paying in the transaction was all cash, we would typically not be required to seek stockholder approval to complete such a transaction. Except for as required by applicable law or stock exchange listing requirement, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our issued and outstanding shares of Class A common stock do not approve of the business combination we complete.
Please see the section entitled “Proposed Business—Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.
Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder approval. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.
Our initial stockholders will be entitled to 20% of the voting power of our common stock immediately following the completion of this offering. Our initial stockholders and members of our management team also may from time to time purchase shares of Class A common stock prior to our initial business combination. Our amended and restated certificate of incorporation will provide that, if we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock, represented in person or by proxy and entitled to vote thereon, voted at a stockholder meeting are voted in favor of the business combination. As a result, in addition to our initial stockholders’ alignment shares, we would need 18,750,001, or 37.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised) of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our initial stockholders and each member of our management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.
The requirement that we consummate an initial business combination within 24 months after the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.
Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the time frame described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.
In December 2019, a novel strain of coronavirus was reported to have surfaced, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (“COVID-19”) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 outbreak has and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continues to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.
Finally, the outbreak of COVID-19 may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross-border transactions.

We may not be able to consummate an initial business combination within 24 months after the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.
We may not be able to find a suitable candidate for our initial business combination and complete our initial business combination within 24 months after the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class). Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
If we seek stockholder approval of our initial business combination, our initial stockholders, directors, executive officers, advisors and their affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public “float” of our shares of Class A common stock or public warrants.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions.
In the event that our initial stockholders, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such transaction could be to (i) vote in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination, (ii) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases

and Other Transactions with Respect to Our Securities” for a description of how our initial stockholders, directors, executive officers, advisors or their affiliates will select which stockholders to purchase securities from in any private transaction.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy solicitation or tender offer materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business—Effecting Our Initial Business Combination—Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of our shares of Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or (B) with respect to any other provision relating to the rights of holders of our shares of Class A common stock; and (iii) the redemption of our public shares if we have not consummated an initial business within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), subject to applicable law and as further described herein. Public stockholders who redeem their shares of Class A common stock in connection with a stockholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), with respect to such shares of Class A common stock so redeemed. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We intend to apply to have our SAILSM securities listed on the Nasdaq on or promptly after the date of this prospectus and our Class A common stock and warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on the Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders).
Additionally, our SAILSM securities will not be traded after completion of our initial business combination and, in connection with our initial business combination, we will be required to demonstrate compliance with the Nasdaq’s initial listing requirements, which are more rigorous than the Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on the Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share and our stockholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time.
If the Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
•
a limited availability of market quotations for our securities;

•
reduced liquidity for our securities;

•
a determination that our Class A common stock are a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•
a limited amount of news and analyst coverage; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our SAILSM securities and eventually our Class A common stock and warrants will be listed on the Nasdaq, our SAILSM securities, Class A common stock and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the Nasdaq, our securities would not qualify as covered securities under the statute, and we would be subject to regulation in each state in which we offer our securities.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our SAILSM securities will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our shares of Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our shares of Class A common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous candidates for our initial business combination we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain candidates for our initial business combination that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain candidates for our initial business combination. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a stockholder vote or via a tender offer. Candidates for our initial business combination will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we do not complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for the 24 months following the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or members of our management team to fund our search and to complete our initial business combination.
Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $4,500,000 will be available to us initially outside the trust account to fund our working capital requirements.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, its affiliates or members of our management team will be sufficient to allow us to operate for at least the 24 months following the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class); however, we cannot assure you that our estimate is accurate, and our sponsor, its affiliates or members of our management team are under no obligation to advance funds to us in such circumstances. Of the funds available to us, we expect to use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.
In the event that our offering expenses exceed our estimate of $4,500,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, its affiliates or members of our management team the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $4,500,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, its affiliates, members of our management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor their affiliates is under any obligation to us in such circumstances. Any such advances may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or members of our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive an estimated $10.00 per public share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless.
Subsequent to completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per public share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (except our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations; provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims.
However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per public share.
We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
•
restrictions on the nature of our investments; and

•
restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:
•
registration as an investment company with the SEC;

•
adoption of a specific form of corporate structure; and

•
reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long-term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of our shares of Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or (B) with respect to any other provision relating to the rights of holders of our shares of Class A common stock; or (iii) absent our completing an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we have not consummated our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.
If we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), our public stockholders may be forced to wait beyond such period before redemption from our trust account.
If we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public stockholders from the trust account will be effected automatically by function of our amended and restated certificate of incorporation prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Delaware General Corporation Law (“DGCL”). In that case, investors may be forced to wait beyond 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated certificate of incorporation, and only then in cases where investors have sought to redeem their shares of Class A common stock. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we do not complete our initial business combination and do not amend certain provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
If we are forced to enter into an insolvent liquidation, any distributions received by stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our stockholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
You will not be permitted to exercise your warrants unless we register and qualify the underlying shares of Class A common stock or certain exemptions are available.
If the issuance of the shares of Class A common stock upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of SAILSM securities will have paid the full SAILSM securities purchase price solely for the shares of Class A common stock included in the SAILSM securities.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the shares of Class A common stock issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement.
We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.
If the shares of Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.
In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.
If our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.
In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws.
You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.
The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the shares of Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption. If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our shares of Class A common stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The

“fair market value” is the average reported closing price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.
The grant of registration rights to our initial stockholders and holders of our private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of Class A common stock.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the alignment shares and the Class A common stock into which such alignment shares are convertible, holders of our private placement warrants and their permitted transferees can demand that we register the shares of Class A common stock and the warrants (and the shares of Class A common stock issuable upon exercise of such warrants) underlying such private placement warrants, and holders of private placement warrants that may be issued upon conversion of working capital loans may demand that we register the shares of Class A common stock and the shares of Class A common stock issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the candidate for our initial business combination may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our shares of Class A common stock that is expected when the shares of common stock owned by our initial stockholders, holders of our private placement warrants, holders of our working capital loans or their respective permitted transferees are registered.
Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.
Our efforts to identify a prospective initial business combination candidate will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors, including financial services. Our amended and restated certificate of incorporation prohibits us from effectuating an initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific candidate for our initial business combination with respect to an initial business combination, there is no basis to evaluate the possible merits or risks of any particular candidate for our initial business combination’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular candidate for our initial business combination, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a candidate for our initial business combination. We also cannot assure you that an investment in our SAILSM securities will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a candidate for our initial business combination. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination contained an actionable material misstatement or material omission.
We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.
We will consider a business combination outside of our management’s area of expertise if a business combination target is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination target, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our SAILSM securities will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination target. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective candidates for our initial business combination, it is possible that a candidate for our initial business combination with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a candidate for our initial business combination that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective initial business combination with a candidate for our initial business combination that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a candidate for our initial business combination that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the candidate for our initial business combination does not meet our general criteria and guidelines. If we do not complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.
Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm that is a member of FINRA that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.
Our amended and restated certificate of incorporation authorizes the issuance of up to 700,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 50,000,000 shares of Class A common stock issued and outstanding and 2,500,000 shares of Class B common stock issued and outstanding (assuming in each case that the underwriter has not exercised their over-allotment option and the forfeiture of 375,000 alignment shares). One tenth of the total outstanding alignment shares will convert into shares of our Class A common stock in each of the ten fiscal years following our initial business combination based on the Total Return on our outstanding equity capital as of the relevant measurement date above the Price Threshold. See “Description of Securities—Alignment Shares.” Immediately after this offering, there will be no shares of preferred stock issued and outstanding.
We may issue a substantial number of additional shares of Class A common stock or shares of preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon conversion of our Class B common stock from time to time after our initial business combination as a result of the conversion features of the alignment shares contained in our amended and restated certificate of incorporation. In addition, we may also issue shares of Class A common stock to redeem the warrants at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein. However, our amended and restated certificate of incorporation provides, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account; or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate an initial business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote. The issuance of additional shares of common stock or shares of preferred stock:
•
may significantly dilute the equity interest of investors in this offering (which dilutive effect would increase as the price of our Class A common stock increases on a year-over-year basis, in respect of shares issued upon conversion of the alignment shares);

•
may subordinate the rights of holders of shares of Class A common stock if shares of preferred stock are issued with rights senior to those afforded shares of our Class A common stock;

•
could cause a change in control if a substantial number of shares of Class A common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•
may adversely affect prevailing market prices for our SAILSM securities, shares of Class A common stock and/or warrants.

Subsequent to the completion of our initial business combination, our alignment shares will be eligible for conversion into shares of our Class A common stock based on the Total Return of our outstanding equity capital. Any such issuance would dilute the interest of our stockholders and likely present other risks.
Our initial stockholders hold 2,875,000 (or 2,500,000 if the underwriter’s over-allotment option is not exercised) of our alignment shares. Shares of our Class B common stock will automatically convert into shares of our Class A common stock from time to time after our initial business combination as a result of the conversion feature of the alignment shares contained in our amended and restated certificate of incorporation. One tenth of the total number of outstanding alignment shares will convert into shares of our Class A common stock for each of the ten fiscal years following our initial business combination based on the Total Return on our outstanding equity capital as of the relevant measurement date above the Price Threshold. See “Description of Securities—Alignment Shares.”

As a result of such conversion feature, we may issue a substantial number of additional shares of our Class A common stock to our initial stockholders, as the alignment shares are not subject to a conversion limitation in the event of increases in the VWAP of our Class A common stock. The issuance of additional shares of our Class A common stock upon the conversion of Class B common stock may significantly dilute the equity interest of investors in this offering, may adversely affect prevailing market prices for our Class A common stock, warrants or other outstanding equity securities and will not result in adjustment to the exercise price of our warrants.
Resources could be wasted in researching initial business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
We anticipate that the investigation of each specific candidate for our initial business combination and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific candidate for our initial business combination, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.
Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management, director or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. In addition, pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and stockholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities—Registration and Stockholder Rights.”
We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a candidate for our initial business combination, subject to their fiduciary duties under Delaware law.
The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.
The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management—Officers, Directors and Director Nominees.”
Our officers and directors presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses or entities. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, subject to his or her fiduciary duties under the DGCL. In particular, many of our officers and directors are affiliated with General Catalyst, our sponsor and other companies, including Livongo and Health Catalyst, that may be interested in investing in or acquiring in similar business targets as the company. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under the DGCL.
In addition, our independent directors may in the future become affiliated with other blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under the DGCL. Our amended and restated certificate of incorporation will provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.
Other entities that our officers and directors are associated with, and in particular General Catalyst, our sponsor, Livongo and Health Catalyst, may compete with us for acquisition opportunities and if pursued by them we may be precluded from such opportunities. Investment ideas generated within General Catalyst, our sponsor, Livongo and Health Catalyst may be suitable for both us and such entities and/or current or future investment vehicles associated with our officers and directors, and such ideas may be directed to such entities rather than to us. Such opportunities may outperform any businesses we acquire. Neither such entities nor members of our management team and board of directors who are also employed by such entities have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such person solely in his or her capacity as an officer or director of the company. The sponsor and/or our officers and directors, in their capacities as employees or other entities or in their other endeavors, may be required to present potential business to other entities, before they present such opportunities to us.
For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Officers, Directors and Director Nominees,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Involvement of members of our management and companies with which they are affiliated in civil disputes and litigation, governmental investigations or negative publicity unrelated to our business affairs could materially impact our ability to consummate an initial business combination.
Members of our management team and companies with which they are affiliated have been, and in the future will continue to be, involved in a wide variety of business affairs, including transactions, such as sales and purchases of businesses, and ongoing operations. As a result of such involvement, members of our management and companies with which they are affiliated in have been, and may in the future be, involved in civil disputes, litigation, governmental investigations and negative publicity relating to their business affairs. Any such claims, investigations, lawsuits or negative publicity may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination in a material manner and may have an adverse effect on the price of our securities.
Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or initial stockholders which may raise potential conflicts of interest.
In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or initial stockholders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Our independent directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria and guidelines for a business combination as set forth in “Proposed Business—Effecting Our Initial Business Combination—Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or initial stockholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.
Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
On September 24, 2020, an affiliate of our sponsor paid $22,500, or approximately $0.009 per share, and the foundation paid $2,500, or approximately $0.009 per share, in consideration of 2,587,500 and 287,500 Class B shares, respectively. Such Class B shares held by an affiliate of our sponsor were subsequently transferred to our sponsor. In November 2020, our sponsor transferred 6,469 alignment shares to each of our independent directors resulting in our sponsor holding 2,561,624 alignment shares. Prior to the initial investment in the company of $25,000 by our initial stockholders for the alignment shares, the company had no assets, tangible or intangible. The per share price of the alignment shares was determined by dividing the amount contributed to the company by the number of alignment shares issued. If we increase or decrease the size of this offering, we will effect a share capitalization, share surrender, stock dividend or share contribution back to capital or a compulsory redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering in such amount as to maintain the alignment share ownership of our initial stockholders at 5% of the Class A common stock issued in this offering. The alignment shares will be worthless if we do not complete an initial business combination. In addition, our sponsor and certain directors of the Company have committed, pursuant to a written agreement, to purchase an aggregate of 11,333,333 private placement warrants (or 12,333,333 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant ($17,000,000 in the aggregate or $18,500,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not consummate an initial business within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), the private placement warrants will expire worthless. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) nears, which is the deadline for our consummation of an initial business combination.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our shares of Class A common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
The net proceeds from this offering and the sale of the private placement warrants will provide us with up to $504,500,000 (or $579,500,000 if the underwriter’s over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the $17,500,000, or $20,125,000 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account and the estimated expenses of this offering).
We may effectuate our initial business combination with a single-target business or multiple-target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
•
solely dependent upon the performance of a single business, property or asset; or

•
dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
Our management may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure our initial business combination so that the post-business combination company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-business combination company owns 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of Class A common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of Class A common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.
We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.
We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.
To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.
Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our initial stockholders, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.
In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, special purpose acquisition companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate a business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated certificate of incorporation will require the approval of holders of 51% of our common stock, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants that vote on such amendment and, solely with respect to any amendment to the terms of the private placement SAILSM securities or any provision of the warrant agreement with respect to the private placement SAILSM securities, 50% of the number of the then outstanding private placement SAILSM securities. In addition, our amended and restated certificate of incorporation requires us to provide our public stockholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 24 months of the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or with respect to any other material provisions relating to stockholders’ rights or business combination transaction activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We may seek to amend our charter or governing instruments or extend the time to consummate a business combination in order to effectuate our business combination.
The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the completion of an initial business combination that some of our stockholders may not support.
Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. In those companies, amendment of these provisions typically requires approval by 90% of the company’s stockholders attending and voting at an annual meeting. Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding shares of common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders and their permitted transferees, if any, who will collectively beneficially own 20% of the voting power of our common stock immediately following the completion of this offering (assuming they do not purchase any SAILSM securities in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.
Our initial stockholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), unless we provide our public stockholders with the opportunity to redeem their Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares. These agreements are contained in letter agreements that we have entered into with our initial stockholders, directors and each member of our management team. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our initial stockholders, executive officers or directors for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we do not complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment may make it difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we have not consummated our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.
Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
Upon closing of this offering, our initial stockholders, with their alignment shares, will hold approximately 20% of the voting power of our common stock prior to the completion of an initial business combination. In addition, the alignment shares, all of which are held by our initial stockholders, will entitle the holders to elect all of our directors prior to our initial business combination. Following the completion of our initial business combination, the alignment shares will be entitled to one vote per share. Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. Further, pursuant to a letter agreement with our sponsor, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior written consent of our sponsor. As a result, we may not be permitted to enter into an initial business combination that our Board believes to be in the stockholders’ best interests. Further, for so long as any alignment shares remain outstanding, we may not, without the prior or written consent of the holders of a majority of the alignment shares then outstanding, voting separately as a single class, (i) amend, alter or repeal any provision of our amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of our Class B Shares, (ii) change our fiscal year, (iii) increase the number of directors on the Board, (iv) pay any dividends or effect any split on any of our capital stock, (v) adopt any stockholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements or (vii) issue any shares of Class A common stock in excess of 5% of our then outstanding Class B shares or that would otherwise require a stockholder vote pursuant to the rules of the stock exchange on which the Class A shares are then listed. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that the Board believes is in our interest.

If our initial stockholders purchase any SAILSM securities in this offering or if our initial stockholders purchase any additional shares of Class A common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our shares of Class A common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a terms for three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the completion of our initial business combination.
Our initial stockholders contributed $25,000, or approximately $0.009 per alignment share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of Class A common stock.
The difference between the public offering price per share (allocating all of the SAILSM securities purchase price to the share of Class A common stock and none to the warrant included in the SAILSM securities) and the pro forma net tangible book value per share of Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the alignment shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the SAILSM securities, you and the other public stockholders will incur an immediate and substantial dilution of approximately 88.4% (or $8.84 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share of $1.16 and the initial offering price of $10.00 per SAILSM securities. This dilution would increase to the extent that the anti-dilution provisions of the alignment shares result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the alignment shares at the time of our initial business combination and would become exacerbated to the extent that public stockholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the alignment shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our shares of Class A common stock.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants; provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder provided 50% of the holders of the then outstanding public warrants that vote on such amendment approve of such amendment, after at least 10 days’ notice that an amendment is being sought. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants.
In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our shares of Class A common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Please see “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares of common stock received is capped at 0.361 Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.
None of the private placement warrants will be redeemable by us as (except as set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor or its permitted transferees.
Our warrants may have an adverse effect on the market price of our shares of Class A common stock and make it more difficult to effectuate our initial business combination.
We will be issuing warrants to purchase 12,500,000 shares of our Class A common stock (or up to 14,375,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) as part of the SAILSM securities offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 11,333,333 private placement warrants (or 12,333,333 private placement warrants if the underwriter’s over-allotment option is exercised in full), each whole private placement warrant exercisable to purchase one share of Class A common stock at $11.50 per share. In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors makes any working capital loans, such lender may convert those loans into up to an additional 1,000,000 private placement warrants, at the price of $1.50 per private placement warrant. To the extent we issue common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a candidate for our initial business combination. Such warrants, when exercised, will increase the number of issued and outstanding shares of Class A common stock and reduce the value of the shares of Class A common stock issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the candidate for our initial business combination.
Because each SAILSM security contains one-fourth of one redeemable warrant and only a whole warrant may be exercised, the SAILSM securities may be worth less than units of other blank check companies.
Each SAILSM security contains one-fourth of one redeemable warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the SAILSM securities, and only whole SAILSM securities will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one share of Class A common stock and one whole warrant to purchase one whole share. We have established the components of the SAILSM securities in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-fourth of the number of shares compared to SAILSM securities that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this SAILSM securities structure may cause our SAILSM securities to be worth less than if a SAILSM securities included a warrant to purchase one whole share.
A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
Unlike most blank check companies, if (i) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of common stock, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Description of Securities—Warrants—Public Stockholders' Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Description of Securities—Warrants—Public Stockholders' Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.
The determination of the offering price of our SAILSM securities and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our SAILSM securities properly reflects the value of such SAILSM securities than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the SAILSM securities and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the SAILSM securities, including the shares of Class A common stock and warrants underlying the SAILSM securities, include:
•
the history and prospects of companies whose principal business is the acquisition of other companies;

•
prior offerings of those companies;

•
our prospects for acquiring an operating business at attractive values;

•
a review of debt-to-equity ratios in leveraged transactions;

•
our capital structure;

•
an assessment of our management and their experience in identifying operating companies;

•
general conditions of the securities markets at the time of this offering; and

•
other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares of Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the prior June 30th, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares of Class A common stock and could entrench management.
Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors, the ability of the board of directors to designate the terms of and issue new series of preferred stock, and potential payments owed with respect to our alignment shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Provisions in our amended and restated certificate of incorporation and Delaware law may have the effect of discouraging lawsuits against our directors and officers.
Our amended and restated certificate of incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the U.S. federal district courts shall have exclusive jurisdiction, unless we consent otherwise. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.
Since only holders of our alignment shares will have the right to vote on the election of directors, upon the listing of our shares on Nasdaq, Nasdaq may consider us to be a “controlled company” within the meaning of the Nasdaq rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.
After completion of this offering, only holders of our alignment shares will have the right to vote on the election of directors. As a result, Nasdaq may consider us to be a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:
•
we have a board that includes a majority of “independent directors,” as defined under the rules of Nasdaq;

•
we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the SAILSM securities we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a SAILSM security between the Class A common stock and the one-fourth of a warrant to purchase one share of Class A common stock included in each SAILSM security could be challenged by the IRS or courts. In addition, it is unclear whether the conversion of alignment shares into shares of our common stock could result in a constructive distribution to holders of shares of our Class A common stock. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the SAILSM securities we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our common stock suspend the running of a U.S. Holder’s (as defined below in “U.S. Federal Income Tax Considerations—U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section titled “U.S. Federal Income Tax Considerations” for a summary of the U.S.

federal income tax considerations of an investment in our SAILSM securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our SAILSM securities.
If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.
If we pursue a candidate for our initial business combination with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.
If we pursue a candidate for our initial business combination with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border initial business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.
If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:
•
costs and difficulties inherent in managing cross-border business operations;

•
rules and regulations regarding currency redemption;

•
complex corporate withholding taxes on individuals;

•
laws governing the manner in which future business combinations may be effected;

•
exchange listing and/or delisting requirements;

•
tariffs and trade barriers;

•
regulations related to customs and import/export matters;

•
local or regional economic policies and market conditions;

•
unexpected changes in regulatory requirements;

•
longer payment cycles;

•
tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•
currency fluctuations and exchange controls;

•
rates of inflation;

•
challenges in collecting accounts receivable;

•
cultural and language differences;

•
employment regulations;

•
underdeveloped or unpredictable legal or regulatory systems;

•
corruption;

•
protection of intellectual property;

•
social unrest, crime, strikes, riots and civil disturbances;

•
regime changes and political upheaval;

•
terrorist attacks, natural disasters and wars; and

•
deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.
We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination target.
Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
our ability to select an appropriate target business or businesses;

•
our ability to complete our initial business combination;

•
our expectations around the performance of a prospective target business or businesses;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•
our potential ability to obtain additional financing to complete our initial business combination;

•
our pool of prospective target businesses;

•
the ability of our officers and directors to generate a number of potential business combination opportunities;

•
our public securities’ potential liquidity and trading;

•
the lack of a market for our securities;

•
the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•
the trust account not being subject to claims of third parties; or

•
our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are offering 50,000,000 SAILSM securities at an offering price of $10.00 per SAILSM security. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement warrants, will be used as set forth in the following table:
Gross proceeds	Without Over-allotment Option	Over-allotment Option Exercised
Gross proceeds from SAILSM securities offered to public(1)	$500,000,000	$575,000,000
Gross proceeds from private placement warrants offered in the private placement	17,000,000	18,500,000
Total gross proceeds	$517,000,000	$593,500,000
Estimated offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from SAILSM securities offered to public, excluding deferred portion)(3)	$10,000,000	$11,500,000
Legal fees and expenses	500,000	500,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	42,000	42,000
SEC/FINRA Expenses	149,483	149,483
Travel and road show	25,000	25,000
Nasdaq listing and filing fees	85,000	85,000
Director & Officer liability insurance premiums	1,600,000	1,600,000
Miscellaneous	58,517	58,517
Total estimated offering expenses	$2,500,000	$2,500,000
Proceeds after estimated reimbursed offering expenses	$504,500,000	$579,500,000
Held in trust account(3)	$500,000,000	$575,000,000
% of public offering size	100%	100%
Not held in trust account	$4,500,000	$4,500,000
The following table shows the use of the $4,500,000 of net proceeds not held in the trust account.(4)(5)
	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	1,860,000	41.3%
Legal and accounting fees related to regulatory reporting obligations	150,000	3.3%
Payment for office space, administrative and support services	240,000	5.3%
Reserve for liquidation expenses	100,000	2.2%
Nasdaq continued listing fees	75,000	1.7%
Director compensation	2,000,000	44.4%
Working capital to cover miscellaneous expenses and reserves	75,000	1.7%
Total	$4,500,000	100.0%

(1)
Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. To date, we borrowed the full $300,000 under the promissory note with our sponsor. These amounts will be repaid upon completion of this offering out of the offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)
The underwriter has agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $17,500,000, which constitutes the underwriter’s deferred commissions (or $20,125,000 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.5% per year, we estimate the interest earned on the trust account will be approximately $2,500,000 per year; however, we can provide no assurances regarding this amount. Up to $1.5 million of such loans may be convertible into private placement warrants at a price of $1.50 per private placement warrant at the option of the lender. The private placement warrants would be identical to the private placement warrants issued to our sponsor. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, our officers and directors or their affiliates, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

(5)
Assumes no exercise of the underwriter’s over-allotment option.

(6)
Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

Of the $517,000,000 in proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, or $593,500,000 if the underwriter’s over-allotment option is exercised in full, $500,000,000 ($10.00 per SAILSM security), or $575,000,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per SAILSM security), will be deposited into a trust account at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, after deducting $10,000,000 in underwriting discounts and commissions payable upon the closing of this offering (or $11,500,000 if the underwriter’s over-allotment option is exercised in full) and an aggregate of $7,000,000 to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $2,500,000 per year, assuming an interest rate of 0.5% per year; however, we can provide no assurances regarding this amount. We expect that the interest earned on the trust account will be sufficient to pay income and franchise taxes. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for permitted withdrawals, until the earliest of (i) the completion of our business combination, (ii) the redemption of our public shares if we do not complete our business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated our business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or with respect to any other material provisions relating to stockholders’ rights or pre-business combination activity.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.
We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, its affiliates or members of our management team will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor or an affiliate of our sponsor or certain of our officers and directors although they are under no obligation to advance funds to us in such circumstances.
We will reimburse an affiliate of our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of October 23, 2020, we borrowed the full amount of $300,000 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of January 31, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or any members of our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering, we will effect a share capitalization, share surrender, stock dividend or share contribution back to capital or a compulsory redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering in such amount as to maintain the alignment share ownership of our initial stockholders at 5% of the Class A common stock issued in this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The Class A shares and the alignment shares will participate ratably in any cash dividend paid.

DILUTION
The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the SAILSM securities we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of Class A common stock which may be redeemed for cash), by the number of outstanding shares of Class A common stock.
At September 24, 2020, our net tangible book deficit was $(10,000), or approximately $(0.00) per share of common stock. After giving effect to the sale of 50,000,000 shares of Class A common stock included in the SAILSM securities we are offering by this prospectus (or 57,500,000 shares of Class A common stock if the underwriter's over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 24, 2020 would have been $5,000,010 or $1.16 per share (or $5,000,010 or $1.01 per share if the underwriter's over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 48,202,399 shares of Class A common stock that may be redeemed for cash, or 55,439,899 shares of Class A common stock if the underwriter's over-allotment option is exercised in full) of $1.16 per share (or $1.01 per share if the underwriter's over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus and an immediate dilution to public stockholders from this offering of $10.00 per public share. Total dilution to public stockholders from this offering will be $8.84 per share (or $8.99 if the underwriter's over-allotment option is exercised in full).
The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the SAILSM securities or the private placement warrants:
	Without Over-allotment		With Over-allotment
Public offering price		$10.00		$10.00
Net tangible book deficit before this offering	(0.00)		(0.00)
Increase attributable to public stockholders	1.16		1.01
Pro forma net tangible book value after this offering and the sale of the private placement warrants		1.16		1.01
Dilution to public stockholders		$8.84		$8.99
Percentage of dilution to public stockholders		88.4%		89.9%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $482,023,990 because holders of up to approximately 96.4% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares).

The following table sets forth information with respect to our initial stockholders and the public stockholders:
	Shares Purchased		Total Consideration		Average Price per share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)(2)	2,500,000	4.76%	$25,000	0.005%	$0.01
Public stockholders	50,000,000	95.24%	500,000,000	99.995%	$10.00
	52,500,000	100%	$500,025,000	100.00%

(1)
Includes alignment shares issued to initial stockholders.

(2)
Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 375,000 Class B shares held by our sponsor.

The pro forma net tangible book value per share after this offering (assuming that the underwriter does not exercise its over-allotment option) is calculated as follows:
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(10,000)	$(10,000)
Net proceeds from this offering and sale of the private placement warrants (1)	504,500,000	579,500,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	34,000	34,000
Less: Deferred underwriting commissions	(17,500,000)	(20,125,000)
Less: Proceeds held in trust subject to redemption(2)	(482,023,990)	(554,398,990)
	$5,000,010	$5,000,010
Denominator:
Class B common stock outstanding prior to this offering(3)	2,875,000	2,875,000
Class B common stock forfeited if over-allotment is not exercised	(375,000)	—
Class A common stock included in the SAILSM securities offered	50,000,000	57,500,000
Less: Shares subject to redemption	(48,202,399)	(55,439,899)
	4,297,601	4,935,101

(1)
Expenses applied against gross proceeds include offering expenses of $2,500,000 and underwriting commissions of $10,000,000, or $11,500,000 if the underwriter exercises its over-allotment option, (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Effecting Our Initial Business Combination—Permitted Purchases and Other Transactions with Respect to Our Securities.”

(3)
Refer to “Description of Securities—Alignment Shares” which describes the conversion of these shares to Class A shares over the next 10 years following the initial business combination.

CAPITALIZATION
The following table sets forth our capitalization at September 24, 2020, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our SAILSM securities in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:
	September 24, 2020
	Actual	As Adjusted(1)
Note payable to related party(2)	$—	$—
Deferred underwriting commissions	—	17,500,000
Class A common stock subject to possible redemption; -0- and 48,202,399 shares, actual and as adjusted, respectively	—	482,023,990
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 and 10,000,000 shares authorized actual and as adjusted, respectively; none issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 80,000,000 and 700,000,000 shares authorized actual and as adjusted, respectively; -0- and 1,797,601 shares issued and outstanding (excluding -0- and 48,202,399 shares subject to possible redemption), actual and as adjusted, respectively(3)	—	180
Class B common stock, $0.0001 par value, 19,000,000 and 20,000,000 shares authorized actual and as adjusted, respectively; 2,875,000 and 2,500,000 shares issued and outstanding, actual and as adjusted, respectively	288	250
Additional paid-in capital	24,712	5,000,580
Accumulated deficit	(1,000)	(1,000)
Total stockholders’ equity	$24,000	$5,000,010
Total capitalization	$24,000	$504,024,000

(1)
Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 375,000 shares of Class B common stock held by our initial stockholders.

(2)
Our sponsor may loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private placement warrants. As of October 23, 2020, we borrowed the full amount of $300,000 under the promissory note.

(3)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are a newly organized blank check company incorporated on September 8, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our shares, debt or a combination of cash, equity and debt.
The issuance of additional shares in a business combination:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the alignment shares resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the alignment shares;

•
may subordinate the rights of holders of shares of Class A common stock if shares of preferred stock are issued with rights senior to those afforded our shares of Class A common stock;

•
could cause a change in control if a substantial number of shares of our Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our SAILSM securities, shares of Class A common stock and/or warrants.

Similarly, if we issue debt or otherwise incur significant debt, it could result in:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our shares of Class A common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of September 24, 2020, we had no cash and deferred offering costs of $34,000. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to the completion of this offering through a payment of $25,000 from our initial stockholders in exchange for the issuance of the alignment shares to our initial stockholders and up to $300,000 in loans available from our sponsor. As of October 23, 2020, we had borrowed the full amount of $300,000 under the promissory note with our sponsor.
We estimate that the net proceeds from (i) the sale of the SAILSM securities in this offering, after deducting estimated offering expenses of $2,500,000, underwriting commissions of $10,000,000, or $11,500,000 if the underwriter's over-allotment option is exercised in full (excluding deferred underwriting commissions of $17,500,000, or $20,125,000 if the underwriter's over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $17,000,000 (or $18,500,000 if the underwriter's over-allotment option is exercised in full) will be $504,500,000 (or $579,500,000 if the underwriter's over-allotment option is exercised in full). Of this amount, $500,000,000 (or $575,000,000 if the underwriter's over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $4,500,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $2,500,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $4,500,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions), to complete our initial business combination. We may withdraw interest income (if any) to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest income earned on the amount in the trust account (if any) will be sufficient to pay our taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us the $4,500,000 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor, its affiliates or members of our management team. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination, other than funds available from loans from our sponsor, its affiliates or members of our management team. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during that period to include approximately $1,860,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $150,000 for legal and accounting fees related to regulatory reporting obligations; $240,000 for office space, administrative and support services; $75,000 for Nasdaq continued listing fees; $2,000,000 for compensation for certain directors; and $75,000 for general working capital that will be used for miscellaneous expenses and reserves.
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes- Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of September 24, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.
JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
Summary
Hemant Taneja, Glen Tullman, Stephen Klasko MD, MBA, Jennifer Schneider, MD, Quentin Clark, Anita V. Pramoda and Evan Sotiriou, have established Health Assurance Acquisition Corp., a newly formed blank check company. Our mission is to partner with leading healthcare businesses leveraging technology. We aim to help them become iconic category winners that accelerate the digital transformation of healthcare into a new system of health assurance.
Healthcare is a foundational pillar of society and one of the largest sectors of the United States economy. Healthcare spending is projected to reach $4.0 trillion in 2020, accounting for 18% of US GDP. As healthcare costs have continued to rise, consumers have shouldered an increasing portion of the expense out of pocket. In 2018, the average family paid more to hospitals than to the federal government in taxes, representing 15% of median household income. Even as consumers have paid more, the quality of care in the United States has fallen to the lowest in the developed world, and hospitals regularly report declining revenues and rising administration costs. This complex and inflexible system is underpinned by misaligned incentives across the stakeholder ecosystem that result in poor patient outcomes and high cost of care.
We believe the intersection of technology and healthcare is one of the most significant value creation opportunities of this decade and the most important area where entrepreneurs can make a difference to society. Over the past fifteen years, content, community, and commerce have been digitized and reorganized online, giving rise to massive technology platforms, like Google, Amazon, and Netflix. Yet healthcare has remained largely untouched by these developments.
We believe this is the pivotal moment to invest in healthcare innovation. The recent COVID-19 pandemic starkly exposed the lack of resilience in our current healthcare system and accelerated changes that might otherwise have taken years to evolve. The future is rushing to us—healthcare is at the beginning of its internet moment. Our experience has shown that technology can fill the apparent gaps in healthcare and create a sustainable system, enabling us to better care for individuals and empower them to take control of their own health.
We have a vision for this new tech-enabled system: we call it health assurance. It is a new category of consumer-centric, data-driven, cloud-based healthcare designed to help people stay healthy and avoid today’s “sick care” paradigm. Health assurance companies deliver modern consumer health experiences while decreasing the overall healthcare GDP and are rooted in partnership with existing care providers. In a world built on health assurance, care is continuous, proactive, personalized, and available everywhere. Health assurance companies will be rewarded based on patient outcomes, enabling free-market economics to perform their important role in creating best-in-class solutions.
The goal for HAAC is to partner with companies that help build this new system of health assurance. We know that health assurance companies can generate both positive clinical outcomes and outsized shareholder returns because our team built the first one—Livongo. In 2014, Mr. Taneja and Mr. Tullman set out to create a better experience for patients with diabetes. They knew that each person has a unique relationship with diabetes and should have tools to manage their condition according to their experience. Livongo did not make the old model of diabetes treatment more efficient. Instead, it created a new type of care model, empowering members with technology so that they could think less about their condition, see doctors less often, and seldom have emergencies. The result was a high reported Net Promoter Score of 64 among patients using Livongo, and reduced costs for both payers and providers. Net Promoter Score is a percentage, expressed as a numerical value up to a maximum value of 100, to gauge customer satisfaction and reflects responses to the following question on a scale of zero to 10: “How likely are you to recommend Livongo to a friend?” Responses of nine or 10 were considered “promoters,” responses of seven or eight were considered neutral or “passives,” and responses of six or less were considered “detractors.” The number of detractors were subtracted from the number of respondents who are promoters and that number was divided by the total number of respondents. Livongo has since expanded the platform to holistically serve their members and offer the technology they developed to those with multiple chronic conditions.
Livongo and chronic disease management are just the beginning of our vision. We want to create the conditions for 1,000 Livongos to bloom. General Catalyst, our sponsor, has already constructed a federation of synergistic companies within its portfolio. We believe there will be dozens of multi-billion dollar winners created by this sectoral shift, and HAAC has a set of core beliefs and values that will help to identify the best health assurance businesses.
Our Beliefs
•
Change will happen primarily through existing entry points.

•
Innovators will build around the individual, focusing on empowering them and improving their health outcomes.

•
The economic model of healthcare will shift.

•
The digital health sector will become bigger than the physical health sector in terms of time and dollars spent.

•
Person-centric data and improved workflows are at the core of this transformation.

Our Values
•
Contribute to reducing healthcare as a percentage of GDP.

•
Design for bringing individuals along the journey.

•
Commit to inclusivity.

•
Partner with existing healthcare systems and physical care providers.

•
Focus on retraining and deploying the healthcare workforce.

Our Areas of Focus
•
Persona-driven consumer experiences that leverage AI feedback loops.

•
Virtual healthcare services that increase access and affordability.

•
New economic models for managing risk and paying for care.

•
Cloud infrastructure that helps generate data and enables the development of many health assurance companies.

•
Modern workflows for health systems and providers.

•
Full-stack, tech-enabled providers.

Using this framework, HAAC aims to identify companies and use our unique experience to help scale and transform them into category leaders in the public markets. We will look for companies that align with our vision of health assurance, have high growth potential and expanding TAMs, and are led by mission-driven CEOs committed to responsible innovation.
We have assembled one of the most credible teams at the intersection of healthcare and technology to pursue this immense opportunity. We believe our insight and experience will attract some of the world’s leading entrepreneurs to work with us on our shared vision. Each team member has deep industry and operational expertise, a proven ability to identify and interpret healthcare and technology trends, history scaling businesses from inception and at inflection, and an understanding of the requirements for successful execution. Our management team has a track record of success, born from close collaboration through founding companies together, investing in technology, advising as board members and industry executives, and sharing a joint goal. These individuals are prominent lights in the healthcare and technology ecosystems in their own right, and we believe their deep networks will allow us to surface and win the best opportunities.
Health Assurance Acquisition Corp. is a newly incorporated blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination with us.

Our Operating, Investing, Advising, and Industry Experience
Our management team has extensive collective experience as investors in, advisors to, and executives and board members of healthcare and technology companies at various stages of their growth cycles, in both private and public markets. They have been long-term partners to healthcare technology businesses, successfully helping them build and execute on their strategies, invest for long-term growth, and drive value for stakeholders.
Our team’s combined experience spans vital parts of the healthcare ecosystem, including provider operations, virtual services, electronic health records and technology infrastructure. This background, coupled with their deep networks and long-standing relationships, will provide valuable access to the highest quality technology companies and will produce unique insights and opportunities for growth and value creation. They will contribute this expertise and experience, as well as the capital raised in this offering, to partner with the leading companies at the intersection of healthcare and technology to realize their collective goal.
Mr. Taneja has over twenty years of experience in identifying and partnering with extraordinary companies. Mr. Taneja investing thesis is rooted in a belief that technology is causing a paradigm shift in all industries, making it possible to efficiently and profitably offer highly personalized products and services to everyone in society. Mr. Taneja has brought this thesis to healthcare by co-founding four health-assurance technology companies, Livongo, Commure and two unannounced ventures. In addition, Mr. Taneja has backed category defining healthcare companies like Color, Gusto, Mindstrong and Ro. Mr. Taneja is also an investor in numerous other market-leading companies like Anduril, Gitlab, Grammarly, Samsara, Snap and Stripe.
Mr. Clark brings decades of executive-level technical leadership. Before joining General Catalyst, Mr. Clark was the CTO of Dropbox, helping develop its growth strategy and successfully taking them public. Mr. Clark was also CTO and CBO of SAP, driving product strategy across the cloud platform. Mr. Clark spent twenty years of his career in various senior leadership roles at Microsoft, notably overseeing the design and delivery of data products such as Azure and Microsoft SQL Server. Mr. Clark now focuses on investing in enterprise SaaS and healthcare and oversees the ecosystem activity General Catalyst engages in to further its health assurance federation. Mr. Clark sits on the boards of Commure, Kernel, ThoughtSpot, Coda, and Minio.
Dr. Klasko is the CEO of Jefferson Health and President of Jefferson University. Dr. Klasko’s mission is “healthcare with no address.” Dr. Klasko is someone at the heart of a huge healthcare institution who understands the balance of scaling up to meet demand while emphasizing unscaling on a care delivery level to maintain personalized experience for consumers. When Livongo launched, Dr. Klasko agreed to have Jefferson try this new solution. Jefferson was able to provide invaluable clinical feedback to Livongo’s product team. Dr. Klasko and the team are deeply committed to the belief that to change care truly, healthcare technology companies need to partner and integrate with existing health systems.
Mr. Tullman and Dr. Schneider are the executive chairman and president, respectively, of Livongo a digital health pioneer committed to empowering people with chronic health conditions. Mr. Tullman is not only a visionary founder, but he also has extensive experience taking companies public, first at Enterprise Systems, where he was CEO, and then at Allscripts. Mr. Tullman is driven by the thesis that it is possible to successfully bring consumer innovations from all sectors into healthcare as he did with Livongo. Dr. Schneider has been responsible for product, data science, engineering, marketing, and clinical operations at Livongo, building those operations to a point they are now considered industry-leading. Having previously also served as the Castlight’s Chief Medical Officer, Dr. Schneider brings a critical lens to assessing products given her unique technology and clinical background. Both Mr. Tullman and Dr. Schneider have invaluable industry and operational experience, standing at the helm of an unprecedented health assurance success story, and bring a passion for reimagining and redesigning care experiences.
Ms. Pramoda is the CEO of Owned Outcomes, Inc., a health analytics software company helping customers engage with physicians, support patients, and win at bundled payments. Ms. Pramoda brings a unique health data perspective, having served as both CFO of Epic Systems Corporation and a board member of Allscripts. Through these experiences, Ms. Pramoda developed a deep commitment to democratizing consumer access to their own health information. Ms. Pramoda has impressive financial acumen, having also served as chairperson / board director of the Federal Reserve Bank of San Francisco, allowing her to assess the value of health assurance businesses deeply. Ms. Pramoda is currently a board member to several companies, including Health Catalyst, Inc. and GoHealth, two companies at the intersection of technology and healthcare.
Uniquely, our team has worked together for several years despite coming from different organizations, allowing the team to work in total alignment to identify exceptional opportunities. Mr. Taneja and Mr. Tullman both served on the board of Humedica, founded Livongo together, and have co-invested in various companies. Mr. Taneja and Mr. Clark came together in 2016, four years before Mr. Clark joined General Catalyst, to begin ideating on the foundations of Commure. They both have worked with Ms. Pramoda since those early days, using her as a key strategic thought partner as they built Commure. Dr. Klasko, as previously mentioned, has worked with all members of the team as a pioneering leader in health system innovation. Mr. Taneja and Dr. Klasko recently authored a book together, UnHealthcare, in which they lay out their thesis of the healthcare system’s transformation into one of health assurance. Their thesis underpins the mission of HAAC.
Our management team has extensive collective experience as investors in, advisors to, and executives and board members of healthcare and technology companies at various stages of their growth cycles, both private and public. All members, as technology and healthcare industry veterans, have been long-term partners to healthcare technology businesses, successfully helping them build out and execute their visions, invest for long-term growth, and drive value for all stakeholders.
Not all the companies in which our team has invested have achieved the same level of value creation. Past performance by any member or members of our management team, any of their respective affiliates, or HAAC is not a guarantee either (1) that we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any business combination we may consummate. You should not rely on the historical record of any member or members of our management team, any of their respective affiliates, HAAC, or any related investment’s performance as indicative of the future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. See “cautionary note regarding forward looking statements.”
Market Opportunity
We believe the intersection of technology and healthcare is one of the most significant value creation opportunities of this decade.
The US annual spend on healthcare is $4 trillion. There is a huge opportunity to reduce this spend while still capturing immense value. If tech entrepreneurs and the traditional healthcare ecosystem work together to understand and reimagine care truly, we believe the health assurance space will generate more than ten to fifteen $100 billion companies.
A substantial market opportunity exists at this intersection of health and technology for a potential business combination. Globally, there are 46 healthcare unicorns, valued in aggregate at $117 billion, with over $45 billion of cumulative value in digital health unicorns alone. The public markets have seen the successful IPOs of several multi-billion dollar digital health companies over the last few years, including Teladoc, Livongo, Amwell, and GoodRx, which currently have a combined market value of >$55 billion. This growth in the digital health sector is only set to increase with the tailwinds presented by catalyzing events, including the COVID-19 pandemic, evidenced by a record-setting $5.4 billion of digital health venture funding in the first half of 2020.
As the last several months have demonstrated, periods of market volatility and dislocation can present even the highest quality healthcare or technology companies with challenges accessing the public markets through a traditional IPO. While there has been an increasing number of technology-focused blank check companies issued in recent months, we believe no other has the same degree of coherent vision, alignment with stakeholders, combination of sector expertise, entrepreneurial mindset, track record, and desire for transformational change. We believe we can provide a high-quality company with a lower risk path to the public capital markets while also providing our investors option value on an investment in these types of companies during periods of market volatility. The recent cohort of blank check company IPOs and validation by the involvement of bulge bracket investment banks and advisors have shown support for the effectiveness of this vehicle and substantiates our strategy. Health Assurance Acquisition Corp. will be the only blank check company searching for its initial business combination led by a team that includes seasoned healthcare technology company founders and entrepreneurs with operational public company experience and an unprecedented track record for successfully effecting positive change. We believe the market opportunity is aligned with the advantages we bring to a potential target.
Our Team
Our management team will be led by Hemant Taneja as Chairman and CEO; Glen Tullman as Director; Stephen K. Klasko, MD, MBA as Director; Quentin Clark as Director; Jennifer Schneider, MD as Director; Anita V. Pramoda as Director; and Evan Sotiriou as COO.
The team has entrenched relationships with one another, as well as a broad network within the healthcare and technology industry. They are united by the common goal to digitize, transform, and unscale the healthcare industry for the benefit of all stakeholders.
Hemant Taneja
Hemant Taneja has been a managing director at General Catalyst since 2007 and the founder of the firm’s Silicon Valley operations. Mr. Taneja partners with mission-driven founders building platform companies that are fundamentally aligned with the long-term interests of society. Mr. Taneja is an early investor in market-leading companies across many sectors of the economy like Anduril, Canva, Color, Gitlab, Grammarly, Gusto, Livongo, Ro, Samsara, Snap, and Stripe.
Mr. Taneja’s primary investment thesis, known as “economies of unscale,” explores how 21st-century founders leverage AI-based mass personalization techniques to innovate and build platforms across all sectors of the economy. In his 2018 book Unscaled, Mr. Taneja builds on that thesis and articulates the need for accountability, transparency, and explainability in AI technologies as they permeate deeper into daily life. Mr. Taneja’s piece in Harvard Business Review, “The Era of Move Fast and Break Things is Over,” advocates for entrepreneurs and venture capitalists to adopt frameworks for responsible innovation and investing.
Mr. Taneja is also the founder and Executive Chairman of Commure, a company that has partnered with major health systems to modernize the software infrastructure for the healthcare space since its inception in 2017. Mr. Taneja’s recently published book UnHealthcare, co-authored with Dr. Klasko, lays out their thesis for how the healthcare system needs to transform into a health assurance system to bring consumerism, affordability, and rational economic behavior to this important sector.
In addition to his investment work, Mr. Taneja is the Co-Founder of Advanced Energy Economy, an organization focused on transforming energy policy in America since 2011; and is a Founding Board Member of the Khan Lab School, a nonprofit K-12 school dedicated to classroom innovation since 2014. Mr. Taneja sits on the Board of Fellows for the Stanford School of Medicine and teaches a course at the college on A.I., Entrepreneurship, and Society. More recently, Mr. Taneja was featured in Business insider’s “100 People Transforming Business” list.
Glen Tullman
Glen Tullman is the Executive Chairman and Founder of Livongo (NASDAQ: LVGO), the consumer first digital health pioneer committed to empowering people with chronic conditions to live better and healthier lives. Mr. Tullman is dedicated to finding a cure for diabetes and other chronic conditions—and to keeping people healthy until these cures are found.
A visionary leader and entrepreneur, Mr. Tullman previously ran two public companies that changed how health care is delivered. Before Livongo, Mr. Tullman served as Chief Executive Officer of Allscripts, which, during his tenure from 1998 to 2012, was a leading provider of electronic health records, practice management, and electronic prescribing systems. Mr. Tullman took Allscripts public in 1999. Prior to Allscripts, Mr. Tullman was Chief Executive Officer of Enterprise Systems from 1997 to 1998, which he also took public and then sold to McKesson/HBOC. Mr. Tullman is the author of On Our Terms: Empowering the New Health Consumer, in which he proposes new solutions to address the chronic-condition epidemic facing our country.
A strong proponent of philanthropy, Mr. Tullman was honored in 2019 with a Robert F. Kennedy Human Rights Ripple of Hope Award for his career focused on improving the safety, empathy, and efficiency of our healthcare system. Mr. Tullman also serves as a Chancellor to the International Board of the Juvenile Diabetes Research Foundation and as a Board Member of the American Diabetes Association. Mr. Tullman has an undergraduate degree from Bucknell University (1981) and a Master of Arts from the University of Oxford (1982).
Stephen K. Klasko, MD, MBA
Dr. Stephen Klasko has been a pioneer in using connected care to build health assurance for all—especially as we emerge from the COVID-19 crisis.
As President and CEO of Philadelphia-based Thomas Jefferson University and Jefferson Health since 2013, Dr. Klasko has led one of the U.S.’s fastest growing academic health institutions based on his vision of the future of higher education. Jefferson Health focuses on managing the health of populations in southeastern Pennsylvania and southern New Jersey. Jefferson has the largest faculty based telehealth network in the country, the NCI-designated Sidney Kimmel Cancer Center, and an outpatient footprint that is among the most technologically advanced in the region.
This year, Dr. Klasko published UnHealthcare, with Hemant Taneja, as well as the textbook, Patient No Longer: Why Healthcare Must Deliver the Care Experience that Consumers Want and Expect.
Jefferson’s 14 hospitals handled the most patients with COVID-19 in Philadelphia during the Spring 2020 surge. The hospital’s strategy included immediate universal masking, early exchange of research with Italy, and a history of longtime pandemic planning.
In 2020, Dr. Klasko was named the first Distinguished Fellow of the World Economic Forum.
Dr. Klasko attended medical school in Philadelphia at Hahnemann University (1978), built his practice as an obstetrician in Allentown, and served as dean of Drexel University’s College of Medicine (2000-2004). Dr. Klasko moved to Tampa, Florida, where he was dean of the Morsani College of Medicine and CEO of USF Health at the University of South Florida (2004-2013).
Quentin Clark
Quentin Clark is a managing director at General Catalyst, a venture capital firm that partners with seed- to endurance-stage founders to help build companies that withstand the test of time. Since joining in 2020, Mr. Clark focuses on investing in healthcare and enterprise SaaS, software, and platforms concentrating on transforming the workplace. Since joining the firm, Mr. Clark has made investments in Kernel, Minio, Range, Sprout, and several yet to be announced companies. Mr. Clark is on the boards of Commure, Kernel, ThoughtSpot, Coda, and Minio.
Prior to joining General Catalyst, Mr. Clark was CTO at Dropbox (NASDAQ: DBX) from 2017 to 2019, where he led the company’s engineering, product, design, growth, and IT teams. Mr. Clark worked with them through its IPO, its pivot to Dropbox Spaces, and drove the portfolio expansion, starting with the acquisition of HelloSign. Prior to Dropbox, Mr. Clark spent two decades with Microsoft between 1994 and 2014, starting as a software engineer, then product manager, and eventually leading the whole data platform business into Microsoft’s cloud, Azure. Mr. Clark then joined SAP from 2014 to 2016, first as CTO, then as Chief Business Officer, where he led strategy and product direction for the platform and ultimately for the company.
Mr. Clark is a graduate of the University of Massachusetts at Amherst (1994), where he earned a B.S. in Physics and double-majored in Computer Science and currently sits on the Advisory Board for the College of Information & Computer Sciences.
Jennifer Schneider, MD
Dr. Jennifer Schneider has been the President of Livongo since 2018, where she is responsible for product, data science, engineering, marketing, clinical operations, and growth strategy. Dr. Schneider previously served as the company’s Chief Medical Officer from 2015 to 2018, where she led the company’s strategic clinical product vision, data science, clinical trials, and the organization’s certified diabetes educators and coaches. Dr. Schneider is the author of Decoding Health Signals: Silicon Valley’s Consumer-First Approach to a New

Era of Health, which offers a guide to the depth of the chronic conditions problem facing the industry today and explores how companies are using big data analytics and artificial intelligence to reinvent care delivery for people with chronic conditions. Dr. Schneider was recently named to Modern Healthcare’s List of Top Clinical Executives.
Prior to Livongo, Dr. Schneider held several key leadership roles at Castlight from 2010 to 2015, most recently as Chief Medical Officer. Dr. Schneider also has held leadership roles as a health outcomes researcher and Chief Resident at Stanford University from 2005 to 2006, and she has practiced medicine as an attending physician at Stanford University, the VA Palo Alto Health Care System, and Kaiser Permanente. Dr. Schneider has an undergraduate degree from the College of the Holy Cross (1997), a Doctor of Medicine degree from Johns Hopkins School of Medicine(2002), and a Master of Science degree in Health Services Research from Stanford University (2010). Dr. Schneider completed her internal medicine residency at Stanford University Hospital.
Anita V. Pramoda
Anita V. Pramoda has been the CEO of Owned Outcomes, Inc., a health analytics software company, since 2014. Ms. Pramoda has also served as the Chairperson of the Board of Directors of the Federal Reserve Bank of San Francisco (Los Angeles) since 2016, and as a board member (and Chair of Compensation Committee) of Health Catalyst, Inc., (NASDAQ: HCAT), a provider of data and analytics technology and services to healthcare organizations, since 2016. Since 2020, Ms. Pramoda has also been a board member (and Chair of Audit Committee) of GoHealth (NASDAQ: GOCO), a digital marketplace for health insurance.
Previously, Ms. Pramoda served as a member of the board of directors of Dignity Health Foundation, from 2013 to 2017, Allscripts Healthcare, LLC (NASDAQ: MDRX), from 2013 to 2016, and as Chief Financial Officer at Epic Systems Corporation, from 2009 to 2012. Ms. Pramoda holds a Master in Business Administration degree from the University of Pennsylvania—The Wharton School (2004).
Evan Sotiriou
Evan Sotiriou has served in several senior management capacities of General Catalyst since 2019. Prior to that, Mr. Sotiriou served as the CFO for OrbiMed, which invests globally across the healthcare industry, from 2011 to 2019. Mr. Sotiriou also acted as the Vice President of GSC Group from 2000 to 2008, Managing Director of Clearlake Capital Management, L.P. from 2008 to 2010 and subsequently as the Chief Financial Officer for Archer Capital Management, L.P. from 2010 to 2011. Mr. Sotiriou holds an AB from Dartmouth College.
Background on Health Assurance Acquisition Corp.
Health Assurance Acquisition Corp. is a newly formed company by Hemant Taneja, Glen Tullman, Stephen Klasko MD, MBA, Quentin Clark, Jennifer Schneider, MD, Anita V. Pramoda and Evan Sotiriou, to execute its part in a broad mission of enabling the digital transformation of care, bringing disruptive innovation to the healthcare system through technology.
Health Assurance Acquisition Corp. is structured to reflect the economic transformation of the industry. To achieve our mission, we have formed a new structure to remove friction, align stakeholder interests, and reward sustained, long-term performance. We call this new vehicle SAILSM, or Stakeholder Aligned Initial Listing. The incentive structure of the typical SPAC creates misalignment with target businesses and public market investors: the sponsor is entitled to a return of the sponsor shares regardless of the SPAC’s performance, and dilution attributable to sponsor shares is borne immediately. The SAILSM construct, however, uses a performance-based incentive structure to create alignment, designed to replicate a stock price-based return in the public markets:
•
Under the SAILSM structure, our initial stockholders will capture 20% to 30% of the year-over-year share-price performance (20% for first 30% performance, 30% thereafter) on all capital raised in connection with the transaction, which will include gross proceeds from the IPO and any subsequent capital raised in connection with the merger.

•
Our economics are contingent upon sustained performance—our initial stockholders will not earn returns on our alignment shares until our other stockholders do.

•
Dilution will occur over time, also contingent upon sustained performance.

We believe this economic alignment is consistent with our core beliefs and values, and coupled with the strength and credibility of our team, will help to attract the best entrepreneurs. HAAC is not simply a liquidity vehicle—it is an opportunity to bring a transformational company to the public markets.
We have also assembled a strong sponsor team that we believe will provide us with valuable strategic, operational, product management, analytical, financial, transactional, communications, legal, and other expertise and networks that we will leverage to identify and execute a business combination and drive future value for the combined business.
Our Value-Add
We believe our founder-first ethos, our unique wealth of experience transforming industries through innovation, our commitment to building enduring companies, and our focus on a consumer-centric model give us a huge advantage in our quest to source and attract best-in-class, disruptive companies which sit at the intersection between healthcare, technology, and the consumer.
•
Pioneers in Health Assurance: Our team has crystallized a coherent vision of the future of healthcare through health assurance, and successfully executed on this vision with Livongo. We believe this unparalleled focus and experience will enable us to provide invaluable advice to management teams of other early-stage health assurance companies with the potential to be market leaders in their categories.

•
Cross-industry, cross-disciplinary talent: Our team has created and operated multi-billion dollar companies in the technology, healthcare, and tech-enabled healthcare spaces. Many of these experiences were shared endeavors by members of our cross-disciplinary team. We have demonstrated a talent for spotting winning trends at the intersection of healthcare and technology, and building companies to capitalize on these.

•
Experts in unscaled healthcare at scale: Health assurance calls for a new era of care that is personalized and ‘unscaled’ using AI-based techniques. We have deep experience in mass personalization techniques that enable platforms to provide care that feels tailored to the patient, even as they grow to serve hundreds of thousands and even millions of consumers.

•
Deep networks: Our deep networks serve as a tool to find the best businesses and to match founders with top talent to fill areas of need and grow their businesses efficiently and intelligently.

•
Impressive track record: We have an outstanding investment track record demonstrating a commitment to our strategy and core values, robust shareholder returns, and development of enduring businesses, including Airbnb, Livongo, Oscar, Snap, Stripe, and others.

•
Mission-driven, principled: Our methods are rooted in respect for strong governance, responsible innovation, and a desire to nurture diversity, creativity, and mindfulness.

Our Business Strategy
We are in the early stages of a digital transformation of healthcare and have thought strategically about the framework needed to affect change. Our goal is to invest in platforms that help accelerate a system of health assurance, a new category of innovation that delivers modern consumer health experiences while decreasing the overall healthcare GDP. In partnership with existing care providers, health assurance companies can accelerate rational economic behavior with innovative business models and price transparency in their offerings. We want to elevate care away from the reactive, scaled, one-size-fits-all offering it currently operates in and transition from “sick care” to “health assurance.” We will facilitate this paradigm shift through technologies like telehealth consultations, connected devices, and AI-driven interactions, built upon open technology standards and empathetic user design.
Our experience building Livongo has demonstrated that health assurance companies can generate both positive clinical outcomes and outsized economic returns. By eliminating the hassle of managing chronic conditions, designing the experience around the individual and whole-person care, and building trust with members, we defined a new market category and demonstrated public market success. Livongo and chronic disease management were just the beginning. There is a myriad of consumer personas that deserve the same excellent care experiences, and there are dozens of infrastructure companies required to support this sectoral shift.
Our strategy, based on our core beliefs and values, is to identify a business combination where we can play an impactful role in partnership with a data-driven, cloud-based, consumer-centric business positioned to affect change in a sick, rigid and broken healthcare system. Our mission is to create a new kind of healthcare experience that works like consumer experiences in other industries, with free-market economics and optimization of patient outcomes. Instead of improving inflexible systems, we want to reinvent these systems, to bend the cost and quality curve, and to overcome the entrenched resistance to change. We want to empower good ideas and disruptive technologies to improve outcomes for the most important consumer—the patient. We believe that if you create a great user experience of value, you have an open road to building a multi-billion dollar success story like Livongo, Airbnb, or Stripe.
We are looking for companies that are aligned with the health assurance thesis, are led by a mission-driven CEO who is committed to responsible innovation, and have high growth potential in markets with TAM expansion opportunities. We are interested in companies building persona-driven consumer experiences that leverage AI feedback loops, virtual healthcare services that increase access and affordability, new models to manage risk and pay for care, cloud infrastructure that helps generate data and enables the development of many health assurance companies, and modern workflows for health systems and providers.
Using this framework, we are creating HAAC to identify companies that can be transformed into category leaders best positioned in the public markets. We believe we are well placed to help a transformational company, aligned with our philosophy, to the public markets, and then to help it grow, thrive, and succeed in its mission. Our partnership has value far beyond our capital, unlocking the potential of a disruptive business to revolutionize care, supported by our team’s deep industry, operational and product experience, extensive networks, and track records as investors, advisors, executives, and board members. Our alignment with the economic transformation of the industry will make this a vehicle with which the best entrepreneurs will want to work.
Business Combination Criteria
While we may decide to enter into a business combination with a business that does not meet these criteria, we intend to seek a business combination:
•
sitting at the intersection between technology and healthcare, including consumer-focused, data-driven, cloud-based platforms;

•
that has the potential to change the healthcare system to benefit the consumer (built with empathy, cuts down costs, and prioritizes personalization and consumer outcomes);

•
where we can materially impact the value and growth of the company in partnership with management;

•
close to our proximal networks of founders, operators, investors, and advisors; and

•
where we have a differentiated view on the ability of the target to create value as a public company.

We anticipate offering the following benefits to our business combination partner:
•
partnership with our management team members who have extensive and proven track records of founding, operating, advising, and investing in market-leading technology and healthcare companies;

•
access to our network of leading industry executives, entrepreneurs, and investors;

•
increase company presence and visibility with customers, employers, payors, and vendors;

•
higher engagement with core, relevant, fundamental investors as anchor stockholders than a traditional IPO book-building process would offer;

•
lower risk and expedited path to a public listing with flexible structuring;

•
infusion of cash and ongoing access to public capital markets;

•
listed public currency for future acquisitions and growth;

•
ability for management to retain control and focus on growing the business; and

•
opportunity to motivate and retain employees using stock-based compensation.

Status as a Public Company
We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock in the target business for our shares of Class A common stock (or shares of a new holding company) or for a combination of our shares of Class A common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.
Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with stockholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, negatively.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved, If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Financial Position
With funds available for a business combination initially in the amount of $500,000,000 (or $575,000,000 (assuming no redemptions) if the underwriter’s over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.
Effecting Our Initial Business Combination
General
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.
If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our shares of Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.
We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third-party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.
Sources of Target Businesses
We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since some of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s-length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or their respective affiliates paid by us any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). We have agreed to pay an affiliate of our sponsor a total of $10,000 per month for office space, secretarial and administrative support and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-business combination company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial stockholders, Founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our initial stockholders or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our initial stockholders, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Delaware law. See “Management—Conflicts of Interest.”
Evaluation of a Target Business and Structuring of Our Initial Business Combination
In evaluating a prospective target business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry. We will also utilize our management team’s operational and capital planning experience. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or their respective affiliates, for services rendered to or in connection with our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:
•
subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•
cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders May Not Have the Ability to Approve Our Initial Business Combination
We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated certificate of incorporation. However, we will seek stockholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek stockholder approval for business or other reasons.
Under Nasdaq’s listing rules, stockholder approval would typically be required for our initial business combination if, for example:
•
we issue common stock that will be equal to or in excess of 20% of the number of our common stock then-outstanding (other than in a public offering);

•
any of our directors, officers or substantial security holder (as defined by the Nasdaq rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in issued and outstanding common stock or voting power of 1% or more (or 5% or more if the related party involved is classified as such solely because such person is a substantial security holder); or

•
the issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and reasons, which include a variety of factors, including, but not limited to:
•
the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•
the expected cost of holding a stockholder vote;

•
the risk that the stockholders would fail to approve the proposed business combination;

•
other time and budget constraints of the company; and

•
additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases and Other Transactions with Respect to Our Securities
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.
In the event that our initial stockholders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of any such purchases of shares could be to (i) vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or (ii) to satisfy a closing condition in an agreement with a candidate for our initial business combination that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our shares of Class A common stock or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our initial stockholders, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our initial stockholders, officers, directors or their affiliates may pursue privately negotiated transactions by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of shares of Class A common stock) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our initial stockholders, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the stockholder meeting related to our initial business combination. Our initial stockholders, executive officers, directors, advisors or their affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.
Our initial stockholders, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
Redemption Rights for Public Stockholders upon Completion of Our Initial Business Combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. Our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares and public shares they may hold in connection with the completion of our initial business combination.
Limitations on Redemptions
Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target candidate or its owners; (ii) cash for working capital or other general corporate purposes; or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.
Manner of Conducting Redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking stockholder approval under SEC rules). Asset acquisitions and share purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 5% of our shares of outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons. So long as we obtain and maintain a listing for our securities on the Nasdaq, we will be required to comply with the Nasdaq rules.

If we held a stockholder vote to approve our initial business combination, we will, pursuant to our amended and restated certificate of incorporation:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•
file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the common stock, represented in person or by proxy and entitled to vote thereon, voted at a stockholder meeting are voted in favor of the business combination. In such case, our initial stockholders and each member of our management team have agreed to vote their alignment shares and public shares in favor of our initial business combination. As a result, in addition to our initial purchaser’s alignment shares, we would need 18,750,001, or 37.5%, of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised), of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. In addition, our initial stockholders and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares and public shares held by them in connection with (i) the completion of a business combination and (ii) a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) that would modify the substance or timing of our obligation to provide holders of our shares of Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or (B) with respect to any other provision relating to the rights of holders of our shares of Class A common stock.
If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated certificate of incorporation:
•
conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our initial stockholders will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Stockholder Approval
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as “Excess Shares,” without our prior consent. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our initial stockholders or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.
However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights
Public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System (the “DWAC System”), at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the initially scheduled vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class).
Redemption of Public Shares and Liquidation If No Initial Business Combination
Our amended and restated certificate of incorporation will provide that we will have only 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) to consummate an initial business combination. If we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class). Our amended and restated certificate of incorporation will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter.
Our initial stockholders and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any alignment shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering, or such later date as described in the preceding paragraph (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

Our initial stockholders, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) that would modify the substance or timing of our obligation to provide holders of our shares of Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or (B) with respect to any other provision relating to the rights of holders of our shares of Class A common stock, unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our initial stockholders, any executive officer, director or director nominee, or any other person.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $4,500,000 of proceeds held outside the trust account plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.
If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers (except our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited, to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriter of this offering will not execute an agreement with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party for services rendered or products sold to us (other than our independent registered public accounting firm), or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of

(i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations; provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our income tax obligations, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (except our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $4,500,000 from the proceeds of this offering and the sale of the private placement warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our trust account received by any such stockholder. In the event that our offering expenses exceed our estimate of $4,500,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $4,500,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the funds in our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of the funds in our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a newly organized company established for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar initial business combination, rather than an operating company, and our operations will be limited to searching for prospective candidates for our initial business combination to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective candidates for our initial business combination. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (except for our independent registered public accounting firm), prospective candidates for our initial business combination or other entities with which we do business (other than our independent registered public accounting firm) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.
If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders.

Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.
Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination.
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class):
	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to
If we seek stockholder approval of our initial business combination, our initial stockholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our initial stockholders, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making
If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
the consummation of the initial business combination (which is initially anticipated to be $10.00 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001.
any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.
interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$500,000,000 of the net proceeds of this offering and the sale of the private placement warrants will	$445,500,000 of the offering proceeds, would be required to be deposited into either an escrow

	Terms of Our Offering	Terms Under a Rule 419 Offering
	be deposited into a trust account located in the United States at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee.	account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$500,000,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest income (if any) on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the income earned on the trust account) at the time of signing the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The SAILSM securities are expected to begin trading on or promptly after the date of this prospectus. The shares of Class A common stock and warrants comprising the SAILSM securities	No trading of the SAILSM securities or the underlying shares of Class A common stock and warrants would be permitted until the completion of a business combination. During this period,

	Terms of Our Offering	Terms Under a Rule 419 Offering

will begin separate trading on the 52nd day following the date of this prospectus unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.
The SAILSM securities will automatically separate into their component parts and will not be traded after completion of our initial business combination.
the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and twelve months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, upon the completion of our initial business	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification

	Terms of Our Offering	Terms Under a Rule 419 Offering
	combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock voted are voted in favor of the initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Business combination deadline	If we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public	If an acquisition has not been completed within 24 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and in all cases subject to the requirements of other applicable law.
Release of funds	Except for the withdrawal of interest income (if any) to pay our taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated certificate of	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.
Delivering stock certificates in connection with the exercise of redemption rights	We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using the DWAC System, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the initial business combination is to be held. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder	Many blank check companies provide that a stockholder can vote against a proposed initial business combination and check a box on the proxy card indicating that such stockholder is seeking to exercise its redemption rights. After the initial business combination is approved, the company would contact such stockholder to arrange for delivery of its share certificates to verify ownership.
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in	Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

Terms of Our Offering	Terms Under a Rule 419 Offering
concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. However, we would not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies, operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.
Facilities
We currently maintain our executive offices at 20 University Road, Cambridge, Massachusetts 02138. The cost for our use of this space is included in the $10,000 per month fee we will pay to an affiliate of our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.
Employees
We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.
Periodic Reporting and Financial Information
We will register our SAILSM securities, shares of Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to stockholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT
Officers, Directors and Director Nominees
Our officers, directors and director nominees are as follows:
Name	Age	Position
Hemant Taneja	45	Chairman and Chief Executive Officer
Quentin Clark	49	Director
Stephen K. Klasko, MD, MBA	66	Director
Anita V. Pramoda	46	Director
Jennifer Schneider, MD	45	Director
Glen Tullman	61	Director
Evan Sotiriou	46	Chief Operating Officer
Hemant Taneja, our Chairman and Chief Executive Officer has been a managing director at General Catalyst since 2007 and the founder of the firm’s Silicon Valley operations. Mr. Taneja partners with mission-driven founders building platform companies that are fundamentally aligned with the long-term interests of society. Mr. Taneja is an early investor in market-leading companies across many sectors of the economy like Anduril, Canva, Color, Gitlab, Grammarly, Gusto, Livongo, Ro, Samsara, Snap, and Stripe.
Mr. Taneja’s primary investment thesis, known as “economies of unscale,” explores how 21st-century founders leverage AI-based mass personalization techniques to innovate and build platforms across all sectors of the economy. In Mr. Taneja’s 2018 book Unscaled, he builds on that thesis and articulates the need for accountability, transparency, and explainability in AI technologies as they permeate deeper into daily life. Mr. Taneja’s piece in Harvard Business Review, “The Era of Move Fast and Break Things is Over,” advocates for entrepreneurs and venture capitalists to adopt frameworks for responsible innovation and investing.
Mr. Taneja is also the founder and Executive Chairman of Commure, a company that has partnered with major health systems to modernize the software infrastructure for the healthcare space since its inception in 2017. Mr. Taneja’s recently published book UnHealthcare, co-authored with Dr. Klasko, lays out their thesis for how the healthcare system needs to transform into a health assurance system to bring consumerism, affordability, and rational economic behavior to this important sector.
In addition to his investment work, Mr. Taneja is the Co-Founder of Advanced Energy Economy, an organization focused on transforming energy policy in America since 2011; and is a Founding Board Member of the Khan Lab School, a nonprofit K-12 school dedicated to classroom innovation since 2014. Mr. Taneja sits on the Board of Fellows for the Stanford School of Medicine and teaches a course at the college on A.I., Entrepreneurship, and Society. More recently, Mr. Taneja was featured in Business insider’s “100 People Transforming Business” list.
Quentin Clark, our Director, is a managing director at General Catalyst, a venture capital firm that partners with seed- to endurance-stage founders to help build companies that withstand the test of time. Since joining in 2020, Mr. Clark focuses on investing in healthcare and enterprise SaaS, software, and platforms concentrating on transforming the workplace. Since joining the firm, Mr. Clark has made investments in Kernel, Minio, Range, Sprout, and several yet to be announced companies. Mr. Clark is on the boards of Commure, Kernel, ThoughtSpot, Coda, and Minio.
Prior to joining General Catalyst, Mr. Clark was CTO at Dropbox (NASDAQ: DBX) from 2017 to 2019, where he led the company’s engineering, product, design, growth, and IT teams. Mr. Clark worked with them through its IPO, its pivot to Dropbox Spaces, and drove the portfolio expansion, starting with the acquisition of HelloSign. Prior to Dropbox, Mr. Clark spent two decades with Microsoft between 1994 and 2014, starting as a software engineer, then product manager, and eventually leading the whole data platform business into Microsoft’s cloud, Azure. Mr. Clark then joined SAP from 2014 to 2016, first as CTO, then as Chief Business Officer, where he led strategy and product direction for the platform and ultimately for the company.

Mr. Clark is a graduate of the University of Massachusetts at Amherst (1994), where he earned a B.S. in Physics and double-majored in Computer Science and currently sits on the Advisory Board for the College of Information & Computer Sciences.
Stephen K. Klasko, MD, MBA, our Director, has been a pioneer in using connected care to build health assurance for all—especially as we emerge from the COVID-19 crisis.
As President and CEO of Philadelphia-based Thomas Jefferson University and Jefferson Health since 2013, Dr. Klasko has led one of the U.S.’s fastest growing academic health institutions based on his vision of the future of higher education. Jefferson Health focuses on managing the health of populations in southeastern Pennsylvania and southern New Jersey. Jefferson has the largest faculty based telehealth network in the country, the NCI-designated Sidney Kimmel Cancer Center, and an outpatient footprint that is among the most technologically advanced in the region.
This year, Dr. Klasko published UnHealthcare, with Hemant Taneja, as well as the textbook, Patient No Longer: Why Healthcare Must Deliver the Care Experience that Consumers Want and Expect.
Jefferson’s 14 hospitals handled the most patients with COVID-19 in Philadelphia during the Spring 2020 surge. The hospital’s strategy included immediate universal masking, early exchange of research with Italy, and a history of longtime pandemic planning.
In 2020, Dr. Klasko was named the first Distinguished Fellow of the World Economic Forum.
Dr. Klasko attended medical school in Philadelphia at Hahnemann University (1978), built his practice as an obstetrician in Allentown, and served as dean of Drexel University’s College of Medicine (2000-2004). Dr. Klasko moved to Tampa, Florida, where he was dean of the Morsani College of Medicine and CEO of USF Health at the University of South Florida (2004-2013).
Anita V. Pramoda, our director, has been the CEO of Owned Outcomes, Inc., a health analytics software company, since 2014. Ms. Pramoda has also served as the Chairperson of the Board of Directors of the Federal Reserve Bank of San Francisco (Los Angeles) since 2016, and as a board member (and Chair of Compensation Committee) of Health Catalyst, Inc., (NASDAQ: HCAT), a provider of data and analytics technology and services to healthcare organizations, since 2016. Since 2020, Ms. Pramoda has also been a board member (and Chair of Audit Committee) of GoHealth (NASDAQ: GOCO), a digital marketplace for health insurance.
Previously, Ms. Pramoda served as a member of the board of directors of Dignity Health Foundation, from 2013 to 2017, Allscripts Healthcare, LLC (NASDAQ: MDRX), from 2013 to 2016, and as Chief Financial Officer at Epic Systems Corporation, from 2009 to 2012. Ms. Pramoda holds a Master in Business Administration degree from the University of Pennsylvania—The Wharton School (2004).
Jennifer Schneider, MD, our Director, has been the President of Livongo since 2018, where she is responsible for product, data science, engineering, marketing, clinical operations, and growth strategy. Dr. Schneider previously served as the company’s Chief Medical Officer from 2015 to 2018, where she led the company’s strategic clinical product vision, data science, clinical trials, and the organization’s certified diabetes educators and coaches. Dr. Schneider is the author of Decoding Health Signals: Silicon Valley’s Consumer-First Approach to a New Era of Health, which offers a guide to the depth of the chronic conditions problem facing the industry today and explores how companies are using big data analytics and artificial intelligence to reinvent care delivery for people with chronic conditions. Dr. Schneider was recently named to Modern Healthcare’s List of Top Clinical Executives.
Prior to Livongo, Dr. Schneider held several key leadership roles at Castlight Health from 2010 to 2015, most recently as Chief Medical Officer. Dr. Schneider also has held leadership roles as a health outcomes researcher and Chief Resident at Stanford University from 2005 to 2006, and she has practiced medicine as an attending physician at Stanford University, the VA Palo Alto Health Care System, and Kaiser Permanente. Dr. Schneider has an undergraduate degree from the College of the Holy Cross (1997), a Doctor of Medicine degree from Johns Hopkins School of Medicine (2002), and a Master of Science degree in Health Services Research from Stanford University (2010). Dr. Schneider completed her internal medicine residency at Stanford University Hospital.

Glen Tullman, our Director, is the Executive Chairman and Founder of Livongo (NASDAQ: LVGO), the consumer first digital health pioneer committed to empowering people with chronic conditions to live better and healthier lives. Mr. Tullman is dedicated to finding a cure for diabetes and other chronic conditions—and to keeping people healthy until these cures are found.
A visionary leader and entrepreneur, Mr. Tullman previously ran two public companies that changed how health care is delivered. Before Livongo, Mr. Tullman served as Chief Executive Officer of Allscripts, which during his tenure from 1998 to 2012 was a leading provider of electronic health records, practice management, and electronic prescribing systems. Mr. Tullman took Allscripts public in 1999. Prior to Allscripts, Mr. Tullman was Chief Executive Officer of Enterprise Systems from 1997 to 1998, which he also took public and then sold to McKesson/HBOC. Mr. Tullman is the author of On Our Terms: Empowering the New Health Consumer, in which he proposes new solutions to address the chronic-condition epidemic facing our country.
A strong proponent of philanthropy, Mr. Tullman was honored in 2019 with a Robert F. Kennedy Human Rights Ripple of Hope Award for his career focused on improving the safety, empathy, and efficiency of our healthcare system. Mr. Tullman also serves as a Chancellor to the International Board of the Juvenile Diabetes Research Foundation and as a Board Member of the American Diabetes Association. Mr. Tullman has an undergraduate degree from Bucknell University (1981) and a Master of Arts from the University of Oxford (1982).
Evan Sotiriou, our Chief Operating Officer, has served in several senior management capacities of General Catalyst since 2019. Prior to that, Mr. Sotiriou served as the CFO for OrbiMed, which invests globally across the healthcare industry, from 2011 to 2019. Mr. Sotiriou also acted as the Vice President of GSC Group from 2000 to 2008, Managing Director of Clearlake Capital Management, L.P. from 2008 to 2010 and subsequently as the Chief Financial Officer for Archer Capital Management, L.P. from 2010 to 2011.Mr. Sotiriou holds an AB from Dartmouth College.
Number and Terms of Office of Officers and Directors
Our board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Hemant Taneja and Quentin Clark, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Stephen K. Klasko, MD, MBA and Jennifer Schneider, MD, will expire at our second annual meeting of stockholders. The term of office of the third class of directors, consisting of Glen Tullman and Anita V. Pramoda, will expire at our third annual meeting of stockholders.
Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our alignment shares. In addition, prior to the completion of an initial business combination, holders of a majority of our alignment shares may remove a member of the board of directors for any reason.
Pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and stockholder rights agreement.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated certificate of incorporation as it deems appropriate. Our amended and restated certificate of incorporation will provide that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.
Director Independence
Nasdaq listing standards require that a majority of our board of directors be independent. Our board of directors has determined that Stephen K. Klasko, MD, MBA, Anita V. Pramoda, Jennifer Schneider, MD and

Glen Tullman are “independent directors” as defined in the Nasdaq listing standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Executive Officer and Director Compensation
None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will reimburse an affiliate of our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month and each independent director will receive quarterly cash compensation of $62,500 (or $250,000 in the aggregate per year). In addition, our sponsor, executive officers and directors, or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or their respective affiliates, prior to completion of our initial business combination.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a nominating committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee and the nominating committee of a listed company be comprised solely of independent directors.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Anita V. Pramoda, Jennifer Schneider, MD and Glen Tullman will serve as members of our audit committee. Our board of directors has determined that each of Anita V. Pramoda, Jennifer Schneider, MD and Glen Tullman are independent under the Nasdaq listing standards and applicable SEC rules. Anita V. Pramoda will serve as the Chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Anita V. Pramoda qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
The audit committee is responsible for:
•
meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•
monitoring the independence of the independent registered public accounting firm;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•
appointing or replacing the independent registered public accounting firm;

•
determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•
monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•
reviewing and approving all payments made to our existing stockholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating committee of our board of directors. The members of our nominating committee will be Glen Tullman, Stephen K. Klasko, MD, MBA and Jennifer Schneider, MD, and Glen Tullman will serve as chairman of the nominating committee. Under the Nasdaq listing standards, we are required to have a nominating committee composed entirely of independent directors. Our board of directors has determined that each of Glen Tullman, Stephen K. Klasko, MD, MBA and Jennifer Schneider, MD are independent.
The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which will be specified in a charter to be adopted by us, generally will provide that persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Stephen K. Klasko, MD, MBA, Anita V. Pramoda and Glen Tullman, and Stephen K. Klasko, MD, MBA will serve as chairman of the compensation committee.
Under the Nasdaq listing standards, we are required to have a compensation committee composed entirely of independent directors. Our board of directors has determined that each of Stephen K. Klasko, MD, MBA, Anita V. Pramoda and Glen Tullman are independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of our other Section 16 executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.
Code of Ethics
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Conflicts of Interest
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•
the corporation could financially undertake the opportunity;

•
the opportunity is within the corporation’s line of business; and

•
it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present an initial business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such initial business combination opportunity to such entity. Notwithstanding the foregoing, we may pursue an affiliated joint acquisition opportunity with one or more affiliates of General Catalyst Partners and/or one or more investors in General Catalyst Partners or one of its affiliates, to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the candidate for our initial business combination at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:
Individual	Entity	Entity’s Business	Affiliation
Hemant Taneja	General Catalyst(1)	Asset Management	Managing Director
	Commure	Health Care	Founder and Executive Chairman
	Advanced Energy Economy	Energy	Co-Founder
	Stanford School of Medicine	Education	Member of Board of Fellows
	ClassDojo, Inc.	Education Technology	Director
	Coda Project, Inc.	Software	Director
	Corvia Medical, Inc.	Health Care	Director
	Livongo Health, Inc.	Health Care	Director
	ThoughtSpot, Inc.	Software	Director
	Grammarly, Inc.	Technology	Director
	Color Genomics, Inc.	Genomic Testing	Director
	Angle Technologies, Inc.	Technology	Director
	Spring Discovery, Inc.	Technology	Director

Individual	Entity	Entity’s Business	Affiliation
	Fundbox, LTD	Small Business Funding	Director
	Hello Digit, Inc.	Software	Director
	Samsara Networks, Inc.	Software	Director
	Mindstrong, Inc.	Health Care	Director
	ZenPayroll, Inc.	Payroll	Director
	Salus Health, Inc.	Health Care	Director
	Valencia Data, Inc.	Software	Director
	Ro Health	Health Care	Director
	Teledoc	Telehealth	Director
Quentin Clark	General Catalyst(1)	Asset Management	Managing Director
	Commure	Health Care	Founding Advisor and Director
	Kernel	Health Care	Director
	ThoughtSpot	Health Care	Director
	Coda	Health Care	Director
	Minio	Health Care	Director
	Eightfold	Recruiting	Director
Stephen K. Klasko	Thomas Jefferson University	Education	President and Chief Executive Officer
	Jefferson Health	Health Care	President and Chief Executive Officer
	Mindstrong, Inc.	Health Care	Director
	Teleflex	Health Care	Director
Anita V. Pramoda	Owned Outcomes, Inc.	Health Care	Chief Executive Officer
	Federal Reserve Bank of San Francisco (Los Angeles)	Finance	Chairperson
	Health Catalyst, Inc.	Health Care	Board Member
	GoHealth	Health Care	Board Member
Jennifer Schneider, MD	Livongo	Health Care	President
Glen Tullman	Livongo	Health Care	Executive Chairman and Founder
	Ignite Glass Studios	Manufacturing	Owner
	Higi	Health Care	Director
	NoCD	Software	Executive Chairman
	Bridge Health	Healthcare	Executive Chairman
	Teledoc	Healthcare	Director
Evan Sotiriou	General Catalyst(1)	Asset Management	Senior Management

(1)
Includes certain of its funds and other affiliates.

Potential investors should also be aware of the following other potential conflicts of interest:
•
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.
•
Our initial stockholders purchased alignment shares prior to the date of this prospectus and will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering. Our initial stockholders have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their alignment shares and any public shares they hold in connection with the completion of our initial business combination. The other members of our management team have entered into agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Additionally, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their alignment shares if we fail to complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, the private placement warrants will expire worthless.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a candidate for our initial business combination that is affiliated with our initial stockholders, officers or directors or completing the initial business combination through a joint venture or other form of shared ownership with our initial stockholders, officers or directors. In the event we seek to complete our initial business combination with a candidate for our initial business combination that is affiliated with our initial stockholders, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking or an independent accounting firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our initial stockholders or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on Nasdaq, we will also pay an affiliate of our sponsor, for office space, secretarial and administrative services provided to members of our management team $10,000 per month.
We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their alignment shares, and they and the other members of our management team have agreed to vote any alignment shares they hold and any shares purchased during or after the offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus, and as adjusted to reflect the sale of our shares of Class A common stock included in the SAILSM securities offered by this prospectus, and assuming no purchase of SAILSM securities in this offering, by:
•
each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock;

•
each of our executive officers, directors and director nominees that beneficially owns shares of common stock; and

•
all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
On September 24, 2020, an affiliate of our sponsor paid $22,500, or approximately $0.009 per share, and the foundation paid $2,500, or approximately $0.009 per share, in consideration of 2,587,500 (up to 375,000 of which are subject to forfeiture depending on the extent to which the underwriter's over-allotment option is exercised) and 287,500 Class B shares, respectively. Such Class B shares held by an affiliate of our sponsor were subsequently transferred to our sponsor. In November 2020, our sponsor transferred 6,469 alignment shares to each of our independent directors resulting in our sponsor holding 2,561,624 alignment shares. Prior to the initial investment in the company of $25,000 by our initial stockholders for the alignment shares, the company had no assets, tangible or intangible. The per share price of the alignment shares was determined by dividing the amount contributed to the company by the number of alignment shares issued. The post-offering beneficial ownership and percentages in the following table assume that the underwriter does not exercise its over-allotment option and that there are 52,500,000 shares of common stock issued and outstanding after this offering.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Issued and Outstanding Common Stock
		Before Offering	After Offering
HAAC Sponsor, LLC	2,224,124	89%	4.23%
Health Assurance Economy Foundation	250,000	10%	*
Hemant Taneja	—	—	—
Quentin Clark	—	—	—
Stephen K. Klasko, MD, MBA	6,469	*	*
Anita V. Pramoda	6,469	*	*
Jennifer Schneider, MD	6,469	*	*
Glen Tullman	6,469	*	*
Evan Sotiriou
All officers, directors and director nominees as a group (7 individuals)	2,500,000	100%	4.76%

*
Less than one percent.

(1)
Unless otherwise noted, the business address of each of our stockholders is 20 University Road, Cambridge, Massachusetts 02138

(2)
Interests shown consist solely of alignment shares, classified as shares of Class B common stock. Alignment shares will automatically convert into shares of our Class A common stock as described in the section entitled “Description of Securities.”

Upon the closing of this offering, our initial stockholders, with their alignment shares, will hold approximately 20% of the voting power of our common stock (assuming they do not purchase any SAILSM securities in this offering) and will have the right to elect all of our directors prior to our initial business combination. Holders of our public shares will not have the right to elect any directors to our board of directors prior to our initial business combination. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all other matters requiring approval by our stockholders, including amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions including our initial business combination. If we increase or decrease the size of this offering, we will effect a share capitalization, share surrender, stock dividend or share contribution back to capital or a compulsory redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering in such amount as to maintain the alignment share ownership of our initial stockholders at 5% of the Class A common stock issued in this offering.
Our sponsor and certain directors of the Company have committed, pursuant to a written agreement, to purchase an aggregate of 11,333,333 private placement warrants (or 12,333,333 private placement warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per private placement warrant, or $17,000,000 in the aggregate (or $18,500,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $500,000,000 (or $575,000,000 million if the underwriter exercises its over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. The private placement warrants will not be redeemable by us for cash so long as they are held by the initial purchasers or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than initial purchasers or their permitted transferees, such private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants being sold in this offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the SAILSM securities in this offering.
Our initial stockholders are deemed to be our “promoters” as such term is defined under the federal securities laws.
Transfers of Alignment Shares and Private Placement Warrants
The alignment shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreement entered into by our initial stockholders and management team. We, our initial stockholders and our officers and directors have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of Morgan Stanley & Co. LLC for a period of 180 days after the date of this prospectus, any SAILSM securities, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock subject to certain limited exceptions. Our initial stockholders, officers and directors have also agreed not to transfer, assign or sell (a) any of their alignment shares except to any permitted transferees and (b) and any of their Class A common stock deliverable upon conversion of the alignment shares for 30 days following the completion of our initial business combination. In connection with this arrangement, our initial stockholders, officers and directors have also agreed not to transfer, assign or sell any of their alignment shares until the earlier to occur of: (i) 30 days after the completion of our initial business combination and (ii) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein. Further, in connection with this arrangement, our sponsor, officers and directors have also agreed not to transfer, assign or sell any of their private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof until 30 days after the completion of our initial business combination, except to permitted transferees. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any alignment shares and private placement warrants. We refer to such transfer restrictions throughout this prospectus as the lock-ups. The foregoing restrictions are not applicable to transfers to (“permitted transferees”) (a) our officers or directors, any affiliates or family members of any of our officers or directors, any member of the initial stockholders, any affiliates or family members of any member of the initial stockholders, any members or partners of our initial stockholders, or their affiliates, any affiliates of our initial stockholders, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the private placement warrants or shares of Class A common stock, as applicable, were originally purchased; (f) by virtue of our initial stockholders’ organizational documents upon liquidation or dissolution of our initial stockholders; (g) to the company for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to the completion of our initial business combination; or (i) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.
Registration and Stockholder Rights
The holders of the alignment shares, private placement warrants, and private placement warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants, exercise of the private placement warrants that may be issued upon conversion of working capital loans and upon conversion of the alignment shares) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration and shareholder rights agreement, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On September 24, 2020, an affiliate of our sponsor paid $22,500, or approximately $0.009 per share, and the foundation paid $2,500, or approximately $0.009 per share, in consideration of 2,587,500 and 287,500 Class B shares, respectively. Such Class B shares held by an affiliate of our sponsor were subsequently transferred to our sponsor. In November 2020, our sponsor transferred 6,469 alignment shares to each of our independent directors resulting in our sponsor holding 2,561,624 alignment shares. The number of alignment shares issued was determined based on the expectation that such alignment shares would represent 5% of the Class A common stock issued in this offering. If we increase or decrease the size of this offering, we will effect a share capitalization, share surrender, stock dividend or share contribution back to capital or a compulsory redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering in such amount as to maintain the alignment share ownership of our initial stockholders at 5% of the Class A common stock issued in this offering. Up to 375,000 alignment shares are subject to forfeiture by our initial stockholders depending on the extent to which the underwriter’s over-allotment option is exercised. The alignment shares (including any shares of Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our sponsor and certain directors of the Company have committed, pursuant to a written agreement, to purchase an aggregate of 11,333,333 private placement warrants (or 12,333,333 private placement warrants if the over-allotment option is exercised in full) for a purchase price of $1.50 per whole warrant in a private placement that will occur simultaneously with the closing of this offering. As such, our sponsor’s interest in this transaction is valued at between $17,000,000 and $18,500,000, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share, subject to adjustment. The private placement warrants (including the shares of Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination.
As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
We currently maintain our executive offices at 20 University Road, Cambridge, Massachusetts 02138. The cost for our use of this space is included in the $10,000 per month fee we will pay to an affiliate of our sponsor for office space, administrative and support services, commencing on the date that our securities are first listed on Nasdaq. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Prior to the consummation of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of January 31, 2021 and the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, its affiliates or our management team as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We will enter into a registration and stockholder rights agreement pursuant to which our sponsor will be entitled to certain registration rights with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the shares of Class A common stock issuable upon exercise of the foregoing and upon conversion of the alignment shares, and, upon consummation of our initial business combination, to nominate three individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and stockholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities—Registration and Stockholder Rights.”
Policy for Approval of Related Party Transactions
The audit committee of our board of directors will adopt a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

DESCRIPTION OF SECURITIES
We are a Delaware corporation and our affairs are governed by our amended and restated certificate of incorporation and the DGCL. Pursuant to our amended and restated certificate of incorporation, we are authorized to issue 730,000,000 shares of common stock, $0.0001 par value per share, including 700,000,000 Class A shares and 20,000,000 Class B shares, as well as 10,000,000 shares of preferred stock, $0.0001 par value per share. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.
SAILSM Securities
Each SAILSM security has an offering price of $10.00 and consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s shares of Class A common stock. This means only a whole warrant may be exercised at any given time by a warrant holder.
The shares of Class A common stock and warrants comprising the SAILSM securities are expected to begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold SAILSM securities or separate their SAILSM securities into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the SAILSM securities into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. Accordingly, unless you purchase at least four SAILSM securities, you will not be able to receive or trade a whole warrant.
In no event will the shares of Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering and the sale of the private placement warrants. We will file the Current Report on Form 8-K promptly after the closing of this offering, which will include this audited balance sheet. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.
Additionally, the SAILSM securities will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Common Stock
Prior to the date of this prospectus, there were 2,875,000 shares of Class B common stock issued and outstanding, all of which were held of record by the sponsor and the foundation and 375,000 of which are subject to forfeiture if the underwriter’s over-allotment option is not exercised. Upon the closing of this offering, 52,500,000 of our shares of common stock will be outstanding (assuming no exercise of the underwriter’s over-allotment option) including:
•
50,000,000 shares of Class A common stock underlying the SAILSMsecurities issued as part of this offering; and

•
2,500,000 alignment shares, consisting of Class B common stock held by the sponsor and the foundation.

If we increase or decrease the size of this offering, we will effect a share capitalization, share surrender, stock dividend or share contribution back to capital or a compulsory redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering in such amount as to maintain the alignment share ownership of our initial stockholders at 5% of the Class A common stock issued in this offering.
Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of shares of Class A common stock and holders of shares of Class B common stock will vote together as a single class on all matters, including the election of directors, submitted to a vote of our stockholders except as required by law. Holders of Class B common stock are entitled to vote together with the holders of all other classes of common stock in the election of directors; provided that holders of our Class B common stock will have the right to elect all of our directors prior to our initial business combination and holders of our Class A common stock will not be entitled to vote thereon. The provisions of our amended and restated certificate of incorporation related to this Class B stockholder voting right prior to our initial business combination and certain other pre-business combination activities may only be amended with the approval of holders of at least 51% of our outstanding common stock entitled to vote thereon. Unless specified in our amended and restated certificate of incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. In addition, pursuant to our amended and restated certificate of incorporation, the powers, preferences or relative, participating, optional or other special rights of the alignment shares, may be amended only with the prior vote or written consent of the holders of a majority of the alignment shares then outstanding, voting as a single class. Our board of directors is divided into three classes, each of which will generally serve for a term of three years (except for those directors appointed prior to our first annual meeting of stockholders) with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our amended and restated certificate of incorporation authorizes the issuance of up to 700,000,000 shares of Class A common stock, if we were to enter into an initial business combination, we may (depending on the terms of such initial business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination to the extent we seek stockholder approval in connection with our initial business combination.
In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first full fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. Our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares and public shares they hold in connection with the completion of our initial business combination. Unlike many special purpose acquisition companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock voted are voted in favor of our initial business combination. However, the participation of our initial stockholders, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
If we seek stockholder approval in connection with our initial business combination, our initial stockholders, officers and directors have agreed to vote any alignment shares they hold and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ alignment shares, we would need 18,750,001, or 37.5%, of the 50,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Pursuant to our amended and restated certificate of incorporation, if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their alignment shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class). However, if our initial stockholders or management team acquire public shares in or after this offering , they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.
Alignment Shares
The alignment shares are designated as shares of Class B common stock and, except as described below, are identical to the shares of Class A common stock included in the SAILSM securities being sold in this offering, and holders of alignment shares have the same stockholder rights as public stockholders, except: (i) only holders of alignment shares have the right to vote on the election of directors prior to our initial business combination; (ii) the alignment shares are subject to certain transfer restrictions, as described in more detail below, (iii) our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any alignment shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any alignment shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or with respect to any other material provisions relating to stockholders’ rights or pre-combination transaction activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any alignment shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their alignment shares and any public shares purchased during or after this offering in favor of our initial business combination; and (iv) on the last day of each “measurement period” (as defined below), which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 287,500 (or 250,000 if the over-allotment option is not exercised) of the shares of Class B common stock will automatically convert into shares of Class A common based upon the Total Return (as further described herein) of our outstanding equity capital as of the relevant measurement date above the Price Threshold.
The alignment shares will be entitled to a number of votes representing 20% of our outstanding common stock prior to the completion of our initial business combination. Following the completion of our initial business combination, the alignment shares will be entitled to one vote per share.
Up to 375,000 alignment shares will be forfeited by our sponsor depending on the exercise of the over-allotment option.
For so long as any alignment shares remain outstanding, we may not, without the prior or written consent of the holders of a majority of the alignment shares then outstanding, voting separately as a single class, (i) amend, alter or repeal any provision of our amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of our Class B Shares, (ii) change our fiscal year, (iii) increase the number of directors on the Board, (iv) pay any dividends or effect any split on any of our capital stock, (v) adopt any stockholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements or (vii) issue any shares of Class A common stock in excess of 5% of our then outstanding Class B shares or that would otherwise require a stockholder vote pursuant to the rules of the stock exchange on which the Class A shares are then listed. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that the Board believes is in our interest.
For purposes of this section, “distribution” means any payment of dividends, cash, other consideration or distribution of equity securities of the company or any of its affiliates to holders of our common stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock split, stock dividend, share distribution, rights offering or similar transaction. The fair market value of any distribution, other than cash, shall be determined in accordance with our amended and restated certificate of incorporation.
We have created an incentive structure which aligns the interests of all stakeholders and rewards sustained, long-term performance. We believe that this structure is more in-line with our long-term investment approach and different from all existing special purpose acquisition companies and is reflected in the terms of the 2,587,500 and 287,500 (or 2,250,000 and 250,000 if the underwriter’s over-allotment option is not exercised) alignment shares issued to our sponsor and the foundation, respectively.
On the last day of each measurement period (as defined below), which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 287,500 alignment shares (or, 250,000 if the over-allotment option is not exercised) will automatically convert, subject to adjustment as described herein, into shares of our Class A common stock (“conversion shares”), as follows:
•
if the sum (such sum, the “Total Return”) of (i) the VWAP, calculated in accordance with “—Volume weighted average price” below, of shares of our Class A common stock for such final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A common stock on the record date for which is on or prior to the last day of the measurement period does not exceed the Price Threshold (as defined below), the number of conversion shares for such measurement period will be 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised);

•
if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of shares of Class A common stock immediately after the closing of this offering (including any exercise of the over-allotment option) and (y) if in connection with the initial business combination there are issued any shares of Class A Common Stock or PIPE Securities (as defined below), the number of shares of Class A common stock so issued, and the maximum number of shares of Class A common stock issuable (whether settled in shares or in cash) upon conversion or exercise of such PIPE Securities, divided by (B) the Total Return; and

•
if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

•
The term “measurement period” means (i) the period of four fiscal quarters ending with, and including, the last fiscal quarter of the fiscal year in which we consummate our initial business combination and (ii) each of the nine successive four-fiscal-quarter periods.

•
The “Price Threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions).

•
For purposes of the above calculation, “PIPE Securities” means securities (other than the public warrants and the private placement warrants) issued by the company and/or any entities that (after giving effect to completion of the initial business combination) are subsidiaries of the company that are directly or indirectly convertible into or exercisable for shares of Class A common stock, or for a cash settlement value in lieu thereof.

•
The foregoing calculations will be based on our fiscal year and fiscal quarters, which may change as a result of our initial business combination. Each conversion of alignment shares will apply to the holders of alignment shares on a pro rata basis. If, upon conversion of any alignment shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to such holder.

For purpose of illustration of the number of shares of Class A common stock that would be issued upon conversion of the alignment shares, assuming the Closing Share Count is 100,000,000 (comprised of 57,500,000 Class A shares included as part of the SAILSM securities in this offering and an additional 42,500,000 Class A shares issued subsequent to this offering, with such figures provided for illustrative purposes only), assuming the VWAP is $9.00 for the last fiscal quarter of the fiscal year during which we consummate our initial business combination and assuming that no dividends or distributions have been paid or are payable on shares of Class A common stock during the initial measurement period, then the Total Return would be $0 per share and the 287,500 alignment shares of our sponsors, directors and officers would convert into 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised) following the close of the initial measurement period.
In contrast, assuming the VWAP is $11.00 for the last fiscal quarter of the fiscal year during which we consummate our initial business combination (rather than $9.00) and dividends and distributions equal to $1.00 per share of Class A common stock were paid or payable during the initial measurement period (rather than no dividends or distributions), the Total Return would be $12.00, which exceeds the initial $10.00 Price Threshold, but is less than 130% of the initial $10.00 Price Threshold. The conversion amount would be calculated as 20% of the $2.00 per share appreciation above $10.00, or $0.40 per share, multiplied by 100,000,000 shares of Class A common stock, which would result in a conversion value for the alignment shares of $40,000,000. This conversion value would then be divided by the Total Return of $12.00, which yields 3,333,333 shares of Class A common stock. Thus, the 287,500 alignment shares of our sponsor, directors and officers would convert into 3,333,333 shares of Class A common stock following the close of the initial measurement period.
Continuing with the example above, at the end of the second measurement period, assuming the Total Return is $11.00, the 287,500 alignment shares at year end would convert into only 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised) because the Total Return for the second measurement period of $11.00 is the same as the VWAP of $11.00 for the first measurement period. If the Total Return for the second measurement period was instead $16.00, then the 287,500 performance shares would convert into 7,312,500 shares of Class A common stock. The Total Return of $16.00 would exceed the Price Threshold of $11.00 by $5.00, or a 45.5% increase. The conversion amount would be calculated as the sum of (i) 20% of $3.30 (the excess over $11.00 of a price equal to 130% of $11.00), or $0.66, and (ii) 30% of $1.70 (the difference between the Total Return and 130% of $11.00), or $0.51, multiplied by 100,000,000, which results in $117,000,000. Such amount would then divided by the Total Return of $16.00, which yields 7,312,500 shares of Class A common stock.

The tables below provide an illustration of the number of conversion shares each tranche of alignment shares shall convert into based on the Price Threshold and Total Return for a given measurement period, based on a Closing Share Count of 100,000,000 and no exercise of the underwriter's over-allotment option:
Annual Conversion Shares
	Total Return ($)
Price Threshold ($)	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00
$10.00	2,500	2,500	2,500	1,818,181	3,333,333	4,615,384	6,428,571	8,000,000	9,375,000	10,588,235
$10.50	2,500	2,500	2,500	909,090	2,500,000	3,846,153	5,250,000	6,900,000	8,343,750	9,617,647
$11.00	2,500	2,500	2,500	2,500	1,666,666	3,076,923	4,285,714	5,800,000	7,312,500	8,647,058
$11.50	2,500	2,500	2,500	2,500	833,333	2,307,692	3,571,428	4,700,000	6,281,250	7,676,470
$12.00	2,500	2,500	2,500	2,500	2,500	1,538,461	2,857,142	4,000,000	5,250,000	6,705,882
$12.50	2,500	2,500	2,500	2,500	2,500	769,230	2,142,857	3,333,333	4,375,000	5,735,294
$13.00	2,500	2,500	2,500	2,500	2,500	2,500	1,428,571	2,666,666	3,750,000	4,764,705
$13.50	2,500	2,500	2,500	2,500	2,500	2,500	714,285	2,000,000	3,125,000	4,117,647
$14.00	2,500	2,500	2,500	2,500	2,500	2,500	2,500	1,333,333	2,500,000	3,529,411
$14.50	2,500	2,500	2,500	2,500	2,500	2,500	2,500	666,666	1,875,000	2,941,176
$15.00	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	1,250,000	2,352,941
$15.50	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	625,000	1,764,705
$16.00	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	1,176,470
$16.50	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	588,235
$17.00	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
$17.50	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
$18.00	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
$18.50	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
$19.00	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
$19.50	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
$20.00	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
	Total Return ($)
Price Threshold ($)	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00
$10.00	11,666,666	12,631,578	13,500,000	14,285,714	15,000,000	15,652,173	16,250,000	16,800,000
$10.50	10,750,000	11,763,157	12,675,000	13,500,000	14,250,000	14,934,782	15,562,500	16,140,000
$11.00	9,833,333	10,894,736	11,850,000	12,714,285	13,500,000	14,217,391	14,875,000	15,480,000
$11.50	8,916,666	10,026,315	11,025,000	11,928,571	12,750,000	13,500,000	14,187,500	14,820,000
$12.00	8,000,000	9,157,894	10,200,000	11,142,857	12,000,000	12,782,608	13,500,000	14,160,000
$12.50	7,083,333	8,289,473	9,375,000	10,357,142	11,250,000	12,065,217	12,812,500	13,500,000
$13.00	6,166,666	7,421,052	8,550,000	9,571,428	10,500,000	11,347,826	12,125,000	12,840,000
$13.50	5,250,000	6,552,631	7,725,000	8,785,714	9,750,000	10,630,434	11,437,500	12,180,000
$14.00	4,444,444	5,684,210	6,900,000	8,000,000	9,000,000	9,913,043	10,750,000	11,520,000
$14.50	3,888,888	4,815,789	6,075,000	7,214,285	8,250,000	9,195,652	10,062,500	10,860,000
$15.00	3,333,333	4,210,526	5,250,000	6,428,571	7,500,000	8,478,260	9,375,000	10,200,000
$15.50	2,777,777	3,684,210	4,500,000	5,642,857	6,750,000	7,760,869	8,687,500	9,540,000
$16.00	2,222,222	3,157,894	4,000,000	4,857,142	6,000,000	7,043,478	8,000,000	8,880,000
$16.50	1,666,666	2,631,578	3,500,000	4,285,714	5,250,000	6,326,086	7,312,500	8,220,000
$17.00	1,111,111	2,105,263	3,000,000	3,809,523	4,545,454	5,608,695	6,625,000	7,560,000
$17.50	555,555	1,578,947	2,500,000	3,333,333	4,090,909	4,891,304	5,937,500	6,900,000
$18.00	2,500	1,052,631	2,000,000	2,857,142	3,636,363	4,347,826	5,250,000	6,240,000
$18.50	2,500	526,315	1,500,000	2,380,952	3,181,818	3,913,043	4,583,333	5,580,000
$19.00	2,500	2,500	1,000,000	1,904,761	2,727,272	3,478,260	4,166,666	4,920,000
$19.50	2,500	2,500	500,000	1,428,571	2,272,727	3,043,478	3,750,000	4,400,000
$20.00	2,500	2,500	2,500	952,380	1,818,181	2,608,695	3,333,333	4,000,000

*
Assumes no dividends paid, such that the “Total Return” equals the volume weighted average price of shares of Class A common stock for the last fiscal quarter of the applicable measurement period (the “VWAP”)

The conversion shares will be deliverable no later than the tenth day following the last day of each applicable measurement period. The conversion shares will be delivered no later than 10:00 a.m., New York City time, on the date of issuance. We are required to publicly announce the number of conversion shares to be issued no less than two business days prior to issuance.
Volume weighted average price
“VWAP” per share of our Class A common Stock on any trading day means the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of one share of Class A common stock on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by the company). “VWAP” for periods of multiple trading days means the volume weighted average of the respective VWAPs for the trading days in such period.
Change of control
Upon a change of control occurring after our initial business combination (but not in connection with our initial business combination), for the measurement period in which the change of control transaction occurs, the 287,500 alignment shares (or, 250,000 if the over-allotment option is not exercised) will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:
•
if, prior to the date of such change of control the alignment shares have already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least 5% of the Closing Share Count (the “5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised) and (ii) the number of shares of Class A common stock that would be issuable based on the excess of the Total Return above the Price Threshold as described above with such Total Return calculated using the purchase price or deemed value of the Class A common stock at the time of the closing of the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period;

•
if, prior to the date of the change of control the alignment shares have not already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least the 5% Threshold Amount, the number of conversion shares will equal the greater of (i) the 5% Threshold Amount less any shares of Class A common stock previously issued upon conversion of alignment shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the Price Threshold described above with the Total Return calculated using the purchase price or deemed value of the Class A common stock at the time of the closing of the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period; and

•
to the extent any tranches of 287,500 alignment shares remain outstanding, each such remaining tranche of 287,500 alignment shares will automatically convert into 2,875 shares of our Class A common stock.

A change of control is the occurrence of any one of the following after the consummation of our initial business combination (but not in connection with our initial business combination) if any of the following occurs: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common stock representing more than 50% of the voting power of our common stock and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (b) the consummation of (A) any recapitalization, reclassification or change of the common stock (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of the common stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which all of the Class A common stock will be converted into cash, securities or other property or assets (including any combination thereof), and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our or our consolidated assets, taken as a whole, to any person or entity (other than one of our the wholly owned subsidiaries); provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a change of control pursuant to this clause (b); (c) our stockholders approve any plan or proposal for our liquidation or dissolution (other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(B) above); or (d) our Class A common stock ceases to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a change of control, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests in which the alignment shares convert into.
For so long as any alignment shares remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the alignment shares then outstanding, voting separately as a single class, (i) amend, alter or repeal any provision of our amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of our Class B Shares, (ii) change our fiscal year, (iii) increase the number of directors on the Board, (iv) pay any dividends or effect any split on any of our capital stock, (v) adopt any stockholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements or (vii) issue any shares of Class A common stock in excess of 5% of our then outstanding Class B shares or that would otherwise require a stockholder vote pursuant to the rules of the stock exchange on which the Class A shares are then listed. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that the Board believes is in our interest. Any action required or permitted to be taken at any meeting of the holders of alignment shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all alignment shares were present and voted.
Initial Stockholder Lockup
Our initial stockholders have agreed not to transfer, assign or sell (i) any of its alignment shares except to any permitted transferees and (ii) and of their Class A common stock deliverable upon conversion of the alignment shares for 30 days following the completion of our initial business combination.
We refer to such transfer restrictions throughout this prospectus as the lock-ups.
Preferred Stock
Our amended and restated certificate of incorporation authorizes 10,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.
Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering and 30 days after the completion of our initial business combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. Accordingly, unless you purchase at least four SAILSMsecurities, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the shares of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a SAILSM security containing such warrant will have paid the full purchase price for the SAILSM security solely for the share of Class A common stock underlying such SAILSM security.
We have agreed that as soon as practicable, but in no event later than twenty business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.   Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.   Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of Class A common stock (as defined below) except as otherwise described below;

•
if, and only if, the closing price of our shares of Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30 trading-day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of the shares of Class A common stock for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.
Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
Pursuant to the warrant agreement, references above to shares of Class A common stock shall include a security other than shares of Class A common stock into which the shares of Class A common stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of shares of Class A Common Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our shares of Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A common stock will be issued upon exercise.   If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such other security. At such time as the warrants become exercisable for a security other than the shares of Class A common stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption Procedures.   A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock issued and outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments.   If the number of outstanding shares of Class A common stock is increased by a capitalization or share dividend payable in shares of Class A common stock, or by a split-up of shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares. A rights offering made to all or substantially all holders of shares of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) and (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Class A common stock as reported during the 10 trading-day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Class A common stock on account of such shares of Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of our shares of Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or (B) with respect to any other provision relating to the rights of holders of our shares of Class A common stock, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any alignment shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our shares of Class A common stock during the 20 trading-day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of shares of Class A common stock in such a transaction is payable in the form of shares of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrant holders do not have the rights or privileges of holders of shares and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade.   If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Other provisions.   The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants; provided that the approval by the holders of at least 50% of the then outstanding public warrants that vote to amend the warrant agreement, after at least 10 days’ notice that an amendment is being sought, is required to make any change that adversely affects the interests of the registered holders of public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, 50% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.
Voting limitation.   The warrant agreement will provide that no holder may vote more than 15% of the outstanding public warrants (measured on a beneficial basis and including such holder’s affiliates) unless consented to by us in writing to the warrant agent. In order to vote a public warrant, the beneficial owner thereof must identify itself and must represent that it together with its affiliates is not voting (on a beneficial basis) more than 15% of the outstanding public warrants based on the most recent disclosure by us in a filing with the SEC of the outstanding amounts of public warrants unless we allow a holder to vote greater than 15%.
Private Placement Warrants.   The private placement warrants will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders—Transfers of Alignment Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us for cash (except as described under “—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the SAILSM securities sold in this offering. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the SAILSM securities being sold in this offering.
Except as described above under “—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our shares of Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into private placement warrants of the post initial business combination entity at a price of $1.50 per private placement warrant at the option of the lender. Such warrants would be identical to the private placement warrants.
Our sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the shares of Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Stockholders—Transfers of Alignment Shares and Private Placement Warrants,” transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.
Dividends
We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. If we increase the size of this offering, we will effect a share capitalization, share surrender, stock dividend or share contribution back to capital or a compulsory redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering in such amount as to maintain the alignment share ownership of our initial stockholders at 5% of the Class A common stock issued in this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Warrant Agent
The transfer agent for our shares of common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.
Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who will collectively beneficially own 5% of our common stock upon the closing of this offering (assuming they do not purchase any SAILSM securities in this offering), but will be entitled to 20% of the voting power of our common stock prior to our initial business combination may participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Following the completion of our initial business combination, the alignment shares will be entitled to one vote per share. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
•
if we are unable to complete our initial business combination within 24 months from the closing of this offering or such later date approved by the holders of the majority of our outstanding common stock that are voted at a meeting to consider a later date by which we must complete our initial business combination, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•
prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to stockholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions;

•
although we do not intend to enter into a business combination with a target business that is affiliated with our initial stockholders, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•
if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

•
our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

•
if our stockholders approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing (or our stockholders otherwise modify the timing) of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), or with respect to any other material provisions relating to the Class A stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein; and

•
we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination.
Certain Anti-takeover Provisions of our Amended and Restated Certificate of Incorporation
We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•
prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that General Catalyst Partners, the sponsor and their respective affiliates, any of their respective direct or indirect transferees of at least 15% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.
Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum for Certain Lawsuits
Our amended and restated certificate of incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction with respect to any action arising under the Securities Act against us or our officer or directors, the U.S. federal district courts, to the extent permitted by law, shall have exclusive jurisdiction, unless we consent otherwise.
If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the amended and restated certificate of incorporation. If any action the subject matter of which is within the scope the forum provisions in the first paragraph under “Exclusive Forum for Certain Lawsuits” is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder's counsel in the foreign action as agent for such stockholder. If any action the subject matter of which is within the scope the forum provisions in the second paragraph under Exclusive Forum for Certain Lawsuits, is filed in a court other than a federal district of the United States of America (a “foreign securities act action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

Special Meeting of Stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Action by Written Consent
Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our alignment shares.
Classified Board of Directors
Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Securities Eligible for Future Sale
Immediately after this offering, we will have 50,000,000 shares of Class A common stock (or 57,500,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the shares of Class A common stock sold in this offering (50,000,000 shares of Class A common stock if the underwriter’s over-allotment option is not exercised and 57,500,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares of Class A common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding alignment shares (2,500,000 alignment shares if the underwriter’s over-allotment option is not exercised and 2,875,000 alignment shares if the underwriter’s over-allotment option is exercised in full) and all of the outstanding private placement warrants will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of common stock then-outstanding, which will equal 525,000 shares immediately after this offering (or 603,750 shares if the underwriter exercises its over-allotment option in full); or

•
the average weekly reported trading volume of the shares of Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their alignment shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration and Stockholder Rights
The holders of the alignment shares or private placement warrants, and private placement warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants), and SAILSM securities may be issued upon conversion of working capital loans and upon conversion of the alignment shares will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration and shareholder rights agreement, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for election to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement.
Listing of Securities
We intend to apply to have our SAILSM securities listed on Nasdaq under the symbol “HAACU.” Once the securities comprising the SAILSM securities begin separate trading, we expect that the shares of Class A common stock and warrants will be listed on Nasdaq under the symbols “HAAC“ and “HAACW,” respectively. The SAILSM securities will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax considerations generally relevant to the acquisition, ownership and disposition of our SAILSM securities, shares of Class A common stock and warrants, which we refer to collectively as our securities, by the beneficial owners of such securities. Because once the shares of Class A common stock and warrants commence separate trading the components of a SAILSM securities are separable at the option of the holder, the holder of a SAILSM securities generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying shares of Class A common stock and one-fourth of one redeemable warrant. As a result, the discussion below with respect to actual holders of shares of Class A common stock and warrants should also apply to holders of SAILSM securities (as the deemed owners of the underlying shares of Class A common stock and warrants that comprise the SAILSM securities). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased SAILSM securities in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including, but not limited to, the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•
our founders or initial stockholders;

•
financial institutions or financial services entities;

•
broker-dealers;

•
governments or agencies or instrumentalities thereof;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the U.S.;

•
persons that actually or constructively own five percent or more of the total combined voting power or value of our shares;

•
insurance companies;

•
dealers or traders subject to a mark-to-market method of tax accounting with respect to the securities;

•
S-corporations;

•
persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•
tax-exempt entities.

If you are a partnership or other pass-through entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status and activities of your partners and your activities.
This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Services (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
Personal Holding Company Status
We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income for such taxable year, as determined for U.S. federal income tax purposes, consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
At least 60% of our adjusted ordinary gross income may consist of PHC income, depending on the date and size of our initial business combination. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our initial stockholders and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.
Allocation of Purchase Price and Characterization of SAILSM Securities
No statutory, administrative or judicial authority directly addresses the treatment of a SAILSM or instruments similar to a SAILSM security for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a SAILSM security should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-fourth of one warrant to acquire one share of our Class A common stock. We intend to treat the acquisition of a SAILSM security in this manner and, by purchasing a SAILSM security, you agree to adopt such treatment for tax purposes (in the absence of an administrative determination or judicial ruling to the contrary). For U.S. federal income tax purposes, each holder of a SAILSM security must allocate the purchase price paid by such holder for such SAILSM security between the one share of Class A common stock and the one-fourth of one warrant based on the relative fair market values of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such values based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and the one-fourth of one warrant should be the holder’s initial tax basis in such share or warrant, as the case may be. Any disposition of a SAILSM security should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and one-fourth of one warrant comprising the SAILSM securities, and the amount realized on the disposition should be allocated between the shares of Class A common stock and the one-fourth of one warrant based on their respective relative fair market values (as determined by each such SAILSM security holder based on all the relevant facts and circumstances) at the time of disposition. The separation of shares of Class A common stock and warrants comprising the SAILSM security should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the shares of Class A common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the SAILSM securities, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a SAILSM security (including alternative characterizations of a SAILSM security). The balance of this discussion assumes that the characterization of the SAILSM securities described above is respected for U.S. federal income tax purposes.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our SAILSM securities, shares of Class A common stock or warrants who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our shares of Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of Class A common stock and will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may be taxed as “qualified dividend income” at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the shares of Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants. Upon a sale or other taxable disposition of our shares of Class A common stock or warrants which, in general, would include a redemption of shares of Class A common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Class A common stock or warrants so disposed of. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares of Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the shares of Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the shares of Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the shares of Class A common stock or warrants are held as part of SAILSM securities at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares of Class A common stock or the warrants based upon the then fair market values of the shares of Class A common stock and the warrants included in the SAILSM securities) and (ii) the U.S. holder’s adjusted tax basis in its shares of Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its shares of Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a SAILSM security allocated to a share of Class A common stock or one-fourth of one warrant) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital. See below for a discussion of a U.S. holder’s initial basis in shares of Class A common stock received upon exercise of warrants.
Redemption of Shares of Class A Common Stock. In the event that a U.S. holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described under the section of this prospectus entitled “Description of Securities—Common Stock” or if we purchase a U.S. holder’s shares of Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption or purchase by us qualifies as a sale of the shares of Class A common stock under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of common stock, the U.S. holder will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants” above. If the redemption or purchase by us does not qualify as a sale of common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “Taxation of Distributions.” Whether a redemption or purchase by us qualifies for sale treatment will depend largely on the total number of shares of our stock treated as owned by the U.S. holder (including any stock constructively owned by the U.S. holder described in the following paragraph) relative to all of our shares outstanding both before and after the redemption. The redemption or purchase by us of shares of Class A common stock generally will be treated as a sale of the shares of Class A common stock (rather than as a corporate distribution) if the redemption or purchase by us (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock. The redemption or purchase by us of the shares of Class A common stock will not be essentially equivalent to a dividend if the redemption or purchase by us results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption or purchase by us will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.
If none of the foregoing tests is satisfied, then the redemption or purchase by us will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
Exercise, Lapse or Redemption of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the exercise of a warrant. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for SAILSM securities that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of SAILSM securities”) and the exercise price. It is unclear whether the U.S. holder’s holding period for the shares of Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the shares of Class A common stock received generally should equal the U.S. holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event (and not a recapitalization), it is unclear whether a U.S. holder’s holding period in the shares of Class A common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the shares of Class A common stock would include the holding period of the warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s adjusted tax basis in such warrants. In this case, a U.S. holder’s tax basis in the shares of Class A common stock received would equal the sum of the U.S. holder’s tax basis in the warrants exercised (i.e., the portion of the U.S. holder’s purchase price for the SAILSM securities that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of SAILSM securities”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the shares of Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period would not include the period during which the U.S. holder held the warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the shares of Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for cash” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants.” The tax consequences of a cashless exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.01 as described in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for cash” are unclear under current law. Such cashless exercise may be treated either as if we redeemed such warrant for shares of Class A common stock or as an exercise of the warrant. If the cashless exercise of a warrant for shares of Class A common stock is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. holder’s basis in the shares of Class A common stock received should equal the U.S. holder’s basis in the warrant and the holding period of the shares of Class A common stock would include the holding period of the warrant. If the cashless exercise of a warrant is treated as such, the tax consequences generally should be as described under the heading “Exercise, Lapse or Redemption of a Warrant.” Due to the lack of clarity under current law regarding the treatment of a cashless exercise of a warrant after our giving notice of an intention to redeem the warrant for $0.01, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.
Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us (A) if, for example, the adjustment to the number of such shares increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the U.S. holders of shares of our common stock, which is taxable to the holders of such shares as a distribution or (B) depending on the circumstances, as a result of a decrease to the exercise price, including, for example, where additional shares of Class A common stock or equity linked securities are issued in connection with our initial business combination at an issue price of less than $9.20 per share of Class A common stock, and certain other conditions are met, and the exercise price of the warrants is adjusted to be equal to 110% of the higher of the Market Value and the Newly Issued Price, as described under “Description of Securities—Warrants—Adjustment to exercise price.” Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.
In addition, it is unclear whether the conversion of alignment shares into shares of our Class A common stock could result in a constructive distribution to U.S. holders of shares of our Class A common stock in an amount equal to the fair market value of such holder’s increased interest in our assets or earnings and profits, without any corresponding receipt of cash. Accordingly, U.S. holders of our Class A common stock should consult their tax advisors regarding the possibility of constructive distributions on their shares of our Class A common stock.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our SAILSM securities, shares of Class A common stock or warrants who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions. In general, any distributions (including constructive distributions, as described below) we make to a Non-U.S. holder of shares on our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of Class A common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Exercise, Lapse or Redemption of a Warrant. A Non-U.S. holder will recognize gain on the exercise of a warrant, or the lapse of a warrant held by the Non-U.S. holder, in accordance with the rules described under “U.S. holders—Exercise, Lapse or Redemption” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of warrants for cash described in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for cash” (or if we purchase warrants in an open market transaction) would be similar to that described below in “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants.”
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our shares of Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class), or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of SAILSM securities, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our shares of Class A common stock or warrants, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively (including through ownership of warrants), more than 5% of our shares of Class A common stock or warrants at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our shares of Class A common stock or warrants. There can be no assurance that our shares of Class A common stock will be treated as regularly traded on an established securities market for this purpose.
Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our shares of Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our shares of Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a “United States real property holding corporation” in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Redemption of Class A Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s shares of Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s shares of Class A common stock, as described under “U.S. Holders—Redemption of Shares of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Taxation of Distributions” or “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants,” as applicable.
Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us (A) if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, which is taxable to such holders as a distribution. or (B) depending on the circumstances, as a result of a decrease to the exercise price, including, for example, where additional shares of Class A common stock or equity linked securities are issued in connection with our initial business combination at an issue price of less than $9.20 per share of Class A common stock, and certain other conditions are met, and the exercise price of the warrants is adjusted to be equal to 110% of the higher of the Market Value and the Newly Issued Price, as described under “Description of Securities—Warrants—Adjustment to exercise price.” Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest, without any corresponding receipt of cash. If withholding applies to any constructive distribution received by a Non-U.S. holder, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder.
In addition, it is unclear whether the conversion of alignment shares into shares of our common stock could result in a constructive distribution to Non-U.S. holders of shares of our Class A common stock in an amount equal to the fair market value of such holder’s increased interest in our assets or earnings and profits. .

Accordingly, Non-U.S. holders of our Class A common stock should consult their tax advisors regarding the possibility of constructive distributions on their shares of our Class A common stock.
Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our SAILSM securities, shares of Class A common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund; provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our shares of Class A common stock (or constructive dividends on warrants) to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from our SAILSM securities, shares of Class A common stock and warrants. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, we have agreed to sell to the underwriter named below the following respective numbers of SAILSM securities:
Underwriter	Number of SAILSM securities
Morgan Stanley & Co. LLC	50,000,000
Total	50,000,000
The underwriting agreement provides that the underwriter is obligated to purchase all the SAILSM securities in this offering if any are purchased, other than those SAILSM securities covered by the over-allotment option described below.
We have granted to the underwriter a 45-day option to purchase on a pro rata basis up to 7,500,000 additional SAILSM securities at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of SAILSM securities.
The underwriter proposes to offer the SAILSM securities initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $       per SAILSM security. After the initial public offering, the underwriter may change the public offering price and concession and discount to broker-dealers.
The following table summarizes the compensation and estimated expenses we will pay:
	Paid By Health Assurance Acquisition Corp.
	No Exercise	Full Exercise
Per SAILSM security(1)	$0.55	$0.55
Total(1)	$27,500,000	$31,625,000

(1)
Includes $0.35 per SAILSM security, or $17,500,000 in the aggregate (or $20,125,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriter only upon the consummation of an initial business combination.

We estimate that our non-reimbursed out-of-pocket expenses for this offering will be approximately $       . We have agreed to pay for the FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $      .
The underwriter has informed us that the underwriter does not intend to make sales to discretionary accounts.
We, our initial stockholders and our officers and directors have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of Morgan Stanley & Co. LLC for a period of 180 days after the date of this prospectus, any SAILSM securities, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock; provided, however, that we may (1) issue and sell the private placement warrants; (2) issue and sell the additional SAILSM securities to cover our underwriter’s over-allotment option (if any); (3) register with the SEC pursuant to an agreement to be entered into on or prior to the closing of this offering, the resale of the private placement warrants and the shares of common stock issuable upon exercise of the warrants; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any alignment shares pursuant to their terms or any transfer of alignment shares to any current or future independent director of the company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Morgan Stanley & Co. LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Our initial stockholders, officers and directors have also agreed not to transfer, assign or sell any of their alignment shares until the earlier to occur of: (i) 30 days after the completion of our initial business combination and (ii) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their Class A common stock for cash, securities or other property (except pursuant to limited exceptions as described under “Principal Stockholders—Transfers of Alignment Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and our directors and executive officers with respect to any alignment shares.
The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Stockholders—Transfers of Alignment Shares and Private Placement Warrants”).
We have agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.
We intend to apply to have our SAILSM securities listed on Nasdaq under the symbol “HAACU.” Once the securities comprising the SAILSM securities begin separate trading, we expect that the shares of Class A common stock and warrants will be listed on Nasdaq under the symbols “HAAC“ and “HAACW,” respectively.
Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the SAILSM securities was determined by negotiations between us and the underwriter.
The determination of our per SAILSM security offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the SAILSM securities, shares of Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our SAILSM securities, shares of Class A common stock or warrants will develop and continue after this offering.
The underwriter has agreed to waive its rights to its deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within 24 months from the closing of this offering (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriter of SAILSM securities in excess of the number of SAILSM securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of SAILSM securities over-allotted by the underwriters is not greater than the number of SAILSM securities that they may purchase in the over-allotment option. In a naked short position, the number of SAILSM securities involved is greater than the number of SAILSM securities in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing SAILSM securities in the open market.

•
Syndicate covering transactions involve purchases of the SAILSM securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of SAILSM securities to close out the short position, the underwriter will consider, among other things, the price of SAILSM securities available for purchase in the open market as compared to the price at which they may purchase SAILSM securities through the over-allotment option. If the underwriter sells more SAILSM securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying SAILSM securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the SAILSM securities in the open market after pricing that could adversely affect investors who purchase in this offering.
•
Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the SAILSM securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our SAILSM securities or preventing or retarding a decline in the market price of the SAILSM securities. As a result, the price of our SAILSM securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.
We are not under any contractual obligation to engage the underwriter to provide any services for us after this offering and have no present intent to do so. However, the underwriter may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s-length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering, and we may pay the underwriter of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
A prospectus in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may allocate a number of SAILSM securities for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations.
The SAILSM securities are offered for sale in the United States and other jurisdictions where it is lawful to make such offers.
The underwriter has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the SAILSM securities directly or indirectly, or distribute this prospectus or any other offering material relating to the SAILSM securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Member State”), no SAILSM securities have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the SAILSM securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of SAILSM securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of SAILSM securities shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any SAILSM securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Investors in the United Kingdom
The underwriter severally represents, warrants and agrees as follows:
(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and
(b)   it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the SAILSM securities in, from or otherwise involving the United Kingdom.
Notice to Residents of Japan
The underwriter will not offer or sell any of our SAILSM securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Residents of Hong Kong
The underwriter and each of its affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our SAILSM securities other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our SAILSM securities which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Residents of Singapore
This prospectus or any other offering material relating to our SAILSM securities has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the SAILSM securities will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our SAILSM securities may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our SAILSM securities be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.
Notice to Residents of Germany
Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our SAILSM securities. In particular, the underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our SAILSM securities otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.
Notice to Residents of France
The SAILSM securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any SAILSM securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the SAILSM securities, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.
Notice to Residents of the Netherlands
Our SAILSM securities may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our SAILSM securities is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our SAILSM securities, and this prospectus or any other offering material relating to our SAILSM securities may not be considered an offer or the prospect of an offer to sell or exchange our SAILSM securities.

Notice to Canadian Residents
Resale Restrictions
The distribution of SAILSM securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the SAILSM securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing SAILSM securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the SAILSM securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3 of the Securities Act (Ontario), as applicable;

•
the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•
where required by law, the purchaser is purchasing as principal and not as agent; and

•
the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest
Canadian purchasers are hereby notified that Morgan Stanley & Co. LLC is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of SAILSM securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the SAILSM securities in their particular circumstances and about the eligibility of the SAILSM securities for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS
Kirkland & Ellis LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, advised the underwriter in connection with the offering of the securities.
EXPERTS
The financial statements of Health Assurance Acquisition Corp. (formerly Healthcare Assurance Acquisition Corp.) as of September 24, 2020 and for the period from September 8, 2020 (inception) through September 24, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Health Assurance Acquisition Corp. (formerly Healthcare Assurance Acquisition Corp.)
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Health Assurance Acquisition Corp. (formerly Healthcare Assurance Acquisition Corp.) (the “Company”) as of September 24, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from September 8, 2020 (inception) through September 24, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 24, 2020, and the results of its operations and its cash flows for the period from September 8, 2020 (inception) through September 24, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
November 9, 2020

HEALTH ASSURANCE ACQUISITION CORP.
BALANCE SHEET
September 24, 2020
Assets:
Current assets:
Cash	$25,000
Total current assets	25,000
Deferred offering costs associated with the proposed public offering	34,000
Total Assets	$59,000
Liabilities and Stockholders’ Equity:
Current liabilities:
Accrued expenses	$35,000
Total current liabilities	35,000
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 80,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 19,000,000 shares authorized; 2,875,000 shares issued and outstanding(1)	288
Additional paid-in capital	24,712
Accumulated deficit	(1,000)
Total stockholders’ equity	24,000
Total Liabilities and Stockholders’ Equity	$59,000

(1)
Includes up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

HEALTH ASSURANCE ACQUISITION CORP.
STATEMENT OF OPERATIONS
For the period from September 8, 2020 (inception) through September 24, 2020
General and administrative expenses	$1,000
Net loss	$(1,000)
Weighted average shares of common stock outstanding, basic and diluted(1)	2,500,000
Net loss per share of common stock, basic and diluted	$(0.00)

(1)
Excludes an aggregate of up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

HEALTH ASSURANCE ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period from September 8, 2020 (inception) through September 24, 2020
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – September 8, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Initial Stockholders(1)	—	—	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	—	—	(1,000)	(1,000)
Balance – September 24, 2020	—	$—	2,875,000	$288	$24,712	$(1,000)	$24,000

(1)
Includes up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

HEALTH ASSURANCE ACQUISITION CORP.
STATEMENT OF CASH FLOWS
For the period from September 8, 2020 (inception) through September 24, 2020
Cash Flows from Operating Activities:
Net loss	$(1,000)
Changes in operating assets and liabilities:
Accrued expenses	1,000
Net cash used in operating activities	—
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Initial Stockholders	25,000
Net cash provided by financing activities	25,000
Net change in cash	25,000
Cash – beginning of the period	—
Cash – end of the period	$25,000
Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$34,000
The accompanying notes are an integral part of these financial statements.

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
1. Organization, Business Operations and Basis of Presentation
Health Assurance Acquisition Corp. (the “Company”) was incorporated as a Delaware corporation on September 8, 2020. On October 23, 2020, the Company effected a name change to Health Assurance Acquisition Corp. from Healthcare Assurance Acquisition Corp. The Company’s initial stockholders are: General Catalyst Group X—Early Venture, L.P., a Delaware limited partnership (the “Sponsor”), Health Assurance Economy Foundation, a charitable foundation (“Foundation”), collectively, “Initial Stockholders,” and includes any other holders of Alignment shares (as described in Note 6) immediately prior to the offering. The Company has selected December 31 as its fiscal year end.
The Company was formed for the purpose of effectuating a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (herein referred to as “Initial Business Combination”). The Company has not selected any business combination target and it has not, nor has anyone on the Company’s behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company. The Company has neither engaged in any operations nor generated revenue to date.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering (the “Proposed Public Offering”) of its securities called Stakeholder Aligned Initial Listing Securities, or SAILSM Securities (“SAILs”), although substantially all of the net proceeds of the Proposed Public Offering are intended to be generally applied toward completing an Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete an Initial Business Combination.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 50,000,000 SAILs at $10.00 per SAILs (or 57,500,000 SAILs if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 11,333,333 private placement warrants (“Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant (or 12,333,333 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full), for an aggregate purchase price of $17.0 million (or $18.5 million if the underwriter’s over-allotment option is exercised in full), to the Sponsor and certain directors of the Company that will close simultaneously with the Proposed Public Offering.
The Company must complete an Initial Business Combination with one or more target businesses having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the taxes payable on the income earned on the Trust Account) at the time of signing a definitive agreement in connection with the Initial Business Combination. However, the Company will only complete an Initial Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per SAILs sold in the Proposed Public Offering, including certain proceeds from the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”) located in the United States at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and held as cash or invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a an Initial Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s certificate of incorporation provides that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay taxes, none of the funds held in Trust Account will be released until the earlier of: (i) the completion of the an Initial Business Combination; (ii) the redemption of any of the common stock included in the SAILs being sold in the Proposed Public Offering (the “Public

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Shares”) to its holders (the “Public Stockholders”) properly tendered in connection with a stockholder vote to amend certain provisions of the Company’s certificate of incorporation prior to a an Initial Business Combination or (iii) the redemption of 100% of the Public Shares if the Company does not complete an Initial Business Combination within the Business Combination Period (defined below).
The Company, after signing a definitive agreement for a an Initial Business Combination, will either (i) seek stockholder approval of the an Initial Business Combination at a meeting called for such purpose in connection with which Public Stockholders may seek to redeem their Public shares, regardless of whether they vote for or against the an Initial Business Combination or do not vote at all, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide the Public Stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at $10.00 per share and the per share interest earned on the funds held in the trust account (net of permitted withdrawals). As a result, such common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with FASB, ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $10.00 per Public Share. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete the Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 immediately prior to or upon consummation of an Initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related business combination, and instead may search for an alternate business combination.
Notwithstanding the foregoing, the Company’s Amended and Restated Certificate will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the shares of common stock sold in the Proposed Public Offering, without the prior consent of the Company.
The Company will only have 24 months from the closing of the Proposed Public Offering to complete the Initial Business Combination (or such later date as approved by holders of a majority of shares of our outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) (the “Business Combination Period”). If the Company does not complete an Initial Business Combination within this period of time (and stockholders do not approve an amendment to the certificate of incorporation to extend this date), it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, of $10.00, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.
Our Initial Stockholders, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any Founder Shares (as defined in Note 4) and Public Shares they hold in connection with the completion of the Initial Business Combination, (ii) waive their redemption rights with respect to any Founder Shares and Public Shares they hold in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
its Public Shares if the Company has not consummated an Initial Business Combination within the Business Combination Period or with respect to any other material provisions relating to stockholders’ rights or pre- combination transaction activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the an Initial Business Combination within 24 the Business Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete an Initial Business Combination within the Business Combination Period).
Basis of Presentation
The accompanying financial statements of the Company are presented in U.S. dollars and are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum of one year from the date of issuance of these financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Deferred Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1. Deferred offering costs consist principally of legal costs incurred through the balance sheet date that are related to the Proposed Public Offering and that will be charged to capital upon the receipt of the capital raised, or charged to operations if the Proposed Public Offering is not completed.
Net Loss Per Share
Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury method. Weighted average shares at September 24, 2020 were reduced for the effect of an aggregate of 375,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4). At September 24, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury method. As a result, diluted loss per share of common stock is the same as basic loss per share of common stock for the period presented.
Income Taxes
The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of September 24, 2020.
There were no unrecognized tax benefits as of September 24, 2020. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at September 24, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed to be de minimis for the period from September 8, 2020 (inception) through September 24, 2020.

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
3. Proposed Public Offering
Public SAILs
Pursuant to the Proposed Public Offering, the Company will offer for sale up to 50,000,000 SAILS at a price of $10.00 per SAILs. Each SAILs consists of one share of Class A common stock and one-quarter of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant may be exercised to purchase one share of Class A common stock for $11.50 per share, subject to adjustment (see Note 6).
4. Related Party Transactions
Founder Shares
On September 24, 2020, an affiliate of the Sponsor paid $22,500, or approximately $0.009 per share, and the Foundation paid $2,500, or approximately $0.009 per share, in exchange for 2,587,500 and 287,500 shares of Class B common stock, respectively (collectively, “Alignment Shares” or “Founder Shares”). Such Alignment Shares held by the affiliate of the Sponsor were subsequently transferred to the Sponsor. In November 2020, the Sponsor transferred 6,469 Alignment Shares to each of the independent directors resulting in the Sponsor holding 2,561,624. The number of Alignment Shares issued was determined based on the expectation that such Alignment Shares would represent 20% of the issued and outstanding shares upon completion of the Proposed Public Offering. Up to 375,000 of the Founder Shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised. The Founder Shares will be entitled to (together with the Class B shares) a number of votes representing 20% of the Company’s outstanding common stock prior to the completion of the Initial Business Combination.
The Initial Stockholders, directors and executive officers have agreed not to transfer, assign or sell any of their Alignment Shares and any of their Class A common stock deliverable upon conversion of the Alignment Shares for 30 days following the completion of an Initial Business Combination. In connection with this arrangement, the Initial Stockholders, officers, and directors have also agreed not to transfer, assign or sell any of their Alignment Shares until the earlier to occur of: (i) 30 days after the completion of our initial business combination and (ii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the Initial Business Combination that results in all of its stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described in the prospectus. Further, in connection with this arrangement, the Sponsor, officers and directors have also agreed not to transfer, assign or sell any of their Private Placement Warrants and any shares of Class A common stock issued upon conversion or exercise thereof until 30 days after the completion of the Initial Business Combination, except to permitted transferees. Any permitted transferees will be subject to the same restrictions and other agreements of the Initial Stockholders with respect to any Alignment shares and Private Placement Warrants.
Private Placement Warrants
In addition, the Sponsor and certain directors of the Company have committed to purchase an aggregate of 11,333,333 Private Placement Warrants (or 12,333,333 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full) at a price of $1.50 per Private Placement Warrant ($17.0 million in the aggregate, or $18.5 million if the underwriter’s over-allotment option is exercised in full). Each Private Placement Warrants consists of one share of Class A common stock and one-quarter of one redeemable warrant (each, a “Private Placement Warrant”).
Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants will be added to the

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
proceeds from the Proposed Offering to be held in the Trust Account. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the Public Stockholders and the warrants will expire worthless.
The Initial Stockholders, officers and directors have also agreed not to transfer, assign or sell any of their Private Placement Warrants and any shares of Class A common stock issued upon conversion or exercise thereof until 30 days after the completion of its Initial Business Combination, except to permitted transferees. Any permitted transferees would be subject to the same restrictions and other agreements of the Initial Stockholders and our its directors and executive officers with respect to Founder Shares.
Related Party Loans
On September 24, 2020, the Sponsor agreed to loan the Company up to an aggregate of $300,000 pursuant to an unsecured promissory note (the “Note”) to cover expenses related to this Proposed Public Offering. This loan is payable without interest on the earlier of January 31, 2021, or the completion of the Proposed Public Offering. There were no borrowings under the Note as of September 24, 2020. As of October 23, 2020, the Company borrowed the full $300,000 under the Note.
In order to finance transaction costs in connection with an intended Initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Up to $1.5 million of such loans may be convertible into Private Placement Warrants at a price of $1.50 per Private Placement Warrants at the option of the lender. The Private Placement Warrants would be identical to the Private Placement Warrants issued to the Sponsor. Except for the forgoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. The Company has never had borrowings on working capital loans.
Administrative Services Agreement
Commencing on the date that the Company’s securities are first listed on Nasdaq through the earlier of consummation of the Initial Business Combination and the Company’s liquidation, the Company will pay an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team $10,000 per month.
In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or their affiliates.
5. Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, and Private Placement Warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock into which such securities may convert and that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering, requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 7,500,000 additional SAILs, consisting of 7,500,000 shares of Class A common stock and 1,875,000 redeemable warrants, to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. The warrants that would be issued in connection with the over-allotment SAILs are identical to the Public Warrants, subject to certain limited exceptions, and have no net cash settlement provisions.
The underwriters will be entitled to an underwriting discount of $0.35 per SAILS, or $17.5 million in the aggregate (or $20.125 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
6. Stockholders’ Equity
Class A Common Stock—The Company is authorized to issue 80,000,000 shares of Class A common stock with a par value of $0.0001 per share. At September 24, 2020, there were no shares of Class A common stock issued or outstanding.
Class B Common Stock—The Company is authorized to issue 19,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of September 24, 2020, there were 2,875,000 shares of Class B common stock issued and outstanding. Of these, an aggregate of up to 375,000 shares of Class B common stock are subject to forfeiture to the Company by the Initial Stockholders for no consideration to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal 20% of the Company’s voting power prior to the completion of its Initial Business Combination.
On the last day of each measurement period (as defined below), which will occur annually over ten fiscal years following consummation of an initial business combination (and, with respect to any measurement period in which there is a change of control or in which the Company liquidates, dissolves or winds up, on the business day immediately prior to such event instead of on the last day of such measurement period), 287,500 alignment shares (or, 250,000 if the over-allotment option is not exercised) will automatically convert, subject to adjustment as described herein, into shares of our Class A common stock (“conversion shares”), as follows:
•
if the sum (such sum, the “Total Return”) of (i) the VWAP, calculated in accordance with “—Volume weighted average price” below, of shares of the Company’s Class A common stock for such final fiscal quarter of such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A common stock on the record date for which is on or prior to the last day of the measurement period, does not exceed the Price Threshold (as defined below), the number of conversion shares for such measurement period will be 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised);

•
if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of shares of Class A common stock outstanding immediately after the closing of this offering (including any exercise of the over-allotment option) and

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(y) if in connection with the initial business combination there are issued any shares of Class A Common Stock or PIPE Securities (as defined below), the number of shares of Class A common stock so issued, and the maximum number of shares of Class A common stock issuable (whether settled in shares or in cash) upon conversion or exercise of such PIPE Securities, divided by (B) the Total Return; and
•
if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,875 shares of Class A common stock (or 2,500 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

•
The term “measurement period” means (i) the period of four fiscal quarters ending with, and including, the last fiscal quarter of the fiscal year in which we consummate our initial business combination and (ii) each of the nine successive four-fiscal-quarter periods (in each case, as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions).

•
The “Price Threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period.

•
For purposes of the above calculation, “PIPE Securities” means securities (other than the public warrants and the private placement warrants) issued by the company and/or any entities that (after giving effect to completion of the initial business combination) are subsidiaries of the Company that are directly or indirectly convertible into or exercisable for shares of Class A common stock, or for a cash settlement value in lieu thereof.

•
The foregoing calculations will be based on our fiscal year and fiscal quarters, which may change as a result of an initial business combination. Each conversion of alignment shares will apply to the holders of alignment shares on a pro rata basis. If, upon conversion of any alignment shares, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A common stock to be issued to such holder.

The conversion shares will be deliverable no later than the tenth day following the last day of each applicable measurement period. The conversion shares will be delivered no later than 10:00 a.m., New York City time, on the date of issuance. The Company is required to publicly announce the number of conversion shares to be issued no less than two business days prior to issuance.
For so long as any alignment shares remain outstanding, the Company may not, without the prior or written consent of the holders of a majority of the alignment shares then outstanding take certain actions such as to (i) change its fiscal year, (ii) increase the number of directors on the Board, (iii) pay any dividends or effect any split on any of its capital stock, (iv) adopt any stockholder rights plan, (v) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with GAAP in the United States or the accounting standards then used by us in the preparation of our financial statements or (vi) issue any shares of Class A common stock in excess of 5% of our then outstanding Class B shares or that would otherwise require a stockholder vote pursuant to the rules of the stock exchange on which the Class A shares are then listed. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that the Board believes is in our interest.
Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At September 24, 2020, there are no shares of preferred stock issued or outstanding.
Warrants—No fractional warrants will be issued upon separation of the SAILs and only whole warrants will trade. Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the Proposed Public Offering and 30 days after the completion of the Initial Business Combination, provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Company has agreed that as soon as practicable, but in no event later than twenty (20) business days after the closing of the Initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the an Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants will expire five years after the completion of an Initial Business Combination, or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of an Initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Stockholders or its affiliates, without taking into account any shares held by the Initial Stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Company may also redeem the Public Warrants, in whole and not in part, at a price of $0.01 per warrant:
•
at any time while the warrants are exercisable,

HEALTH ASSURANCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
•
upon a minimum of 30 days’ prior written notice of redemption,

•
if, and only if, the last sales price of shares of the Class A common stock equals or exceeds $45.00 per share for any 20 trading days within a 30 trading day period (the “30-day trading period”) ending three business days before the Company sends the notice of redemption, and

•
if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

In addition, when the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants (except with respect to the Private Placement Warrants) in whole and not in part, for the number of Class A common shares determined by reference to the table set forth in the Company’s prospectus relating to the Proposed Offering based on the redemption date and the “fair market value” of the Class A common shares, upon a minimum of 30 days’ prior written notice of redemption and if, and only if, the last sale price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders. The “fair market value” of the Class A common shares is the average last reported sale price of the Class A common shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
In no event will the Company be required to net cash settle any warrant.
If the Company is unable to complete a Business Combination within the Business Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7. Subsequent Events
The Company evaluated all other subsequent events and transactions that occurred after the balance sheet date up to November 9, 2020, the date that the financial statements were available to be issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, other than disclosures in Note 1 and 4.

$500,000,000
Health Assurance Acquisition Corp.
50,000,000 SAILTM Securities
PRELIMINARY PROSPECTUS            , 2020
Sole Book-Running Manager
Morgan Stanley

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
SEC expenses	$62,733
FINRA expenses	$86,750
Accounting fees and expenses	$42,000
Printing and engraving expenses	$40,000
Travel and road show expenses	$25,000
Legal fees and expenses	$500,000
Nasdaq listing and filing fees	$85,000
Director & Officers liability insurance premiums(1)	$1,600,000
Miscellaneous	$58,517
Total	$2,500,000

(1)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14.   Indemnification of Directors and Officers.
Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition; provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.
Item 15.   Recent Sales of Unregistered Securities.
On September 24, 2020, an affiliate of our sponsor paid $22,500, or approximately $0.009 per share, and the foundation paid $2,500, or approximately $0.009 per share, in consideration of 2,587,500 and 287,500 Class B shares, respectively. Such Class B shares held by an affiliate of our sponsor were subsequently transferred to our sponsor. In November 2020, our sponsor transferred 6,469 alignment shares to each of our independent directors resulting in our sponsor holding 2,561,624 alignment shares. Prior to the initial investment in the company of $25,000 by our initial stockholders for the alignment shares, the company had no assets, tangible or intangible. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Each of our sponsor and the foundation is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.
Our sponsor and certain Directors of the Company have committed, pursuant to a written agreement, to purchase an aggregate of 11,333,333 private placement warrants (or 12,333,333 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant ($17,000,000 in the aggregate or $18,500,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.
Item 16.   Exhibits and Financial Statement Schedules.
(a)
The Exhibit Index is incorporated herein by reference.

Item 17.   Undertakings.
(i)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(ii)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(iii)   The undersigned registrant hereby undertakes that:
1.   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	By Laws.*
3.4	Form of Amended and Restated By Laws.*
4.1	Specimen SAIL SM Securities Certificate.*
4.2	Specimen Class A Common Stock.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Kirkland & Ellis LLP.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Stockholder Rights Agreement among the Registrant, the Sponsor, the Foundation and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*
10.6	Promissory Note, dated as of September 24, 2020, between the Registrant and the Sponsor.*
10.7	Securities Subscription Agreement, dated September 24, 2020, between the Registrant and the Sponsor.*
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each Director and Executive Officer of the Registrant.*
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*
24	Power of Attorney (included on signature page to the initial filing of the Registration Statement).*

*
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Massachusetts, on the 9th day of November 2020.
HEALTH ASSURANCE ACQUISITION CORP.
By:
/s/ Hemant Teneja

Name: Hemant Taneja
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Hemant Taneja Hemant Taneja	Chairman and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	November 9, 2020
/s/ Quentin Clark Quentin Clark	Director	November 9, 2020
/s/ Stephen K. Klasko, MD, MBA Stephen K. Klasko, MD, MBA	Director	November 9, 2020
/s/ Anita V. Pramoda Anita V. Pramoda	Director	November 9, 2020
/s/ Jennifer Schneider, MD Jennifer Schneider, MD	Director	November 9, 2020
/s/ Glen Tullman Glen Tullman	Director	November 9, 2020